     As filed with the Securities and Exchange Commission on April 29, 2002
                                                      Registration No. 333-87663
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -----------------------
                         Post-Effective Amendment No. 2

                                     to the

                                    FORM S-1

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                            -----------------------

                              Salomon Smith Barney

                       Diversified 2000 Futures Fund L.P.
    (Exact name of registrant as specified in limited partnership agreement)

       New York                       6799                         13-4077759
(State of organization)     (Primary Standard Industrial         (I.R.S. Employer
                             classification Code Number)        Identification No.)

                       SMITH BARNEY FUTURES MANAGEMENT LLC
                                 General Partner
                              388 Greenwich Street
                            New York, New York 10013
          (Address and telephone number of principal executive office)

                            -----------------------
                             EMILY M. ZEIGLER, ESQ.
                            WILLKIE FARR & GALLAGHER
                               787 Seventh Avenue
                          New York, New York 10019-6099
                                 (212) 728-8000

           (Name, address, and telephone number,of agent for service)

                            -----------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under
------------------------------------------------------------------------------
the Securities Act, check the following box and list the Securities Act
-----------------------------------------------------------------------
registration statement number of the earlier effective registration statement
-----------------------------------------------------------------------------
for the same offering. [_]
----------------------

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                            -----------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the
                                  --------------------------------------
Securities Act of 1933 or until this Registration Statement shall become
------------------------------------------------------------------------
effective on such date as the Commission, acting pursuant to said Section 8(a),
---------
may determine.

================================================================================

             SALOMON SMITH BARNEY DIVERSIFIED 2000 FUTURES FUND L.P.

                              Cross Reference Sheet

                  Item Number and Caption                                     Heading in Prospectus
                  -----------------------                                     ---------------------
1.        Forepart of the Registration
          Statement and Outside
          Front Cover of Prospectus                                Cover Page

2.        Inside Front and Outside Back                            Table of Contents; Outside
          Cover Pages of Prospectus                                Back Cover Page

3.        Summary Information, Risk Factors and Ratio of
          Earnings to Fixed Charges                                Summary of the Prospectus;
                                                                   The Risks You Face

4.        Use of Proceeds                                          Use of Proceeds

5.        Determination of Offering Price                          Cover Page; Investing in the Fund

6.        Dilution                                                 *

7.        Selling Security Holders                                 *

8.        Plan of Distribution                                     Investing in the Fund

9.        Description of Securities to be Registered               Cover Page; Redemptions; The Limited Partnership
                                                                   Agreement

10.       Interests of Named Experts and Counsel                   Legal Matters

11.       Information With Respect to the Registrant               Summary of the Prospectus;
                                                                   The Risks You Face;
                                                                   Commodity Markets;
                                                                   Trading Policies;
                                                                   Financial Statements;
                                                                   The General Partner;
                                                                   The Advisors;
                                                                   Conflicts of Interest;
                                                                   Fees and Expenses of the Fund;
                                                                   The Limited Partnership Agreement

12.       Disclosure of Commission Position on                     The Limited Partnership Agreement
          Indemnification for Securities Act Liability

-------------------------------
*Not applicable

                          PART ONE: DISCLOSURE DOCUMENT

                  150,000 Units of Limited Partnership Interest

                              SALOMON SMITH BARNEY

                       DIVERSIFIED 2000 FUTURES FUND L.P.

                                 ---------------

The Fund

Salomon Smith Barney Diversified 2000 Futures Fund L.P. is a limited partnership that speculatively trades commodity interests including futures, options on futures and forward contracts.

The Fund's general partner, Smith Barney Futures Management LLC, allocates the Fund's assets to professional commodity trading advisors. The Fund's current advisors are Aspect Capital Limited, Beacon Management Corporation, Campbell & Company, Inc. and Graham Capital Management. Beacon Management Corporation and Campbell & Company, Inc. have been advisors of the Fund since its inception while Graham Capital Management, L.P., and Aspect Capital Limited have advised the Fund since March 1, 2001 and January 4, 2002, respectively.

The Fund began trading on June 1, 2000 with net assets of $16,209,000. As of January 31, 2002, net assets of the Fund totaled approximately $72,322,000 million.

The Offering


Salomon Smith Barney Inc. is the selling agent. It is not required to sell any specific number of units but will use its best efforts to sell the units offered. The maximum number of units that the Fund is authorized to sell is 150,000. As of the date of this prospectus approximately 47,000 units are available for sale. No underwriting commissions are charged. Salomon Smith Barney may pay underwriting commissions out of its own funds of up to $50 per unit.

Units are continuously offered. Subscription funds will be held on your behalf in a bank account until they are returned to you or invested in the Fund.

Minimum Investment

                      First time              Employee benefit
                      investors:              plans
                      $5,000 for initial      including Individual
                      investments             Retirement Accounts:
                      $1,000 or more for      $2,000 for initial
                      additional investments  investments
                                              $1,000 or more for
                                              additional investments

The Risks


These are speculative securities. Before you decide to invest, read this entire prospectus carefully and consider "The Risks You Face" on page 7.


..    The Fund is speculative and its performance may be volatile. Commodity interest trading is highly leveraged.

..    You could lose all of your investment in the Fund.

..    Substantial expenses may not be offset by trading profits and interest income. At its January 31, 2002 approximate size of $72 million, the Fund must generate trading profits of 7.50% per year to break even.

..    Your ability to redeem units is limited and no market exists for the units.
     You may only redeem units after an initial three month holding period and then only on a monthly basis.

                                 ---------------

You are required to make representations and warranties in connection with this investment. You are encouraged to discuss the investment with your individual financial, legal and tax advisors.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

                                 ---------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

                                 ---------------

        Salomon Smith Barney Inc.    Smith Barney Futures Management LLC
              Selling Agent          General Partner

      The date of this Prospectus and Disclosure Document is April 30, 2002

                     COMMODITIES FUTURES TRADING COMMISSION
                            RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED BY THIS POOL AT PAGE 16 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 19.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 7-12.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                                 ---------------

                       SMITH BARNEY FUTURES MANAGEMENT LLC
                                 General Partner
                              388 Greenwich Street
                            New York, New York 10013
                                 (212) 723-5424

                                TABLE OF CONTENTS


                                                     Page
                                                     ----
         PART ONE-- DISCLOSURE DOCUMENT
         Summary of the Prospectus..............        1
           Investing in the Fund................        2
           Summary of Risks You Should
              Consider Before Investing in
              the Fund..........................        3
           Investment Factors You Should
              Consider Before Investing in
              the Fund..........................        4
           General Partner......................        4
           Trading Advisors for the Fund........        4
           Fees and Expenses of the Fund........        5
           Breakeven Threshold..................        6
           Redemptions..........................        6
           An investment in the Fund should
              be considered at least a two
              year commitment...................        6
           Distributions........................        6
           Federal Income Tax Aspects...........        7
         The Risks You Face.....................        7
           Commodity Trading Risks..............        7
              You may lose all of your
                 investment.....................        7
              As a result of leverage, small
                 changes in the price of the
                 Fund's positions may result
                 in major losses................        7
              Investing in units might not
                 provide the desired
                 diversification of your
                 overall portfolio..............        7
              Illiquid markets could make it
                 impossible for the Fund's
                 advisors to realize profits
                 or limit losses................        8
              Foreign exchanges are less
                 regulated than U.S. markets
                 and trading is subject to
                 exchange rate, market
                 practice and political
                 risks..........................        8
              Forward foreign currency and
                 spot contracts are not
                 regulated and are subject to
                 credit risk....................        9
              Purchasing and writing options
                 could result in trading
                 losses.........................        9
              Swaps are subject to credit
                 risks..........................        9
         Trading Advisor Risks..................        9
           Past performance is no assurance
              of future results.................        9
           Descriptions of advisors'
              strategies may not be
              applicable in the future..........        9
           Speculative position and trading
              limits may reduce
              profitability.....................       10
           Fund performance may be hindered
              by increased competition for
              positions.........................       10
           You will not have access to the
              Fund's positions and must rely
              on the general partner to
              monitor the advisors..............       10
         Fund Structure and Organization
           Risks................................       10
           The Fund will pay substantial fees
              and expenses regardless of
              profitability.....................       10
           Conflicts of interest exist..........       10
           Your ability to redeem or transfer
              units is limited..................       11
           You will not participate in
              management of the Fund's
              business..........................       11
           Expiration or termination of
              management agreements with the
              advisors could increase fees
              paid to advisors..................       11
           The Fund may terminate before you
              achieve your investment
              objective.........................       11
           The offering of units has not been
              subject to independent review
              or review on your behalf..........       11
           You cannot determine the expected
              results of this Fund from the
              performance history of other
              funds operated by the general
              partner...........................       11
         Tax and Other Regulatory Risks.........       11
           Your tax liability may exceed cash
              distributions.....................       11
           You could owe tax on your share of
              the Fund's ordinary income
              despite overall losses............       12
           Non-U.S. investors may face
              exchange risk and local tax
              consequences......................       12
           You will not have the protections
              provided to regulated mutual
              funds.............................       12
           Deregistration of the commodity
              pool operators and commodity
              trading advisors could disrupt
              operations........................       12
           Regulatory changes could restrict
              the Fund's operations.............       12
         Potential Benefits of Investing in
           Salomon Smith Barney Diversified
           2000.................................       12
         Conflicts of Interest..................       14
           Relationship Between the General
              Partner, the Commodity
              Broker and its Affiliates.........       14
           Accounts of Salomon Smith Barney,
              the General Partner and Their
              Affiliates........................       14
           Control of Other Accounts by the
              Advisors..........................       15
           Other Activities of Salomon Smith
              Barney............................       15
         Fees and Expenses of the Fund..........       16
           Discussion of Fees...................       16
           Advisors.............................       16
           Commodity Broker.....................       17
           Other................................       18

           Caps on Fees.........................       18
           Break-even Analysis..................       19
         Trading Policies.......................       19
         The General Partner....................       20
           Background...........................       20
           Principals...........................       20
           Legal Actions........................       21
           Investment by General Partner........       21
           Business and Practices of General
              Partner...........................       21
           Duties of the General Partner........       22
           Performance History of the Fund......       22
           Other Pools Operated by the
              General Partner...................       22
         The Advisors...........................       27
           Sectors and Contracts Traded by
              Advisors..........................       27
           Advisor Descriptions.................       30
           Aspect Capital Limited...............       30
           Beacon Management Corporation........       41
           Campbell & Company, Inc..............       49
           Graham Capital Management,
              L.P...............................       59
           Management Agreements................       69
         The Commodity Broker...................       70
           Brokerage Agreement..................       70
           Litigation...........................       71
         Use of Proceeds........................       72
           Commodity Trading Accounts...........       72
           Interest Income......................       72
         Investing in the Fund..................       73
           The Offering.........................       73
           Who May Invest.......................       73
           How to Invest........................       73
           Subscription Account Arrangements....       74
           Rejection or Revocation of
              Subscriptions.....................       74
         ERISA Considerations...................       74
           General..............................       74
           Special Investment
              Consideration.....................       74
           The Fund Should Not Be Deemed to
              Hold "Plan Assets"................       74
           Ineligible Purchasers................       75
         How to Redeem Units....................       75
         Federal Income Tax Aspects.............       76
           The Fund's Partnership Tax
              Status............................       76
           Taxation of Limited Partners on
              Profits and Losses of the
              Fund..............................       76
           Fund Losses by Limited Partners......       76
           "Passive-Activity Loss Rules" and
              Their Effect on the Treatment
              of Income and Loss................       76
           Cash Distributions and Unit
              Redemptions.......................       76
           Gain or Loss on Section 1256
              Contracts and Non-Section 1256
              Contracts.........................       76
           Swap Payments........................       76
           Tax on Capital Gains and Losses......       77
           Limited Deductions for Certain
              Expenses..........................       77
           Interest Income......................       77
           Syndication Fees.....................       77
           Investment Interest Deductibility
              Limitations.......................       77
           IRS Audits of the Fund and its
              Limited Partners..................       77
           State and Other Taxes................       78
           Broker Reporting and Backup
              Withholding.......................       78
           Exempt Organizations.................       78
         The Limited Partnership Agreement......       78

           Organization and Limited
              Liability.........................       78
           Management of Partnership
              Affairs...........................       78
           Fiduciary Responsibility of the
              General Partner...................       78
           Sharing of Profits and Losses........       79
           Additional Partners..................       79
           Restrictions on Transfer or
              Assignment........................       79
           Dissolution and Termination of the
              Fund..............................       79
           Removal or Admission of General
              Partner...........................       80
           Amendments and Meetings..............       80
           Reports to Limited Partners..........       80
           Indemnification of the General
              Partner...........................       80
           Enforcing Your Rights as a Limited
              Partner...........................       81
         Your Privacy at Smith Barney Futures
              Management LLC....................       81
         Legal Matters..........................       82
         Experts................................       82
         Financial Statements of the Fund.......       84
         Management's Discussion and Analysis
           of Financial Condition and Results
           of Operations........................       92
         Statement of Financial Condition of
           the General Partner..................       99
         Summary Financial Information of
           Salomon Smith Barney Holdings Inc.
           and Salomon Smith Barney Inc. and
           Subsidiaries.........................      103
         PART TWO-- STATEMENT OF
           ADDITIONAL INFORMATION
         Diversifying Your Portfolio With
           Managed Futures......................      106
         Individual Advisor Performance.........      110
         Commodity Markets......................      113
         Glossary...............................      116
         Limited Partnership Agreement--
           Exhibit A............................      A-1
         Subscription Agreement-- Exhibit
           B....................................      B-1
         Suitability Requirements--Exhibit
           C....................................      C-1
         Subscription Agreement--Execution
           Copy.................................     Back
                                                    Cover

             SALOMON SMITH BARNEY DIVERSIFIED 2000 FUTURES FUND L.P.
                      Structure and Principal Participants

                 [STRUCTURE AND PRINCIPAL PARTICIPANTS GRAPHIC]
----------


(1) The commodity pools currently operated or managed by the general partner appear on page 22. The general partner performs the same administrative functions for all the pools it operates or manages.


                            SUMMARY OF THE PROSPECTUS

Salomon Smith Barney Diversified 2000 Futures Fund L.P. aims to achieve substantial capital appreciation and permit you to diversify a traditionally structured stock and bond portfolio.

Diversification of a portfolio with an investment that produces independent, positive results tends to improve the overall return of the portfolio while reducing its volatility.

The Fund attempts to accomplish its objectives through speculative trading in U.S. and international markets for currencies, interest rates, stock indices, agricultural and energy products and precious and base metals. The Fund may employ, and options on futures and forward contracts in those markets.


Futures contracts are contracts made on a commodity exchange which provide generally for the future delivery of various agricultural commodities, industrial commodities, foreign currencies or financial instruments in standard amounts at a specified date, time and place.

Options are contracts giving the purchaser the right, as opposed to the obligation, to acquire or to dispose of the commodity or commodity futures contract underlying the option. Options may be traded on exchanges or privately negotiated. The Fund will trade only exchange-traded options.

Forward contracts are contracts for the purchase and sale of a commodity for delivery at a future date. Forward contracts are not traded on an exchange and contain terms and conditions specifically negotiated by the parties. The Fund enters into forward contracts on foreign currencies.

The Fund may also engage in trading in spot and swap contracts. Spot contracts are cash market transactions in which the buyer and seller agree to the immediate purchase and sale of a specific commodity, usually with a two-day settlement. Swap contracts generally involve an exchange of a stream of payments between the contracting parties. Swap and spot contracts are not uniform and are not exchange-traded.

The markets and contracts traded by the Fund are referred to collectively as "commodity interests" in this document.


Smith Barney Futures Management LLC is the Fund's general partner. Aspect Capital Limited, Beacon Management Corporation, Campbell & Company, Inc. and Graham Capital Management, L.P. are its current trading advisors. All of the Fund's assets are deposited with Salomon Smith Barney, the Fund's commodity broker.


The Fund's address is: c/o Smith Barney Futures Management LLC, 388 Greenwich Street, New York, New York 10013.

The Commodity Futures Trading Commission, the U.S. government agency that regulates the futures markets, and the National Futures Association, a self-regulatory membership organization, are referred to throughout this document as "CFTC" and "NFA."

Investing in the Fund

Investment Minimums

The minimum initial investment is $5,000, unless you are investing for an IRA or other employee benefit plan account, in which case the minimum is $2,000. Investments above the minimum and subsequent investments must be in $1,000 increments.

Is an investment in the Fund suitable for you?

You should consider investing in the Fund if you are interested in its potential to produce, over the long-term, returns that are generally independent of the returns of stocks and bonds and you are prepared to risk the loss of all of your investment.

An investment in the Fund is speculative and involves a high degree of risk. The Fund is not a complete investment nor is it suitable for all investors. The Fund is not suitable for investors seeking consistent returns, income, or tax benefits.

The Fund is offered as a diversification opportunity for an investor's entire portfolio and therefore an investment in the Fund should represent only a limited portion of an investor's overall portfolio.

At a minimum you must have:

1) a net worth of at least $150,000, exclusive of home, furnishings and automobiles; or

2) a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000.

A number of states in which the units are offered impose higher minimum financial standards on prospective investors. These standards are, in each case, only regulatory minimums. Merely because you meet the standards does not mean the investment is suitable for you. See Exhibit C for suitability requirements.

Your Salomon Smith Barney financial consultant can assist you in deciding whether an investment in the Fund is suitable for you.

How to Invest

    - Read this prospectus carefully and discuss with your financial consultant any questions you have about the Fund.

    - If you decide to invest, please complete and sign the subscription agreement on the last page.


    - The Fund accepts subscriptions monthly during the continuous offering. The offering can be terminated by the general partner at any time. Your subscription amount will be held on your behalf in an escrow account at a bank until it is returned to you or invested in the Fund.


    - During the continuous offering, you may buy units and partial units at the beginning of any month in which units are offered. The number of units you receive will be based on the net asset value of the units on the purchase date. The net asset value per unit is determined by dividing the total net asset value of the Fund by the number of units issued. Net asset value is all of the Fund's assets including the market value of commodity interest contracts less brokerage and advisory fees and all other liabilities of the Fund except any accrued liability for organizational and offering expenses of the initial offering period. You must submit your signed subscription agreement at least five days before the end of the prior month.

    - You must have a Salomon Smith Barney customer securities account to buy units.


    - Interest earned while subscriptions are in the subscription account will be credited to your Salomon Smith Barney securities account.


Summary of Risks You Should Consider Before Investing in the Fund

Investment in the Fund is speculative and involves a high degree of risk. You should be aware of the following risks:


    - The trading of commodity interests is speculative, volatile and involves a high degree of leverage. You could lose all of your investment.


    - The Fund will not provide any benefit of diversification of your overall portfolio unless it is profitable and produces returns that are independent from stock and bond market returns.

    - The advisors' trading strategies may not perform as they have performed in the past. The advisors have from time to time incurred substantial losses in trading on behalf of clients.

    - Regardless of trading performance, the Fund will incur fees and expenses, including brokerage and management fees. Substantial incentive fees may be paid to one or more trading advisors even if the Fund experiences a net loss for the full year.

    - Your ability to redeem units is limited and no market exists for the units. You may only redeem units after an initial three month holding period and then only on a monthly basis.

    - The Fund is subject to numerous conflicts of interest including those that arise from the facts that

    1)  the general partner and commodity broker are affiliates;

    2) each of the trading advisors, the commodity broker and their principals and affiliates may trade in commodity interests for their own accounts; and

    3) your Salomon Smith Barney financial consultant will receive ongoing compensation for providing services to your account.


     See pages 7 through 12 for a complete description of risks of this investment.

Investment Factors You Should Consider Before Investing in the Fund


    - The Fund trades a diversified portfolio of commodity interests in U.S. and international markets for currencies, interest rates, stock indices, agricultural and energy products and precious and base metals.


    - The general partner has selected multiple advisors who use proprietary trading systems for the Fund in an attempt to make profits and protect against losses.

    - The Fund may diversify a stock and bond portfolio by producing positive returns that are independent of stock and bond markets. The Fund may produce independent returns due to its trading in global futures markets and the ability of its advisors to take both long and short positions with equal ease. The potential result would be to improve the return of the overall portfolio and lower its volatility.

    - As an investor in the Fund you will have the advantage of highly leveraged trading in a limited liability structure which ensures that you will not be individually subject to margin calls or demands for cash with respect to the Fund's account. While it is possible in theory to lose your entire investment, the general partner has more than 20 years of experience in managing commodity pools and carefully monitors pre-established loss limits for each pool. Therefore, absent a catastrophic event, it is extremely unlikely for the Fund's assets (or yours) to be entirely depleted.


    - Salomon Smith Barney will pay the Fund interest on 80% of the average daily balance maintained in cash in the Fund's commodity trading accounts at the 30-day U.S. Treasury bill rate and/or will place up to all of the Fund's assets in 90-day Treasury bills and pay the Fund 80% of the interest earned on the Treasury bills purchased. Other commodity funds typically also earn interest on cash balances. Small individual commodity trading accounts often do not earn interest.


    - The Fund provides you with services designed to simplify the administrative details involved in engaging directly in commodity interest transactions, such as posting margin (the good faith deposit needed to maintain a futures contract position) and responding to margin calls (requests from the commodity broker for additional margin amounts), monitoring positions and tracking performance daily.

General Partner


Smith Barney Futures Management LLC manages the Fund, including selecting, monitoring and terminating advisors and allocating assets among them. In making allocations, the general partner considers past performance, trading style, volatility, markets traded and fee requirements. The general partner and its predecessor firms were incorporated in 1979 and have sponsored or supervised cumulative assets of over $2 billion in the past 20 years. As of January 31, 2002, the general partner acted as general partner or trading manager to 21 other active public, private and offshore pools with assets of approximately $770 million.


Trading Advisors for the Fund

The Fund currently employs Aspect, Beacon, Campbell and Graham to trade the Fund's assets. Each of the advisors has developed and employs proprietary strategies. Each advisor's objective is to attempt to participate in major increases or decreases in prices, which are also referred to as price trends. Bridgewater Associates, Inc. and Rabar Market Research, Inc. traded on behalf of the Fund from inception through February 28, 2001 and December 31, 2001, respectively.

Aspect, Beacon, Campbell and Graham will generally use computerized, trend-following trading strategies based on technical, rather than fundamental, analysis of market prices.

Technical analysis focuses primarily on statistical research of past market prices. Trend-following uses mathematical models that generate trading signals based on the technical analysis of past market prices. Fundamental analysis applies the theory that prices are primarily determined by the economic forces of supply and demand.

Aspect Capital Limited


Aspect Capital Limited has been operating its trading systems since December 1998. Aspect trades its Diversified Program on behalf of the Fund. Aspect analyzes correlations among markets and closely monitors liquidity. The Diversified Program continuously monitors price movements in over 85 global markets in currencies, energy, metals, stock indices, bonds, agricultural commodities and interest rates.

The program began trading in December 1998. As of January 31, 2002, Aspect managed approximately $511 million in the Diversified Program and approximately $588 million in total futures trading related assets. Aspect's allocation of the Fund's assets as of January 31, 2002 was approximately 21%. Aspect began trading for the Fund on January 4, 2002.


Beacon Management Corporation


Beacon Management Corporation has been operating its trading systems since July 1980. Beacon trades its Meka Program on behalf of the Fund. The Meka Program aggressively invests a broadly diversified portfolio using proprietary, computerized trend-following systems and portfolio allocation software. The Meka Program includes trading in U.S. and international interest rate contracts, foreign currencies, stock market indices, agricultural and energy products, and precious and base metals. The Meka Program began trading client assets in 1995. As of January 31, 2002, Beacon managed approximately $130 million (including notional funds) in all of its Meka Programs. Beacon's allocation of the Fund's assets as of January 31, 2002 was approximately 18%.


Campbell & Company, Inc.


Campbell & Company, Inc. has been operating its trading systems since 1972. Campbell uses a computerized, technical, trend-following approach combined with risk management and portfolio management principles. Campbell currently uses its Financial, Metals and Energy Small Portfolio (accounts greater than $5 million) in trading the Fund's assets. Since Campbell's allocation of the Fund assets currently exceeds $10 million, Campbell may, with the approval of the general partner, trade its Financial Metal & Energy Large Portfolio on behalf of the Fund. The Large Portfolio program trades the same contracts as the Small Portfolio, however, it adds certain forward foreign currency contracts that do not have futures equivalents. The FME Small and Large Portfolios concentrate trading in U.S. and international interest rate contracts, foreign currencies, and stock market indices with a secondary emphasis on energy products and precious and base metals.

As of January 31, 2002, Campbell managed approximately $124 million (including notional funds) in the FME Small Portfolio (accounts greater than $5 million), $2.5 billion (including notional funds) in the FME Large Portfolio and $2.8 billion (including notional funds) in total assets. Campbell's allocation of the Fund's assets as of January 31, 2002 was approximately 30%.



Graham Capital Management, L.P.


Graham Capital Management, L.P. became registered as a CTA and a commodity pool operator in July 1994. Graham trades its Global Diversified Program at 150% Leverage for the Fund. The strategies utilized are systematic and primarily long-term in nature and are intended to exploit directional moves in over 70 markets over time, with an acceptable degree of risk and volatility. The Program trades in financials including currencies, interest rates and stock indices and nonfinancials including energy, metals and agricultural products. As of January 31, 2002, Graham managed approximately $131 million in its Global Diversified Program at 150% Leverage and approximately $1 billion in total assets.


Graham's allocation of the Fund's assets as of January 31, 2002 was approximately 31%. Graham began trading for the Fund on March 1, 2001.


                          Fees and Expenses of the Fund

The Fund will pay substantial fees and expenses that must be offset by trading gains and interest income in order to avoid depletion of the Fund's assets.

            Type of Fee or Expense                         Amount
          ---------------------------           --------------------------------
       Advisory Fees
            Management fees                     1.25% to 2% per year of
                                                allocated net assets payable
                                                monthly to each advisor.


            Annual incentive fees               20% of new trading profits
                                                earned by each advisor for the
                                                Fund in each year, which are
                                                trading profits net of expenses,
                                                other than organizational,
                                                offering and/or operating
                                                expenses for certain advisors.

          Trading Fees
            Brokerage fee                       5.4% per year of net assets
                                                payable monthly (0.45% per
                                                month) to Salomon Smith Barney.

            Transaction fees                    Actual transaction fees
                                                estimated at 0.8% of net assets
                                                per year (includes floor
                                                brokerage, NFA, exchange,
                                                clearing and give-up fees).

          Other Operating Expenses
            Reimbursement of offering and       Actual expenses of approximately
            organizational expenses of the      $750,000 together with interest
            initial offering period             reimbursed to Salomon Smith
                                                Barney in 24 equal monthly
                                                installments. As of January 31,
                                                2002, approximately $131,000
                                                remained to be amortized and
                                                will be fully amortized by
                                                May 31, 2002.

       Expenses of the continuous            Actual expenses estimated at
          offering $300,000 per year. At the Fund's current approximate size of $72 million, this would equal 0.42% of the Fund's net assets; at a Fund size of $150 million, this would equal 0.2% of net assets.

          Ongoing expenses: periodic legal,     Actual expenses estimated at
          accounting, filing and reporting      $150,000 per year. At the Fund's
          fees                                  current approximate size of $72
                                                million, this would equal 0.21%
                                                of the Fund's net assets; at a
                                                Fund size of $150 million, this
                                                would equal 0.1% of net assets.

                                 ---------------

Breakeven Threshold


At the Fund's January 31, 2002 approximate size of $72 million, an investment of $5,000 must earn profits of $375.34 in order to "break even" at the end of one year of trading.


Redemptions

You may redeem your units as of the end of any month after a three month initial holding period. You must give notice to the general partner at least 10 days before the end of the month in which you wish to redeem. Because the net asset value of your units can vary significantly from day to day, you cannot know the redemption value of your investment at the time you submit your request to redeem. The Fund will not redeem, or may delay redemption of units, if the Fund does not have enough cash available to pay the redemption or if a limited partner would own fewer than three units after redemption.

An investment in the Fund should be considered at least a two year commitment

The market conditions in which the Fund has the best opportunity to recognize significant profits occur infrequently. Therefore, you should plan to hold units for long enough to have a realistic opportunity for a number of sustained price movements to develop. The general partner believes you should consider your investment in units to be at least a two year commitment.

Distributions

The general partner does not currently intend to make any distributions.

The Fund does not pay dividends. If the Fund is profitable, you will earn money on your investment through appreciation in the value of your units.

Federal Income Tax Aspects

If you are a U.S. taxpayer, you will be taxed each year on interest income earned and any gains recognized by the Fund. Because the general partner does not intend to make distributions, you will not have cash income from the Fund to pay your taxes unless you redeem units.

                               THE RISKS YOU FACE

Investment in the Fund is speculative. The Fund's performance may be volatile. You should not invest in units unless you can afford to lose all of your investment.

Commodity Trading Risks

You may lose all of your investment.

Commodity markets are highly volatile and can be without sustained movements of prices in one direction, up or down, for extended periods. Such movements may be referred to as trends. The profitability of the Fund will depend to a great extent on

    - the periodic occurrence of sustained price movements of at least some of the contracts traded by the Fund's advisors;

    -   the ability of the advisors to analyze the commodity markets; and

    - the ability of the advisors to enter a market while a trend in one direction exists and exit that market with a profit.

Participation in a market that is either volatile or trendless could produce substantial losses for the Fund. Failure of the advisors to identify trends or to exit a market position after a trend matures could also produce substantial losses. The result of these conditions or failures could be the loss of all of your investment.

As a result of leverage, small changes in the price of the Fund's positions may result in major losses.

Good faith or margin deposits normally required in commodity futures trading may range from 1% to 25% of the face value of the contract. Based on the Fund's advisors' trading strategies, the Fund could take positions with a face value of up to 5 to 10 times the value of the Fund's total equity. As a result of this leverage, a small change in the market price of a contract can produce major losses for the Fund.

Investing in units might not provide the desired diversification of your overall portfolio.

One of the objectives of the Fund is to add an element of diversification to a traditional stock and bond portfolio. Studies show that diversifying a portfolio with investments that produce independent, positive results tends to improve the overall return of the portfolio while reducing its volatility. Even if an investment in the Fund reduces your portfolio's volatility, the overall performance of your portfolio may be negative or flat.

While the Fund's performance may be largely independent of the general stock and bond markets, there is no assurance that it will be consistently independent or non-correlated. An investment in the Fund could increase rather than reduce overall portfolio losses during periods when the Fund as well as stocks and bonds decline in value. There is no way of predicting whether the Fund will lose more or less than stocks and bonds in declining markets.

Moreover, investors' existing portfolios and individual risk tolerances may differ so that the result of non-independent performance and/or negative performance on individual portfolios will vary.

You must not consider the Fund to be a hedge against losses in your core stock and bond portfolios. You should consider whether diversification in itself or the diversification provided by the Fund is worthwhile even if the Fund is profitable.

Illiquid markets could make it impossible for the Fund's advisors to realize profits or limit losses.

When the volume of buy and sell orders in a market is small relative to the size of an order that an advisor wants to execute for the Fund, it is more difficult to execute the order at the desired price or to quickly exit a losing position. Despite the availability of trade information and price quotes, the Fund's advisors may not be able to execute trades at or near quoted prices in low volume markets. This applies to both exchange-traded and non-exchange-traded contracts. Although the Fund's advisors will generally purchase and sell actively traded contracts, we cannot assure you that orders will be executed at or near the desired price.

Factors that can contribute to market illiquidity for exchange-traded contracts include

    -   exchange-imposed price fluctuation limits;

    - limits on the number of contracts speculative traders may hold in most physical commodity markets; and

    -   market disruptions.

The general partner expects that non-exchange traded contracts will be traded for commodity interests for which there is generally a liquid underlying market. Such markets, however, may experience periods of illiquidity and are also subject to market disruptions.

Since the Fund's advisors already manage sizable assets in the commodity markets, it is probable that the Fund will encounter illiquid situations. It is impossible to quantify the frequency or magnitude of these risks, however, especially because the conditions often occur unexpectedly.

Foreign exchanges are less regulated than U.S. markets and trading is subject to exchange rate, market practice and political risks.

The Fund may trade in commodity contracts on exchanges located outside the U.S. Five to 15 percent of the Fund's assets may be used to margin positions traded on non-U.S. exchanges at any point in time.

Commodity exchanges and commodity futures and options trading in the United States are subject to regulation under the Commodity Exchange Act by the CFTC. The function of the CFTC is to enforce the objectives of the Commodity Exchange Act which are to prevent price manipulation and excessive speculation and promote orderly and efficient commodity futures and options markets. Although the CFTC permits U.S. persons to trade futures and options on futures on non-U.S. exchanges, non-U.S. exchanges are not regulated by the CFTC. Therefore, the Fund will not receive any benefit of U.S. government regulation for these trading activities.

Trading on foreign exchanges involves some risks that trading on U.S. exchanges does not, such as

    -   lack of investor protection regulation

    The rights of the Fund in the event of the insolvency or bankruptcy of a non- U.S. market or broker are likely to differ from rights that the Fund would have in the U.S. and these rights may be more limited than in the case of failures of U.S. markets or brokers.

    -   possible governmental intervention

    A foreign government might halt trading in a market and/or take possession of the Fund's assets maintained in its country in which case the assets may never be recovered. The general partner might have little or no notice that such events were happening. In such circumstances, the general partner may not be able to obtain the Fund's assets.

    -   relatively new markets

    Some foreign exchanges on which the Fund trades may be in developmental stages so that prior price histories may not be indicative of current price patterns.

    -   exchange-rate exposure

    The Fund is valued in U.S. dollars. Contracts on foreign exchanges are usually traded in the local currency. The Fund's assets held in connection with contracts priced and settled in a foreign currency may be held in a foreign depository in accounts denominated in a foreign currency. Changes in the value of the local currency relative to the U.S. dollar could cause losses to the Fund even if the contract traded is profitable.

Forward foreign currency and spot contracts are not regulated and are subject to credit risk.

The Fund trades forward contracts in foreign currencies with regulated institutions such as Salomon Smith Barney (or an affiliate) as counterparty, and may engage in spot commodity transactions (transactions in physical commodities). These contracts, unlike futures contracts and options on futures, are not regulated by the CFTC. Therefore, the Fund does not receive any benefit of CFTC regulation for these trading activities.

Furthermore, these transactions are not exchange-traded so that no clearinghouse or exchange stands ready to meet the obligations of the contract. Thus, the Fund faces the risk that its counterparties may not perform their obligations. This risk may cause some or all of the Fund's gains to be unrealized.

Purchasing and writing options could result in trading losses.


The Fund may trade in exchange-traded commodity options. Specific market movements of the commodities or futures contracts underlying an option cannot accurately be predicted. The purchaser of an option may lose the entire premium paid for the option. The writer, or seller, of an option has unlimited risk. An option writer collects a premium and risks losing the difference between the premium received and the price it would have to pay to obtain the underlying commodity or futures contract if the option buyer exercises its option. The advisors currently do not trade on options extensively in this Fund, but may do so in the future.


Swaps are subject to credit risks.


The Fund may engage in swap transactions in energy, agricultural and base and precious metal products, currencies and interest rates. Unlike futures and options on futures contracts and commodities, swap contracts are not traded on or cleared by an exchange or clearinghouse. Like forward foreign currency and spot contracts, the Fund will be subject to the risk of counterparty default on its swaps. Since swaps do not generally involve the delivery of underlying assets or principal, any loss would be limited to the net amount of payments required by contract. In some swap transactions, the counterparty may require the Fund to deposit collateral to support the Fund's obligation under the swap agreement. If the counterparty to such a swap defaults, the Fund would lose the net amount of payments that the Fund is contractually entitled to receive and could lose, in addition, any collateral deposits made with the counterparty.


See "Commodity Markets" in Part Two of this document for additional information.

Trading Advisor Risks

Past performance is no assurance of future results.

The current advisors base their trading decisions on technical analysis of market prices. Future advisors to the Fund may employ fundamental analysis of a variety of economic, political and financial factors. Neither technical nor fundamental analysis takes into account unanticipated world events that may cause losses to the Fund. In addition, the Fund's advisors may alter their strategies from time to time. Therefore, their performance results in the future may materially differ from their prior trading records. The addition of the Fund's account may also substantially increase the total amount of assets each advisor manages. Somewhat different trading strategies may be required for accounts of differing sizes or trading objectives. In any event, past performance does not assure future results.

Descriptions of advisors' strategies may not be applicable in the future.

Any advisor may make material changes to the trading strategy it uses in trading the Fund's account with the consent of the general partner, who has the sole authority to authorize any material changes. If this happens, the descriptions in this document would no longer be useful. The general partner does not anticipate that this will occur frequently, if at all. You will be informed of any changes to an advisor's strategy that the general partner deems to be material, however, you may not be notified until after a change occurs.

Non-material changes may be made by the advisors without the consent of the general partner. These changes may nevertheless affect the Fund's performance.

Speculative position and trading limits may reduce profitability.

The CFTC and U.S. exchanges have established "speculative position limits" on the maximum net long or net short position which any person may hold or control in particular futures and options on futures. Most exchanges also limit the amount of fluctuation in commodity futures contract prices on a single trading day. Each advisor believes that established speculative position and trading limits will not adversely affect its trading for the Fund. The trading instructions of an advisor, however, may have to be modified, and positions held by the Fund may have to be liquidated in order to avoid exceeding these limits. Such modification or liquidation could adversely affect the operations and profitability of the Fund by increasing transaction costs to liquidate positions and limiting potential profits on the liquidated positions.

Fund performance may be hindered by increased competition for positions.


Assets in managed futures have grown from an estimated $500 million in 1980 to over $30 billion in 2001. This increase has occurred primarily among trend-following advisors like the advisors to the Fund. Further, because they trade independently, the advisors to the Fund may take similar positions contemporaneously. These factors mean increased trading competition. Since futures are traded in an auction-like market, the more competition there is for the same contracts, the more difficult it is for the Fund's advisors to obtain the best prices for the Fund. The advisors are required to use an allocation methodology that is fair to all of their customers.


You will not have access to the Fund's positions and must rely on the general partner to monitor the advisors.

As limited partners, you will not have access to the Fund's trading positions. Consequently, you will not know whether the Fund's advisors are adhering to the Fund's trading policies and must rely on the ability of the general partner to monitor trading and protect your investment.

Fund Structure and Organization Risks

The Fund will pay substantial fees and expenses regardless of profitability.

The Fund must pay brokerage fees, management fees, legal, accounting and reporting expenses and filing fees regardless of whether it realizes profits. In addition, it is possible that the Fund could pay substantial incentive fees to one or more advisors in a year in which it had no net trading profits or in which it actually lost money. Furthermore, it is possible that the advisors could take positions opposite each other, compounding transaction fees for little benefit to the Fund as a whole.


A $5,000 investment would have to increase between 7.50% (based upon a $72 million Fund size) and 7.05% (based upon a $150 million Fund size) in one year of trading operations, that is, between $375.34 and $352.96, to equal $5,000 upon redemption at the end of that year. The Fund's trading profits and interest income must equal or exceed its trading losses and expenses to avoid depletion or exhaustion of its assets. See "Fees and Expenses of the Fund."


Conflicts of interest exist.

Conflicts of interest exist in the structure and operation of the Fund's business. These conflicts include:

(1) the general partner and Salomon Smith Barney, the Fund's commodity broker, are affiliates and brokerage fees have not been set at arm's length;

(2) each of the Fund's advisors, the Fund's commodity broker and their principals, affiliates or customers may trade for their own accounts or for clients and may take competing positions or positions opposite or ahead of those taken for the Fund; and

(3) your financial consultant will receive ongoing compensation for providing services to your account and therefore has a conflict of interest in advising you when and whether to purchase or redeem units.

See "Conflicts of Interest."

Your ability to redeem or transfer units is limited.

You may only redeem your units as of the end of each month after an initial holding period of three months. You will not know the value of your redemption prior to the time you submit your request to redeem your units. No public market for the Fund's units exists. You may transfer your units with notice to the general partner. A transferee cannot, however, become a limited partner without the general partner's approval.

You will not participate in management of the Fund's business.

You are not permitted to participate in the management or control of the Fund or the conduct of its business. You will have limited voting rights with respect to the Fund's affairs. You must rely upon the fiduciary responsibility and judgment of the general partner to manage the Fund's affairs in the best interests of the limited partners.

Expiration or termination of management agreements with the advisors could increase fees paid to advisors.

The management agreement with each advisor expires each year on June 30. An advisor may not agree to renew its agreement on the same terms, and new advisors may not agree to similar terms. In the event that a new advisor is selected, it will be paid incentive fees on new trading profits it generates without regard to trading losses generated by the prior advisor. The advisory fees payable by the Fund could increase according to the terms of a new management agreement or if a new advisor were selected.

The Fund may terminate before you achieve your investment objective.

Unforeseen circumstances, including substantial losses or withdrawal of the Fund's general partner, could cause the Fund to terminate prior to its stated termination date of December 31, 2019. Early termination of the Fund could disrupt your overall investment portfolio plan resulting in the loss of all of your investment.

The offering of units has not been subject to independent review or review on your behalf.

One law firm represents the Fund, the general partner and the commodity broker. The Fund's advisors are each represented by themselves or their own legal counsel. You do not have legal counsel representing you as a limited partner in connection with the Fund. Accordingly, you should consult your legal, tax, and financial advisors regarding the desirability of investing in the Fund.

You cannot determine the expected results of this Fund from the performance history of other funds operated by the general partner.


The Fund has a limited trading history. The general partner acted as general partner or trading manager to 21 other active public, private, exempt and offshore pools as of January 31, 2002; however, the performance of this Fund differs from the performance history of the other funds. Although the advisors to the Fund currently manage other funds for the general partner, the general partner has not employed this same combination of advisors in any previous fund.


Furthermore while the advisors' trading strategies used in this Fund are the same as those employed in existing funds operated by the general partner, the strategies used for this Fund and the others may vary in the future. Therefore, the performance of the Fund will be different from the performance of other funds managed by the general partner.

Tax and Other Regulatory Risks

Your tax liability may exceed cash distributions.

The general partner does not currently intend to distribute cash to limited partners. Cash will be distributed to you at the sole discretion of the general partner. You will be taxed each year, however, whether or not any cash has been distributed. The only way for you to obtain income earned on your investment is to redeem units. After the end of a three-month holding period, you may redeem your units monthly in order to provide funds for the payment of taxes or for any other purpose.

You could owe tax on your share of the Fund's ordinary income despite overall losses.


Gain or loss on domestic futures and options on futures as well as on most foreign currency contracts will generally be taxed as capital gains or losses for federal income tax purposes. In the case of an individual, capital losses can only be used to offset capital gains plus $3,000 ($1,500 in the case of a married taxpayer filing a separate return) of ordinary income each year. Interest income, income on swaps and gain on some foreign futures contracts are ordinary income. Therefore, you may be required to pay tax on your allocable share of the Fund's ordinary income, even though the Fund incurs overall losses.


Non-U.S. investors may face exchange risk and local tax consequences.


Non-U.S. investors should note that units are denominated in U.S. dollars and that changes in rates of exchange between currencies may cause the value of their investment to decrease or to increase. Non-U.S. investors should consult their own tax advisors concerning the applicable U.S. and foreign tax implications of this investment.


You will not have the protections provided to regulated mutual funds.

The Fund is not a registered securities investment company, or "mutual fund," subject to the Investment Company Act of 1940. Therefore, you do not have the protections provided by that statute.

Deregistration of the commodity pool operators and commodity trading advisors could disrupt operations.

The general partner is a registered commodity pool operator and each of the advisors is a registered commodity trading advisor. If the CFTC were to terminate, suspend, revoke or not renew the registration of the general partner, the general partner would withdraw as general partner of the Fund. The limited partners would then determine whether to select a replacement general partner or to dissolve the Fund. If the CFTC were to terminate, suspend, revoke or not renew the registrations of any of the advisors, the general partner would terminate the management agreement with that advisor. The general partner could reallocate the Fund's assets managed by that advisor to the other advisors or appoint a new advisor. No action is currently pending or threatened against the general partner or any of the advisors.

Regulatory changes could restrict the Fund's operations.

Federal agencies including the SEC, the CFTC and the Federal Reserve Bank regulate certain activities of the Fund, the general partner and the advisors. Regulatory changes could adversely affect the Fund by restricting its markets or activities, limiting its trading and/or increasing the taxes to which investors are subject. The Fund is not aware of any pending or threatened regulatory developments that might adversely affect the Fund, however, adverse regulatory initiatives could develop suddenly and without notice.

A further discussion appears under "Federal Income Tax Aspects."

                       POTENTIAL BENEFITS OF INVESTING IN
                      SALOMON SMITH BARNEY DIVERSIFIED 2000

Multi-advisor trading

The general partner has selected four advisors who utilize different proprietary trading systems for the Fund. As a result, profits earned by one advisor may offset losses incurred by other advisors during the same time period. Losses, however, may entirely offset profits in the same manner.

Ability to establish long or short positions with equal ease

Unlike traditional portfolios that hold predominantly long positions, the Fund's advisors can take both long and short positions with equal ease. For example, there is no requirement in futures to sell short only on a price up-tick as there is in U.S. stock exchange trading. Nor is the Fund required to hold securities or set aside cash or cash equivalents to cover short positions as registered investment companies must do. Thus the Fund can participate in declining markets as well as rising markets.

Professional management

Smith Barney Futures Management LLC, the general partner, has used a rigorous due diligence process to select the four advisors that trade on behalf of the Fund. The general partner believes that the advisors' trading styles, markets traded and risk control techniques complement one another. Each advisor has a minimum of three years' experience managing client money. As of January 31, 2002, the aggregate funds under management by the advisors in commodity interest accounts were $4.5 billion (including notional funds). Notional funds means the difference between the nominal size of an account as agreed between the advisor and the client and the actual amount of funds held in the client's account at the commodity broker.


Global market investing with limited exchange rate risk

Based on prior trading by the Fund's advisors, five to 15 per cent of the Fund's assets may be used for trading contracts on non-U.S. exchanges. Substantially all of these contracts are denominated in non-U.S. currencies. The advisors are able to convert foreign currency balances for non-U.S. contracts to U.S. dollars at least monthly in highly liquid markets at competitive prices. Thus, the Fund's overall risk associated with the conversion to and from foreign currency is limited.

The percentage allocated to trading non-U.S. contracts is subject to change by the advisors. The advisors may change the weightings within their existing portfolios at their discretion. If, however, the Fund's advisors wish to add contracts to their portfolios not previously approved by the general partner, they must first receive the general partner's permission.


Diversification within a single investment


The advisors in the Fund trade a broad range of global markets, including foreign currencies, U.S. and international interest rates and stock indices, precious and base metals, and agricultural and energy products.

Risk of default from trading partners is limited

Approximately 90% to 95% of the Fund's trading will be in futures contracts on regulated exchanges. In futures trading, risk is limited by the use of clearinghouses to the exchanges, which take the other side of every customer's futures contract and stand ready to meet the obligations of the futures contract. The clearinghouse, as counterparty to every customer, facilitates trades between buyers and sellers who remain anonymous to one another. The credit risk that either the buyer or the seller will default on a futures obligation is therefore limited.

Approximately 5% to 10% of the Fund's trading, however, may be in foreign exchange forward, spot and swap contracts that are not traded on exchanges. For these trades, the Fund is subject to credit risk of the counterparty defaulting. In order to reduce this risk, the Fund intends to contract with Salomon Smith Barney and other well-capitalized institutions.

Transparency and monitoring

The Fund's commodity broker, Salomon Smith Barney, is an affiliate of the general partner, Smith Barney Futures Management. This allows the general partner to view the Fund's trades executed through Salomon Smith Barney during the trading day and maintain an ongoing monitoring process. An unaffiliated general partner would be able to view those positions only as of the end of the trading day. In a fund that invests in other funds rather than trading directly, the general partner has little or no knowledge of the underlying funds' positions.

Limited liability

If you traded commodities on your own, you would be subject to margin calls. There would also be potential for unlimited loss in excess of the amount of your initial cash investment. As an investor in the Fund, you will not be subject to margin calls or to demands for cash in excess of your initial investment.

You will, however, be subject to ongoing taxes on your investment in the Fund. Therefore, your total losses, including taxes paid on profits earned, could exceed your initial investment.

Low minimum investment and potentially lower advisor and brokerage fees

Neither the Fund's advisors nor Salomon Smith Barney accept commodity accounts for $5,000. In addition, brokerage and advisor fees associated with the Fund may be lower than what you would pay if you opened an account with one of the Fund's trading advisors using Salomon Smith Barney as commodity broker. Typically, the Fund's advisors require minimum investment amounts in excess of $1,000,000 in order to open an individual account. These accounts may pay higher management and incentive fees to the advisors than those charged by the Fund. In addition, brokerage fees and services for an individual managed account must be individually negotiated. Brokerage fees for individual accounts may exceed those paid by the Fund.

Interest Income Paid on 80% of Fund's Cash


Salomon Smith Barney will pay the Fund interest on 80% of the average daily balance maintained in cash in the Fund's commodity trading accounts at the 30-day U.S. Treasury bill rate and/or will place up to all of the Fund's assets in 90-day Treasury bills and pay the Fund 80% of the interest earned on the Treasury bills purchased. Salomon Smith Barney will retain 20% of any interest earned on Treasury bills purchased.


Administrative Convenience

In addition to execution and clearing, the Fund receives several administrative services, including account reconciliation, payment of fees and expenses, crediting of interest income and assistance with regulatory filings and monthly reports.


A daily estimate of the Fund's net asset value per unit and the value of your investment is available on the Internet to Salomon Smith Barney clients who subscribe to Salomon Smith Barney Access(R). The general partner also issues monthly and annual reports to investors as well as information necessary for completing individual federal tax returns.


                              CONFLICTS OF INTEREST

The general partner, the commodity broker, the advisors and their affiliates will seek to avoid conflicts of interest if feasible and to resolve all conflicts that may arise equitably and in a manner consistent with their responsibilities to the Fund. No specific policies regarding conflicts of interest, however, will be adopted by the Fund. The general partner is bound by its fiduciary duties as a general partner to resolve all conflicts in the best interest of the limited partners.


Relationship Between the General Partner, the Commodity Broker and its
Affiliates



The general partner is an affiliate of Salomon Smith Barney, the commodity broker for the Fund as well as Citibank N.A., which holds subscription proceeds pending investment in the Fund. As a result of these affiliations, the following conflicts arise:


    - The affiliation between the general partner and Salomon Smith Barney creates a potential conflict in that fees paid to Salomon Smith Barney have not been set by "arm's-length" negotiation and the general partner has no incentive to replace Salomon Smith Barney. The brokerage fees to be paid by the Fund are similar to those paid by other publicly offered funds.

    - The general partner, in its sole discretion, determines whether any distributions are made. To the extent that profits are retained by the Fund rather than distributed, net assets and therefore the amount of fees paid to the general partner's affiliate, Salomon Smith Barney, will increase. In addition, the amount of cash in segregated accounts at banks that extend overdraft privileges to Salomon Smith Barney may be greater to the extent that profits are retained.

    - Your financial consultant has a financial incentive to recommend that you purchase and not redeem units even when it is not in your best interest to remain invested in the Fund because he or she will receive ongoing compensation for providing service to your account.

 - The general partner's decision to maintain the Fund's subscription account with Citibank N.A. is based on its assessment that the rates charged to the Fund are favorable and competitive for the services provided, notwithstanding the general partner's conflict of interest in selecting an affiliate.

Accounts of Salomon Smith Barney, the General Partner and Their Affiliates


Salomon Smith Barney and its officers, directors and employees may trade in commodity contracts for their own accounts. Salomon Smith Barney is a futures commission merchant and effects transactions in commodity contracts for its customers. The general partner over the last five years has sponsored and established over 30 commodity pools and may sponsor or establish other commodity pools and manage individual accounts. Conflicts that arise from trading these accounts include:


    - Salomon Smith Barney, as the Fund's broker, could effect transactions for the Fund in which the other parties to the transactions are its officers, directors or employees or its customers, including other funds sponsored by the general partner.

    - These persons might unknowingly compete with the Fund in entering into contracts.

The records of any such trading will not be available for inspection by limited partners. Neither will the general partner have access to such records, except for those of accounts that it operates or manages. CFTC regulations require that Salomon Smith Barney transmit to the floor each futures or options order received from the Fund executable at or near the market price before any competing order for any of its own proprietary accounts. Transactions in forward, spot and swap contracts are not governed by any similar regulations.

Control of Other Accounts by the Advisors


The advisors manage and operate the accounts of clients other than the Fund, including other commodity pools, and intend to manage and operate other accounts in the future. Aspect, Beacon, Campbell and Graham act as advisors to other pools operated by the general partner. In addition, the advisors and their principals and affiliates may trade for their own accounts. Conflicts that arise from this trading include:


    - The advisors or their principals or affiliates may sometimes take positions in their proprietary accounts that are opposite or ahead of the Fund. Trading ahead of the Fund presents a conflict because the trade first executed may receive a more favorable price than the same trade later executed for the Fund.

    - The advisors have financial incentives to favor other accounts over the Fund. Each of the advisors currently trades other client accounts that pay higher advisory fees than the Fund. Accounts managed by the advisors in the future may pay higher fees as well.

    - Other individual and pooled accounts traded by the advisors may compete with the Fund, and the advisors may compete with each other, in entering into and liquidating contracts for the Fund. When similar orders are entered at the same time, the prices at which the Fund's trades are filled may be less favorable than the prices allocated to the other accounts. Some orders may be difficult or impossible to execute in markets with limited liquidity where prices may rise or fall sharply in response to orders entered. Furthermore, if the price of a futures contract has moved to and is locked at its permitted one-day price move limit, the advisor may be unable to liquidate winning or losing positions without incurring additional losses. Each advisor is required to use an allocation methodology that is fair to all of its customers. Each advisor attempts to minimize the impact of different prices received on orders.

    - An advisor for the Fund may be required to revise trading orders as a result of the aggregation for speculative position limit purposes of all accounts traded, owned or controlled by that advisor. The more accounts the advisor has under management, the more likely the advisor is to be constrained by position limits. In this case, the advisor will modify its orders in a manner that will not disproportionately affect the Fund.

As a limited partner, you will not have access to the trading records of the other accounts managed by the advisors through Salomon Smith Barney nor the records of trading accounts managed by the advisors at other commodity brokers. The general partner, however, does have access to the trading accounts managed by the Fund's advisors on behalf of other funds for which it acts as general partner or trading manager. The general partner will not have access to the accounts traded by the advisors at other commodity brokers or on behalf of other general partners or trading managers.

Other Activities of Salomon Smith Barney

Salomon Smith Barney maintains a commodity research department that makes trading recommendations on a daily basis. These trading recommendations may include transactions that are similar or opposed to transactions of the Fund. The trading records of such recommendations will not be made available to you.

                          FEES AND EXPENSES OF THE FUND


            Type of Fee or Expense                         Amount
          ---------------------------           --------------------------------
          Advisory Fees
            Management fees                     1.25% to 2% per year of
                                                allocated net assets payable
                                                monthly to each advisor.

            Annual Incentive fees               20% of new trading profits
                                                earned by each advisor for the
                                                Fund in each year, which are
                                                trading profits net of expenses,
                                                other than organizational,
                                                offering and/or operating
                                                expenses for certain
                                                advisors.


          Trading Fees
            Brokerage fee                       5.4% per year of net assets
                                                payable monthly (0.45% per
                                                month) to Salomon Smith Barney
                                                (up to 36.66% of which will be
                                                paid to financial consultants
                                                who have sold units in this
                                                offering).

            Transaction fees                    Actual transaction fees
                                                estimated at 0.8% of net assets
                                                per year (includes floor
                                                brokerage, NFA, exchange,
                                                clearing and give-up fees).


          Other Operating Expenses
            Offering and organizational         Actual expenses of approximately
            expenses of the initial             $750,000 together with interest
            offering period                     reimbursed to Salomon Smith
                                                Barney in 24 equal monthly
                                                installments. As of January 31,
                                                2002, approximately $131,000
                                                remained to be amortized and
                                                will be fully amortized by
                                                May 31, 2002.


            Expenses of the continuous          Actual expenses estimated at
               offering                         $300,000 per year. At a Fund
                                                size of $72 million, this would
                                                equal 0.42% of net assets; at a
                                                Fund size of $150 million, this
                                                would equal 0.2% of net assets.

            Ongoing Expenses: periodic legal,   Actual expenses estimated at
               accounting, filing and           $150,000 per year.  At a Fund
               reporting fees                   size of $72 million, this would
                                                equal 0.21% of net assets; at a
                                                Fund size of $150 million, this
                                                would equal 0.1% of net assets.

                                 ---------------

Discussion of Fees

All fees are calculated by the general partner.

Advisors

Management Fees

Management fees are based on net assets allocated to the advisors. Net asset value, or net assets of the Fund, is the total assets of the Fund, including all cash, Treasury Bills, accrued interest and the market value of all open commodity positions, less all liabilities of the Fund, determined in accordance with generally accepted accounting principles.


In calculating the management fees, net assets are increased by the advisors' current monthly incentive fee accrual and any allocable redemption or distribution as of the end of such month. In addition, ongoing expenses are attributed to each advisor based on the advisor's proportionate share of the Fund's net assets. Ongoing expenses attributed to each advisor do not include management fees of any other advisor to the Fund or expenses of litigation not involving the activities of the advisor on behalf of the Fund.


Incentive Fees

The annual incentive fees payable to the advisors will be accrued on a monthly basis and paid as of December 31 of each year. The first incentive fee for any new advisor will be based on new trading profits earned from the time the advisor commences trading through December 31 of that year. From that point on, incentive fees will be based on new trading profits earned during each calendar year (or shorter period in the case of an earlier termination of an advisor).

New trading profits are the excess, if any, of net assets managed by the advisor at the end of the calendar year over the higher of:

    1)  Net assets allocated to the advisor at the date trading commences, or

    2) Net assets managed by the advisor at the end of the highest previous calendar year.

New trading profits are further adjusted to eliminate the effect of various non-trade-related activities on net assets. These activities may include new capital contributions, redemptions, reallocations or capital distributions, organizational and offering expenses and interest or other income earned on the Fund's assets.

If any incentive fee is paid to an advisor, and that advisor incurs a net loss for any subsequent period, the advisor will retain the amount previously paid. The advisor, however, will not be paid additional incentive fees until the advisor recovers the net loss incurred and earns additional new trading profits for the Fund. If net assets allocated to the advisor are reduced due to net redemptions, distributions or reallocations, any loss that the advisor must recover before another incentive fee is paid will be proportionately reduced.

Commodity Broker

Brokerage Fee


Salomon Smith Barney, as the Fund's commodity broker, clears and may execute all trades for the Fund. The Fund has agreed to pay Salomon Smith Barney a brokerage fee equal to 5.4% per year of net assets allocated to the advisors (.45% payable monthly). In calculating the brokerage fee, net assets equals the equity maintained in cash and cash equivalents at the end of the month plus unrealized gain (loss) on open positions (commodity interest contracts that have not been closed) and accrued interest income for the month.


Based on the recent trading history of the advisors, the fee that the Fund pays is estimated to equal $48 per round-turn transaction. The Fund's brokerage fee may be substantially higher than the fees that Salomon Smith Barney charges certain other institutional customers. Brokerage fees will be paid for the life of the Fund although the amount paid per month may change.

The Fund enters into spot and forward transactions, and may enter into swap transactions, with Salomon Smith Barney or an affiliate as principal at prices quoted by Salomon Smith Barney that reflect a price differential or spread between the bid and the ask prices. The differential includes anticipated profits and costs to Salomon Smith Barney as dealer, but does not include a mark-up. All trades with Salomon Smith Barney or one of its affiliates will be at competitive market prices. Thus, the price quoted to the Fund will be less than or equal to the price quoted to any other Salomon Smith Barney account for the same spot, forward or swap transaction.

The Fund may also enter into spot, forward and swap transactions with dealers unaffiliated with Salomon Smith Barney whose price quotes include a spread. Such unaffiliated dealers also may charge a mark-up and/or commissions. The spread plus any mark up or commissions are in addition to the monthly brokerage fee paid to Salomon Smith Barney.

Salomon Smith Barney will pay a portion of its brokerage fees (up to 36.66%) to its financial consultants who sell units in the offering if they are registered with the CFTC as associated persons and if they provide continuing services to unit purchasers.

Interest Income

All of the Fund's assets are deposited in commodity trading accounts with Salomon Smith Barney and will be maintained in cash or in U.S. government securities as described below and segregated as customer funds, as required by CFTC regulations.


From inception of trading through April 30, 2002, Salomon Smith Barney has paid the Fund interest on 80% of the cash equity maintained in the Fund's commodity trading accounts at Salomon Smith Barney at the 30-day U.S. Treasury bill rate determined weekly by Salomon Smith Barney. Effective May 1, 2002, the general partner has determined to permit Salomon Smith Barney to continue to maintain the Fund's assets in cash and/or to place all of the Fund's assets in 90-day U.S. Treasury bills and pay the Fund 80% of the interest earned thereon.

Salomon Smith Barney will deposit the Fund's cash in segregated bank accounts. The banks do not pay interest on these accounts. Salomon Smith Barney has obtained overdraft privileges with the banks that hold the Fund's cash deposits. As a result of these overdraft privileges, Salomon Smith Barney may be able to reduce its other short-term borrowings, which generally carry a higher interest rate than the 30-day U.S. Treasury bill yield. There is no benefit to the Fund as a result of Salomon Smith Barney's privileges.

Interest on cash balances will be paid on the average daily equity maintained in cash in the Fund's account during each month (i.e., the sum of the daily cash balances in such accounts divided by the number of calendar days in that month) at a 30-day Treasury bill rate determined weekly by Salomon Smith Barney based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days (or on the maturity date closest thereto) from the date on which such weekly rate is determined.


Reimbursements

The Fund pays or reimburses Salomon Smith Barney for any NFA, exchange, floor brokerage, give-up, user or clearing fees applicable to the Fund's trading. These fees and charges are paid to the exchange on which the trades are effected, to the floor broker or brokerage executing a transaction, to the clearing association for such exchange or to the NFA. Although it is impossible to predict the exact amount of such fees, based on the recent trading history of the advisors, the Fund estimates these fees at 0.8% of net assets per year.


Salomon Smith Barney initially paid the organizational and offering expenses of the initial offering period. These expenses included legal and accounting fees, marketing and printing expenses, bank account charges and filing, registration and recording fees and totaled approximately $750,000. These expenses (plus interest at the prime rate quoted by J.P. Morgan Chase & Co.) are being reimbursed by the Fund in 24 equal monthly installments beginning with the month in which the Fund began trading. As of January 31, 2002, $133,580, including $2,524 in interest, of initial offering and organizational expenses remained to be amortized. Offering and organizational expenses will be fully amortized by May 31, 2002.


Other


The Fund pays ongoing legal, accounting, filing, reporting and data processing fees and the expenses of the continuous offering to unaffiliated vendors. These expenses were negotiated at arm's length and are estimated to be $450,000 per year as detailed below. At a Fund size of $72 million, this would equal 0.63% of the Fund's net assets per year; at a Fund size of $150 million, this would equal 0.3% of net assets per year.

                 Legal Expenses......................    $  40,000
                 Accounting Expenses.................    $  60,000
                 Other Expenses (such as filing and
                   reporting fees)...................    $  50,000
                 Continuous Offering Expenses........    $ 300,000
                 Total...............................    $ 450,000


The Fund will also pay any extraordinary expenses. The general partner bears any and all other general and administrative expenses of the Fund.

Caps on Fees

The Fund expects to pay the fees outlined above. The limited partnership agreement and/or guidelines of state securities regulators, however, limit the fees that may be paid by the Fund.

Aggregate annual fees and expenses as described in the following sentence may not exceed 6% of net assets per year (1/2 of 1% per month). This cap does not cover incentive fees, commodity brokerage fees, legal and accounting services or extraordinary expenses, but does include management fees and customary and routine administrative expenses of the Fund as well as periodic filing and reporting fees. Aggregate incentive fees may not exceed 15% of new trading profits. An additional 2% incentive fee, however, may be paid for each 1% by which the Fund's aggregate fees and expenses are reduced below 6% annually.

The Fund's brokerage fees may not exceed 14% of annual net assets or 80% of published retail rates. This cap includes brokerage fees and NFA, exchange, floor brokerage, give-up, user and clearing fees. Net assets for purposes of this limitation excludes Fund assets not directly related to trading activity. Under its current fee structure, the Fund will pay less than 7% of net assets per year for brokerage and related transactional fees. Such fees may change in the future.

Offering and organizational expenses may not exceed 15% of aggregate subscriptions.

In addition, the limited partnership agreement prohibits the payment of management fees to any person who receives brokerage commissions or fees on transactions for the Fund, as well as the payment by any broker of rebates or give-ups to any advisor. This provision does not affect the payment of the fees and expenses described above.

                                 ---------------

Break-even Analysis


In order to "break even" at the end of one year of trading, each $5,000 you invest must earn profits of $375.34 (at a Fund size of $72 million) or $352.96 (at a Fund size of $150 million). The estimated fees and expenses that determine these amounts are shown below. The estimated fees and expenses that determine these amounts have been calculated in the sequence used by the Fund. Therefore, each item of income and the related percentage of selling price per unit reflects the Fund's effective cost structure.



                                                              Estimated Fund Size
                                                    --------------------------------------
                                                      $72,000,000          $ 150,000,000
                         Minimum Investment.          $     5,000          $       5,000
                         ($2,000 for IRAs)

                                                         Dollar Amount  Percentage   Dollar Amount  Percentage
                                                         -------------  ----------   -------------  ----------
       Advisors' Management Fee(1)..................       $   86.73        1.73%      $   87.12        1.74%
       Advisors' Incentive Fee(2)...................       $    1.94        0.04%      $    0.67        0.01%
       Brokerage Fees...............................       $  273.67        5.47%      $  273.67        5.47%
       Transaction Fees.............................       $   40.00        0.80%      $   40.00        0.80%
       Initial Offering and Organizational Expenses(3)     $    9.50        0.19%      $    4.50        0.09%
       Operating Expenses...........................       $   31.50        0.63%      $   15.00        0.30%
                                                           ---------       -----       ---------       -----
            Total Fees..............................       $  443.34        8.86%      $  420.96        8.41%
       Interest Income Credit(4)....................       $  (68.00)      (1.36%)     $  (68.00)      (1.36%)
                                                           ---------       -----       ---------       -----
       Amount of Trading Income Required for the Fund's
         Net Asset Value per Unit at the End of One        $  375.34                   $  352.96
                                                           =========                   =========
         Year to Equal the Selling Price per Unit...
       Percentage of Selling Price per Unit.........                        7.50%                       7.05%
                                                                           =====                       =====

----------



(1) The Fund will pay its advisors monthly management fees at an annual rate ranging from 1.25% to 2% of net assets.


(2) The Fund will pay each advisor an incentive fee of 20% of new trading profits earned each year. Incentive fees are calculated based on new trading profits after deducting all of the Fund's expenses allocated to the advisor except, in some cases, organizational, offering and/or certain operating expenses.


(3) The outstanding amount of offering and organizational expenses as of January 31, 2002 is $133,580, including $2,524 in interest.

(4) Interest income was estimated at an annual rate of 1.7% on 80% of the Fund's assets maintained in cash.


See "FEES AND EXPENSES OF THE FUND" at page 16.


                                TRADING POLICIES

The Fund attempts to achieve its objectives through speculative trading in a diverse portfolio of commodity interests. The Fund does not intend to act as a dealer. The Fund will follow the trading policies set forth below:

    1. The Fund will invest its assets only in commodity interests that the advisors believe are traded in sufficient volume to permit ease of taking and liquidating positions.


    2. No advisor will initiate additional positions in any commodity interest if these positions result in aggregate positions requiring a margin of more than 66 2/3% of assets allocated to that advisor. Forward contracts in currencies will be deemed to have the same margin requirements as the same or similar futures contracts traded on the Chicago Mercantile Exchange. Swap contracts will be deemed to have margin requirements equivalent to the collateral deposits, if any, made with the swap counterparties.


    3. The Fund will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions as margin for the purchase or sale of additional positions in the same or related commodities.

    4. The Fund will not utilize borrowings, except short-term borrowings, if the Fund takes delivery of any cash commodities. Neither the deposit of margin with the commodity broker or swap dealer nor obtaining and drawing on a line of credit with respect to forward contracts or swaps shall constitute borrowing.

    5. From time to time, trading strategies such as spreads or straddles may be employed on behalf of the Fund. "Spreads" or "straddles" involve the simultaneous buying and selling of contracts on the same commodity but with different delivery dates or markets. The trader of these contracts expects to earn a profit from a widening or narrowing of the difference between the prices of the two contracts.

    6. The Fund will not permit the churning of its commodity trading accounts.


The general partner may alter trading policies Nos. 1, 2 and 5, without approval by the limited partners if the general partner determines that the change is in the Fund's best interest. These determinations will be based upon factors deemed relevant by the general partner based on contemporaneous market conditions, including the performance of various futures markets, advisors, and the risks associated with modified trading policies. You will be notified by mail within seven business days of any material changes in trading policies. The limited partners may also change the trading policies of the Fund in accordance with the Fund's partnership agreement. For additional discussion of the trading policies and your rights, see "Reports to Limited Partners" beginning on page 80.

                               THE GENERAL PARTNER

Background

Smith Barney Futures Management LLC is the general partner of the Fund. It is a Delaware limited liability company that is, like Salomon Smith Barney, wholly owned by Salomon Smith Barney Holdings Inc. The general partner changed its form of organization from a corporation to a Delaware limited liability company effective October 1, 1999. Salomon Smith Barney Holdings, Inc. is a wholly owned subsidiary of Citigroup Inc., a publicly held company whose shares are listed on the New York Stock Exchange and that is engaged in various financial service and other businesses. The general partner is the surviving corporation of the merger on August 2, 1993 of three commodity pool operators: Smith Barney Futures Partners, Inc., Lehman Brothers Capital Management Corp. and Hutton Commodity Management Inc.

The general partner is a commodity pool operator and commodity trading advisor and a member of the NFA under the registration and memberships of Smith Barney Futures Partners, Inc., which became registered with the CFTC as a commodity pool operator and a member of the NFA on September 2, 1986. The principal offices of the general partner are located at 388 Greenwich Street -- 7th floor, New York, New York 10013; telephone (212) 723-5424.

Principals


The officers and directors of the general partner are David J. Vogel (President and Director), Steven J. Keltz (Secretary and Director), Daniel R. McAuliffe, Jr. (Director and Chief Financial Officer), Shelley Ullman (Senior Vice President and Director) and Maureen O'Toole (Senior Vice President and Director). Each director and officer is subject to reappointment annually.


Mr. Vogel, age 57, is a Managing Director of Salomon Smith Barney and has been a Director of the general partner since August 2, 1993. In May 1996, he was appointed President of the general partner. From January 1993 to July 1993, Mr. Vogel was an Executive Vice President of Shearson Lehman Brothers Inc. ("SLB"). Formerly, Mr. Vogel was the chairman and CEO of LIT America, Inc. (September 1988 through December 1992) and an Executive Vice President of Thomson McKinnon Securities Inc. (June 1979 through August 1988). Mr. Vogel is currently a Director of the Managed Funds Association and The Institute for Financial Markets. Mr. Vogel is also a past chairman of the Futures Industry Association, a past Director of Comex Clearing Corporation and the Comex Exchange and a past Governor of the Chicago Mercantile Exchange.


Mr. Keltz, age 51, is an Associate General Counsel in the Law Department of Salomon Smith Barney. He became Secretary and Director of the general partner on August 2, 1993. He has been a Director of Salomon Smith Barney since October 1995. From October 1988 through July 1993, Mr. Keltz was employed by SLB as First Vice President and Associate General Counsel where he provided legal counsel to various derivative products businesses. Mr. Keltz was Vice President, Product Manager-Futures and an Associate General Counsel for Paine Webber Incorporated from 1985 through September 1988.

Mr. McAuliffe, age 52, is a Director of Salomon Smith Barney's Futures Division. He became a Director of the general partner in April 1994, and the Chief Financial Officer of the general partner in August 2001. Mr. McAuliffe is Director of Administration and Chief Financial Officer for the general partner. From 1986 through 1997 he was responsible for the marketing and sales of managed futures products, including public and private futures funds and managed account programs. Prior to joining SLB, Mr. McAuliffe was employed by Merrill Lynch Pierce Fenner & Smith from 1983 through 1986. Prior to joining Merrill Lynch, Mr. McAuliffe was employed by Citibank from 1973 to 1983. He is a member of the Managed Funds Association.


Ms. Ullman, age 43, is a Director of Salomon Smith Barney's Futures Division and a Senior Vice President and Director of the general partner (since May 1997 and April 1994, respectively). Previously, Ms. Ullman was a First Vice President of SLB and a vice president and assistant secretary of a predecessor of the general partner, with responsibility for execution, administration, operations and performance analysis for managed futures funds and accounts.


Ms. O'Toole, age 44, is a Director of Salomon Smith Barney's Futures Division and a Senior Vice President and Director of the general partner (since May 1997 and August 2001, respectively). Ms. O'Toole is Director of Managed Futures Sales and Marketing for Salomon Smith Barney. Prior to joining Salomon Smith Barney in March 1993, Ms. O'Toole was the director of managed futures quantitative analysis at Rodman and Renshaw from 1989 to 1993. Ms. O'Toole began her career in the futures industry in 1981 when she joined Drexel Burnham Lambert in the research department of the Financial Futures Division. She has an M.B.A. with a concentration in Finance from Northwestern University.

Legal Actions

There have been no material administrative, civil or criminal actions within the past five years against the general partner or any of its individual principals and no such actions are currently pending.

Investment by General Partner

The limited partnership agreement requires the general partner to maintain a cash investment in the Fund at least equal to the greater of (1) an amount that will entitle the general partner to an interest of at least 1% in each material item of Fund income, gain, loss, deduction or credit and (2) the greater of (a) 1% of capital contributions or (b) $25,000. The general partner shares in profits and losses of the Fund in proportion to its share of Fund capital.

In order to form the partnership, the general partner and Mr. David Vogel each contributed $1,000 for one unit of partnership interest. Neither the general partner nor the advisors nor any of their principals owns any other beneficial interest in the Fund although they are not precluded from purchasing units in the future. The general partner, Salomon Smith Barney and their principals and employees may purchase units equal in price to less than 10% of the total contributions to the Fund.

Business and Practices of General Partner

The general partner employs a team of approximately 35 professionals whose primary emphasis is on attempting to maintain quality control among the advisors to the funds operated or managed by the general partner. The general partner receives no compensation for 15 of these funds. For five of the funds, the general partner receives fees ranging from .25% to 1.0% of net assets per year. For one pool, the general partner receives a 5% performance based fee. A full-time staff of due diligence professionals use state-of-the-art technology and on-site evaluations to monitor new and existing futures money managers. The accounting and operations staff provide processing of trading activity and reporting to limited partners and regulatory authorities. The general partner also includes staff involved in marketing and sales support.


In selecting advisors for the Fund, the general partner will consider past performance, trading style, volatility of markets traded and fee requirements. Each current advisor has (1) a minimum of three years of performance and (2) a trading style that blends well with the other advisors. Each of the advisors will be responsible only for trading the assets of the Fund allocated to it. Each advisor will trade independently of the others. The Fund's performance through January 31, 2002 appears on page 22 and the performance on behalf of the Fund of each of the current advisor appears on each Table B-2.

The general partner has an extensive track record in the managed futures industry and ranks among the top tier of similar general partners in terms of money under management (based upon data collected from Managed Account Reports, Inc., a managed futures industry publisher).

Over the past 20 years, the general partner and its predecessor firms have sponsored and established more than 50 commodity pools and programs with aggregate assets in excess of $2 billion. As of January 31, 2002, the general partner acted as general partner or trading manager to 21 other active public, private, exempt and offshore pools with assets of approximately $770 million. The performance of the public and private pools operated by the general partner through January 31, 2002 appears beginning on page 24. The general partner and Salomon Smith Barney also administer and supervise approximately $200 million in individual managed accounts and institutional programs.

Duties of the General Partner


The general partner administers the business and affairs of the Fund including the Fund's relationships with its advisors. Duties relating to the advisors include:

    .   selection, appointment and termination of the trading advisors;
    .   negotiation of the advisory agreements;
    .   allocations and reallocations of assets among the trading advisors;
    .   monitoring the activity of the trading advisors; and
    .   due diligence examinations of the trading advisors.


In addition, the general partner prepares the books and records and provides the administrative and compliance services that are required by law or regulation from time to time in connection with operation of the Fund. These services include the preparation of required books and records and reports to limited partners, government agencies and regulators; computation of net asset value; calculation of fees; assistance in connection with subscriptions, redemptions and limited partner communications; and assistance in the preparation of offering documents and sales literature.

The provisions in the Limited Partnership Agreement relating to the fiduciary duty of the general partner are discussed under "The Limited Partnership Agreement -- Fiduciary Responsibility of the General Partner."




                        Performance History of the Fund
            Salomon Smith Barney Diversified 2000 Futures Fund L.P.
     June 1, 2000 (Commencement of Trading Operations) to January 31, 2002

             Monthly Percentage of Return    2002     2001    2000
           ---------------------------------------------------------
           January.......................... (2.18)   (1.29)     --
           February.........................    --    (0.34)     --
           March............................    --     7.76      --
           April............................    --    (7.62)     --
           May..............................    --     0.54      --
           June.............................    --     0.16   (1.94)
           July.............................    --    (2.65)  (1.78)
           August...........................    --    (0.87)   3.60
           September........................    --     5.85   (4.42)
           October..........................    --     7.52    1.10
           November.........................    --   (12.09)   3.52
           December.........................    --     1.32    6.35

           Annual (or Period) Rate of Return (2.18)%  (3.53)%  6.15%

               Inception of Trading:              June 1, 2000
        ----------------------------------------------------------------
        Aggregate Subscriptions:            $81,416,000      (1/02)
        ---------------------------------------------------------------
        Current Net Asset Value:            $72,322,460      (1/02)
        ---------------------------------------------------------------
        Current Net Asset Value Per Unit:     $1,001.79      (1/02)
        ---------------------------------------------------------------
        ---------------------------------------------------------------
        Worst Monthly Percentage Draw-Down:      12.09%      (11/01)
        ---------------------------------------------------------------
        Worst Peak-to-Valley Draw-Down:          12.87%   (11/01-1/02*)
        ---------------------------------------------------------------

--------------



* Indicates pool is in a current draw-down. See Notes
Notes appear on page 26.


PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
-----------------------------------------------------------------

                      -------------------------------------


Information appearing in the table above is based on the Fund's net asset value calculated without any accrued liability for organizational and offering expenses of the initial offering period. Therefore the table reflects the net asset value at which units may be purchased or redeemed.


The table reflects performance of Aspect, Beacon, Campbell, Graham, Bridgewater and Rabar. Bridgewater and Rabar are no longer advisors to the Fund as of February 28, 2001 and December 31, 2001, respectively.


During the period from January 1, 2002 through January 31, 2002, the Fund had realized and unrealized trading losses of $1,054,367 before deduction of commissions and other expenses. $365,287 in brokerage commissions and $276,633 in advisory fees and other expenses were deducted from trading losses during this period.


The amount of interest income earned by the Fund depends upon the average daily equity maintained in cash in the Fund's account and upon interest rates over which neither the Fund nor Salomon Smith Barney has control. During the period from January 1, 2002 through January 31, 2002, the Fund earned interest income of $80,449.

Other Pools Operated by the General Partner


Smith Barney Futures Management LLC offers other pools that have more than one trading advisor but whose performance may differ from the Fund's. Differences are due to combinations of different trading advisors and programs traded as well as different partnership or organizational structures. The investment objective of each of the pools is capital appreciation through speculative trading. Tables 1 and 2 below set forth the performance of the other pools that the general partner has operated or managed during the past five years.

Table 1 sets forth the performance of commodity pools that the general partner currently operates or manages for the period January 1997 through January 31, 2002. Table 2 sets forth the performance of commodity pools that the general partner previously operated for the period January 1997 through January 31, 2002, which have ceased trading operations as of January 31, 2002.

The general partner performs the same administrative duties for each of the pools that it operates or manages. As of January 31, 2002, each fund operated or managed by the general partner had a net asset value in excess of its initial offering amount except Smith Barney Riverton Futures Fund, Salomon Smith Barney Orion Futures Fund and Salomon Smith Barney Equity Plus Futures Fund. This situation is attributable to the failure of the trading systems employed by the respective advisors to speculate profitably over the period tabulated.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                    Table 1
      Capsule Performance of Other Pools Currently Operated or Managed by
                      Smith Barney Futures Management LLC
             for the Period January 1997 Through January 31, 2002


                                                                                          Largest Monthly
                                                                                          Percentage Draw-
                                                                                                Down
                                                                                          -----------------
                                                                                  Current
                                                     Type Inception   Aggregate    Total
                                                      of     of     Subscriptions   NAV   Percent
                    Name of Pool                     Pool  Trading     $(000)     $(000)    (%)     Date
-----------------------------------------------------------------------------------------------------------
Shearson Select Advisors Futures Fund...............       Jul-87       50,507      3,137  18.47  (Nov-01)
Hutton Investors Futures Fund II....................  A    Jul-87       30,304     15,515  14.91  (Nov-01)
Shearson Mid-West Futures Fund......................  1    Dec-91       60,804     27,249  15.53  (Nov-01)
Smith Barney Global Markets Futures Fund............ 1,A   Aug-93       20,226      6,528  10.72  (Nov-01)
-----------------------------------------------------------------------------------------------------------
Smith Barney Diversified Futures Fund...............  A    Jan-94      257,048     64,455  10.68  (Nov-01)
Smith Barney Mid-West Futures Fund II...............  1    Sep-94      104,308     34,626  15.52  (Nov-01)
Smith Barney Tidewater Futures Fund(i)..............  1    Jul-95       32,734     15,907  20.63  (Nov-01)
Smith Barney Principal Plus Futures Fund............ 2,A   Nov-95       37,507     12,573   3.65  (Aug-97)
Smith Barney Diversified Futures Fund II............  A    Jan-96      161,874     63,670  13.02  (Nov-01)
-----------------------------------------------------------------------------------------------------------
Smith Barney Principal Plus Futures Fund II......... 2,A   Aug-96       22,581     14,809   7.90  (Oct-99)
Smith Barney Westport Futures Fund..................       Aug-97      122,475     64,775  15.38  (Nov-01)
Smith Barney Potomac Futures Fund(i)................  1    Oct-97       21,749     18,631  10.57  (Nov-01)
Salomon Smith Barney Riverton Futures Fund(i).......  1    Feb-98       14,506      2,062  17.59  (Nov-01)
(Formerly Telesis Futures Fund)
Smith Barney AAA Futures Fund.......................  1    Mar-98      122,189    138,605  19.13  (Jul-00)
-----------------------------------------------------------------------------------------------------------
Salomon Smith Barney Global Diversified Futures Fund  A    Feb-99       99,847     52,672   6.12  (Nov-01)
Salomon Smith Barney Orion Futures Fund(i).......... 1,A   Jun-99       30,811     20,912  11.56  (Jul-99)
Salomon Smith Barney Diversified 2000 Futures Fund..  A    Jun-00       81,416     72,322  12.09  (Nov-01)
Salomon Smith Barney Equity Plus Futures Fund.......  1    Jun-01        8,686      7,826   3.74  (Sep-01)

                                                       Largest Peak-to-Valley         Percentage Annual Rate of Return
                                                              Draw-Down           (Computed on a Compounded Monthly Basis)

                                                     ------------------------------------------------------------------------


                                                     Percent
                    Name of Pool                       (%)       Time Period     1997   1998    1999   2000    2001   2002
----------------------------------------------------------------------------------------------------------------------------
Shearson Select Advisors Futures Fund...............  46.24  (Jul-99 to Sep-00*) 13.06   4.10  (21.03)  7.03    1.58  (1.22)
Hutton Investors Futures Fund II....................  33.07  (Jul-99 to Sep-00)  17.82  11.52  (12.43) 10.89    1.45  (0.47)
Shearson Mid-West Futures Fund......................  46.07  (Oct-98 to Sep-00*) 12.95   3.55  (21.12)  0.09   (3.05) (1.19)
Smith Barney Global Markets Futures Fund............  13.59  (Jan-99 to Jul-00)   4.13  21.58   (7.24) 14.71    2.06   1.25
----------------------------------------------------------------------------------------------------------------------------
Smith Barney Diversified Futures Fund...............  23.90  (May-99 to Oct-00*)  3.83   7.65   (6.77) (6.85)  (4.34) (2.43)
Smith Barney Mid-West Futures Fund II...............  46.19  (Oct-98 to Sep-00*) 12.72   3.13  (21.08) (0.42)  (3.11) (1.19)
Smith Barney Tidewater Futures Fund(i)..............  34.48  (Apr-01 to Jan-02*)  6.12  19.92    0.97   8.75  (20.04) (4.68)
Smith Barney Principal Plus Futures Fund............  19.84  (Oct-98 to Jul-00*) 10.45   8.97   (9.74) (0.91)   7.36   2.31
Smith Barney Diversified Futures Fund II............  24.60  (May-99 to Jul-00*) (0.10)  8.48  (15.87) 10.44   (7.74) (3.70)
----------------------------------------------------------------------------------------------------------------------------
Smith Barney Principal Plus Futures Fund II.........  17.78  (Oct-98 to Jul-00)   4.45  15.42   (9.81)  9.74    4.34  (3.94)
Smith Barney Westport Futures Fund..................  29.78  (Jul-99 to Sep-00)   1.15   8.22  (11.89) 16.29   (2.20) (1.09)
Smith Barney Potomac Futures Fund(i)................  10.57   (Nov 01-Nov 01*)    2.95   8.36    4.34   7.98   (0.42) (0.92)
Salomon Smith Barney Riverton Futures Fund(i).......  47.33  (Oct-98 to Oct-00*)    --  (3.24) (20.31)  4.31  (15.34)  0.23
(Formerly Telesis Futures Fund)
Smith Barney AAA Futures Fund.......................  35.73  (Jun-99 to Jul-00)     --  18.44   (4.11) 24.01   34.74   1.05
----------------------------------------------------------------------------------------------------------------------------
Salomon Smith Barney Global Diversified Futures Fund  14.56  (May-99 to Jul-00)     --     --   (4.36)  5.74    4.06  (0.86)
Salomon Smith Barney Orion Futures Fund(i)..........  33.64  (Jun-99 to Jul-00)     --     --  (24.00) 18.87    5.38  (3.42)
Salomon Smith Barney Diversified 2000 Futures Fund..  12.87   (Nov 01-Jan 02*)      --     --      --   6.15   (3.53) (2.18)
Salomon Smith Barney Equity Plus Futures Fund.......   9.75   (Jun 01-Jan 02*)      --     --      --     --   (6.73) (3.23)

--------------
Notes follow Table 2
* Indicates the pool is in a current draw-down. See Notes following Table 2. Type of Pool Legend
Note (i) -- During the period March 1, 1999 (or inception where applicable) through March 31, 2001, SFG Global Investments, Inc. was the general partner and commodity pool operator and Smith Barney Futures Management LLC was the trading manager for the above referenced pools. On April 1, 2001, Smith Barney Futures Management LLC was re-elected as general partner.
1-- Privately Offered
2-- Principal Protected
3-- Multi-Advisor
A-- More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the CFTC.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
       ----------------------------------------------------------------

                                   Table 2
Capsule Performance of Other Pools Previously Operated by Smith Barney Futures
                                Management LLC
             for the Period January 1997 Through January 31, 2002
        and Which Have Ceased Trading Operations as of January 31, 2002


                                                                                                 Largest Monthly
                                                                                                     Percent
                                                                                                    Draw-Down
                                                                                                 -----------------
                                                                                         NAV
                                                 Inception               Aggregate     Before
                                          Type      of     Termination Subscriptions Termination Percent
              Name of Pool               of Pool  Trading     Date        $(000)       $(000)      (%)    Date
------------------------------------------------------------------------------------------------------------------
Shearson Hutton Performance Partners....  A       Jun-89     Dec-97       16,541        1,225      8.12  (Aug-97)
Smith Barney Newport Futures Fund.......  1       Dec-96     Oct-98       26,110        7,897     17.43  (Mar-98)
F-1000 Futures Fund Series VIII.........  2,A     Aug-92     Nov-98       36,000        7,679      3.18  (Aug-97)
F-1000 Futures Fund Series IX...........  2,A     Mar-93     May-99       24,005        4,857      3.15  (Aug-97)
------------------------------------------------------------------------------------------------------------------
Smith Barney Great Lakes Futures Fund...  1       Jan-97     Dec-99       10,102        9,543      7.62  (Aug-97)
F-1000 Futures Fund Michigan Series I...  1,2,A   May-94     May-00       10,697       12,750      5.86  (Feb-96)
F-1000 Futures Fund Michigan Series II..  1,2,A   Jun-95     May-00       20,490       24,002      5.08  (Feb-96)
SB/Michigan Futures Fund................  1,A     Jul-96     May-00       11,591       14,414      8.67  (Apr-98)
Smith Barney International Currency Fund  A       Mar-92     Oct-01       32,312          515      7.80  (Feb-01)


                                           Largest Peak-to-Valley          Percentage Annual Rate of Return
                                                  Draw-Down            (Computed on a Compounded Monthly Basis)
                                         -------------------------------------------------------------------------


                                         Percent
              Name of Pool                 (%)      Time Period       1997    1998    1999    2000    2001   2002
-----------------------------------------------------------------------------------------------------------------
Shearson Hutton Performance Partners....  20.76  (Dec-96 to May-97*) (10.12)     --      --      --      --   --
Smith Barney Newport Futures Fund.......  65.58  (Mar-97 to Oct-98*) (21.84) (54.09)     --      --      --   --
F-1000 Futures Fund Series VIII.........   3.95  (Aug-97 to Oct-97)    3.15    6.28      --      --      --   --
F-1000 Futures Fund Series IX...........   3.41  (Aug-97 to Aug-98)    8.87    7.12   (0.96)     --      --   --
-----------------------------------------------------------------------------------------------------------------
Smith Barney Great Lakes Futures Fund...  11.82  (Mar-97 to Apr-98)    2.67    1.81   (7.01)     --      --   --
F-1000 Futures Fund Michigan Series I...  12.40  (Oct-98 to Apr-00*)  10.47   10.13   (7.59)  (1.55)     --   --
F-1000 Futures Fund Michigan Series II..  15.51  (Oct-98 to Mar-00*)  11.61    9.65  (10.02)  (1.65)     --   --
SB/Michigan Futures Fund................  11.77  (Aug-97 to Jul-98)    5.90   12.06   (2.34)   3.98      --   --
Smith Barney International Currency Fund  45.44  (Sep-98 to Feb-01*)  18.51    0.25  (10.71) (21.32) (11.56)  --



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
       ----------------------------------------------------------------

             NOTES TO THE FUND'S TABLE (PAGE 22) AND TABLES 1 AND 2


              POOLS OPERATED BY SMITH BARNEY FUTURES MANAGEMENT LLC


(a) "Draw-Down" is defined as losses experienced by a pool over a specified period of time.

(b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the pool in any calendar month expressed as a percentage of the total equity in the pool and includes the month and year of such draw-down.


(c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month end net asset value (regardless of whether it is continuous) due to losses sustained by the pool during a period in which the initial month-end net asset value of such draw-down is not equaled or exceeded by any subsequent month's ending net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated. In the case where the pool is in a current draw-down, or was in a current draw-down at the termination, the month of the lowest net asset value of such draw-down is marked by an (*) asterisk.


    For purposes of the Largest Peak-to-Valley Draw-Down calculation, any peak-to-valley draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

(d) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, that is, each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100).

    Monthly rate of return ("Monthly ROR") is calculated by dividing each month's net performance by the corresponding beginning net asset value adjusted for time-weighted additions or time-weighted withdrawals.

                                  THE ADVISORS


The general partner has selected Aspect, Beacon, Campbell and Graham as the Fund's current trading advisors. Each advisor manages the Fund's assets in accordance with its trading policies. Graham and Aspect began trading for the Fund on March 1, 2001 and January 4, 2002, respectively. The other advisors have traded for the Fund since inception. As of January 31, 2002, the Fund's assets were allocated in the following approximate percentages: Aspect -- 21%; Beacon -- 18%; Campbell -- 30%; and Graham -- 31%. The general partner may modify these allocations at any time in its sole discretion. Future allocations to the advisors or additional advisors will be made at the discretion of the general partner.


As of January 31, 2002, approximately 68% of the Fund's portfolio was concentrated in the global financial futures markets, including contracts on U.S. and international interest rates and global stock market indices and foreign currency contracts. Approximately 32% of the Fund's portfolio was in other futures markets, including energy, metals and agricultural products. This portfolio concentration may change in the future as allocations to the existing advisors change, advisors are removed or change strategies and new advisors are added to the Fund.

                    Sectors and Contracts Traded by Advisors


                     Approximate Market Sector Distribution
                     Weighted by Current Advisor Allocation
                             as of January 31, 2002



PIE CHART


                           Interest Rates             24%
                           --------------            ---
                           Foreign Currencies         30%
                           ------------------        ---
                           Agriculture                14%
                           -----------               ---
                           Energy                     10%
                           ------                    ---
                           Metals                      8%
                           ------                    ---
                           Stock Indices              14%
                           -------------             ---
                           Total                     100%
                           -----                     ---


The market sector distribution is based on the advisors' allocation of risk exposure as of January 31, 2002, weighted by the allocation of the Fund's assets to each advisor. The Fund's portfolio may not be traded according to this distribution. The advisors may override computer-generated trading signals or may adjust their trading programs in the future.



As of January 31, 2002, the advisors monitored and may trade futures and other derivative contracts in the following markets. Markets monitored and traded may change in the future.


Long-Term Interest Rates


U.S.
Treasury Notes (5-Year)
Treasury Notes (10-Year)
Treasury Bonds (30-Year)


Canada
Canadian 10-Year Bonds

Europe
Euro-BOBL (5-Year)
Euro-Bund (10-Year)
UK Long Gilt
Italian Government Bond (BTP)
Euro Notional Bond (10-Year)
Spanish Bond (10-Year)
Swiss Bond

German Bond
Swedish Bond (10-Year)

Asia/Pacific
Australian Bond (3-Year)
Australian Bond (10-Year)
Japanese Government Bond

Stock Indices

S&P 500 Index
S&P Mid Cap 400
E-Mini S&P
Russell 1000
Russell 2000
Dow Jones Index
NASDAQ 100
London FT-SE
DAX (Germany)
CAC-40 (France)
OM Index (Sweden)
MSCI (Taiwan)
Ibex (Spain)
MIB 30 (Italy)
All Ordinaries Index (Australia)
Hang Seng Index (Hong Kong)
Nikkei Index (Japan)
TOPIX (France)
DJ Euro Stoxx 50 Index

Currency Cross Rates

British Pound/Canadian Dollar
British Pound/South African Rand
British Pound/Japanese Yen
British Pound/Swiss Franc
Euro/Australian Dollar
Euro/Swedish Krona
Euro/Canadian Dollar
Euro/Japanese Yen
Euro/British Pound
Swiss Franc/Japanese Yen
Canadian Dollar/Japanese Yen
Canadian Dollar/Swiss Franc
Australian Dollar/Japanese Yen
Australian Dollar/Canadian Dollar

Short-Term Interest Rates

U.S.
Eurodollar

Europe
Short Sterling
Euroswiss
Euribor (Europe)
Schatz (Germany)

Canada
Canadian Banker's Acceptance
Notes

Canadian 90-Day

Asia/Pacific
Euroyen
Australian Banks Bills
Australian 90-Day

Agriculture

Grains/Oilseed
Soybeans
Soybean Oil
Soybean Meal
Corn
Wheat

Softs
Coffee
Cocoa
Sugar
Orange Juice
Cotton
Rubber

Livestock
Lean Hogs
Live Cattle
Pork Bellies

Energy

Crude Oil (West Texas)
Crude Oil Brent
Gas Oil
Natural Gas
Heating Oil
Unleaded Gasoline

Currencies

U.S./Americas
Dollar Index
Canadian Dollar
Mexican Peso

Europe
British Pound
Euro
Norwegian Krone
Swedish Krona
Swiss Franc


Asia/Pacific
Australian Dollar
Hong Kong Dollar
Indonesian Rupiah
Japanese Yen
Malaysian Ringgit
New Zealand Dollar
Singapore Dollar
South Korean Won

Thai Baht


Africa
South African Rand

Metals

Precious
Gold
Silver
Platinum
Palladium

Base
Aluminum
Copper
Lead
Nickel
Zinc

Advisor Descriptions


The following advisor descriptions include background information, information concerning each advisor's trading strategy and the performance record for each advisor. You should note that the summaries of trading strategies were prepared by each advisor and may emphasize different aspects of each advisor's trading. Consequently, comparison and analysis of the strategies may prove difficult or impossible. Since each advisor's trading strategies are proprietary and confidential, their descriptions here are general in nature. The general partner, however, has evaluated the merits of each advisor's trading strategies and results in the course of its due diligence process. The investment objective of each of the advisors' programs is capital appreciation through speculative trading. The advisors utilize different strategies among their programs in attempting to achieve this objective.


There have been no material administrative, civil or criminal actions within the past five years against any advisor or its principals and no such actions are currently pending.

Actual performance records for each advisor are presented as one or more Tables A in each advisor's section.


Table B-1 for each advisor presents the performance of each program traded for the Fund for the period January 1997 (or inception of the program) through the month before they began trading for the Fund, adjusted to take into account the brokerage, management and incentive fees and other expenses (including remaining expenses of the initial offering) to be paid by the Fund and interest to be earned by the Fund (i.e., Table B-1 shows pro forma results).



Table B-2 for each advisor presents the actual performance of that advisor's trading on behalf of the Fund.


As required by CFTC regulations, the rates of return presented are net of all fees, charges and other payments made by accounts presented.


As of January 31, 2002, the aggregate funds under management by the advisors in commodity interest accounts were $4.5 billion (including notional funds).


PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


Aspect Capital Limited


Background

Aspect Capital Limited ("Aspect") is a limited liability company registered in England and Wales, which is regulated in the United Kingdom by the Financial Services Authority. Aspect Capital Limited is a member of the NFA and has been registered with the CFTC as a CTA and CPO since 1999. The main business address of Aspect is 103 Wigmore Street, London, W1U 1QS, United Kingdom. Aspect's telephone number in London is +44 20 7896 8700.

Aspect was established in 1997 by Martin Lueck, Anthony Todd, Eugene Lambert and Michael Adam, all of whom were involved in the development of Adam, Harding and Lueck Limited ("AHL," now called ED&F Man Investment Products Limited), one of the world's largest CTAs in terms of assets under management. Aspect has now grown to a team of over thirty, with a strong focus on research and implementation.

Principals

The principals of Aspect are Martin Lueck, Anthony Todd, Dr. Eugene Lambert and Michael Hornung.

Martin Lueck serves as Research Director. In 1987, Mr. Lueck founded AHL together with Messrs. Adam and Harding. Initially, Mr. Lueck focused on trading system research, before taking on responsibility for the further development of the proprietary software language which provided the platform for all of AHL's product engineering and implementation. After the sale of AHL to the ED&F Man Group plc in 1994, Mr. Lueck left in 1995 to develop a publishing business. He returned to futures trading in 1997, co-founding Aspect. Before founding AHL in 1982, Mr. Lueck was an executive at Nomura International in 1984 and a Director of Research at Brockham Securities Limited, a London based CTA, from 1984 to 1987. Mr. Lueck holds an MA in Physics from Oxford University.

Anthony Todd serves as Managing Director. Mr. Todd joined AHL in 1992 and was appointed Director of Product Development in 1993. Following the sale of AHL to ED&F Man Group plc, Mr. Todd was the Director of Marketing and Institutional Sales from 1995 until his departure in 1997 to establish Aspect. From 1990 to 1992, Mr. Todd was a Strategy Consultant with Mars & Co, a Paris based company. From 1983 until 1989, Mr. Todd was an analyst and sales trader in the Institutional Fixed Income Group at UBS Phillips and Drew, and was appointed an Assistant Director in 1987. Mr. Todd holds a BA in Physics from Oxford University and an MBA from INSEAD.

Eugene Lambert serves as Research and Technology Director. Dr. Lambert joined AHL in 1992 with responsibility for the development and management of AHL's proprietary trading system environment. Appointed Head of Trading Systems in 1994, Dr. Lambert had primary responsibility for the transition to 24-hour, real-time trading, completely re-engineering prior trading systems to deliver a faster and more robust infrastructure. Dr. Lambert joined DE Shaw & Co as a consultant in 1996 and left in 1997 to form Aspect. From 1989 to 1992, Dr. Lambert was a Project Leader at Hughes Network Systems, Inc. and from 1987 to 1989 was a Programmer and Analyst at Morgan Stanley & Co. Dr. Lambert holds a B.Sc. in Computer Science and Electronic Engineering from King's College, London and a D.Phil. in Adaptive Control Systems from Oxford University.

Michael Hornung serves as Chief Operating Officer. From 1995 to 2001, Mr. Hornung worked in the European Corporate Finance department of J. Henry Schroder & Co. becoming a Vice President following the merger to form Schroder Salomon Smith Barney. From 1993 to 1995, Mr. Hornung trained as a Solicitor at Radcliffes Crossman Block, a London-based law firm. Mr. Hornung holds a MA in Engineering from Cambridge University.

Non-Executive Directors

The non-executive directors consult with Aspect on its business plans and trading strategy development, but are not active in its day-to-day operations.

Michael Adam is non-executive Director of GFInet, a leading derivatives broker. In 1994, after leaving AHL, Mr. Adam co-founded a software company, called Inventure, where he acted as Chairman. Inventure provided the foreign exchange option evaluation software, Fenics, and the trader analytical tool, Ranger, formerly developed for Paul Tudor Jones. Mr. Adam was a Director of Brockham Securities Limited from 1982 to 1987, with particular responsibility for the design and implementation of quantitative trading systems. In 1987, Mr. Adam formed AHL with Martin Lueck and David Harding. From 1991 to 1993, Mr. Adam was Managing Director of Adam Harding & Lueck AG in Switzerland, with responsibility for building its brokerage, execution and administrative operations. From 1993 to 1994, Mr. Adam was Managing Director of AHL in London. Mr. Adam was awarded a scholarship to study Physics at Magdalen College, Oxford.

Rainer-Marc Frey is the Managing Partner of the RMF Investment Group, which he founded in 1992. From 1989 to 1991, Mr. Frey worked at Salomon Brothers and was appointed Director in charge of Trading for Salomon Brothers in both Zurich and Frankfurt. In 1991, Mr. Frey was promoted to the position of International Equity Syndicate Manager at Salomon Brothers International in London. From 1987 to 1989 Mr. Frey worked at Merrill Lynch and was appointed Vice President. Mr. Frey holds a degree in banking from the St. Gallen Graduate School of Business and Administration in St. Gallen, Switzerland.

Trading Programs

Aspect offers two qualitatively different systematic futures trading programs. Although the same basic systematic and quantitative method underlies both programs, the Diversified Program implements momentum-based models, whereas the International Fixed Income Program uses both momentum and value systems. The diversification policies and markets traded by the Diversified Program also differ from those included in the International Fixed Income Program, with a resulting adjustment in risk management parameters. Aspect will trade the Diversified Program on behalf of the Fund.

Aspect Diversified Program

The Aspect Diversified Program is a systematic global futures trading program. Its goal is the generation of significant long-term capital growth independent of stock and bond market returns. This program continuously monitors price movements in a wide range of global financial, currency and commodity markets, searching for profit opportunities over periods ranging from a few hours to several months.

Aspect has designed the Aspect Diversified Program to have broad market diversification (subject to liquidity constraints). Aspect's quantitative resources are sufficient to enable it to design and implement a broadly diversified portfolio with a significant allocation to numerous different markets.


Aspect's Diversified Program trades over 85 markets in the seven major market sectors: currencies, energy, metals, stock indices, bonds, agricultural commodities and interest rates, implementing momentum strategies. Aspect is constantly examining new, liquid and uncorrelated markets to incorporate in the program with the aim of improving its reward/risk ratio and capacity. Aspect has no market or sector preferences, believing that, allowing for liquidity effects, equal profitability can be achieved in the long-term in all markets.


The key factors in determining the asset allocation are correlation and liquidity. Correlations are analyzed at the sector, sub-sector, economic block and market levels to design a portfolio which is highly diversified.

Aspect International Fixed Income Program

The Aspect International Fixed Income Program is a systematic global fixed income trading program. The Program's objective is to deliver substantial appreciation over the long-term, irrespective of bond and currency market direction. A diversified portfolio is achieved by combining value and momentum strategies over multiple timeframes, across a broad universe of over 25 markets worldwide, including government bonds, interest rates and currencies.

The momentum strategies are designed to catch price trends in the markets over multiple timeframes. The value strategies are designed to exploit differences in relative value by trading long/short pairs of bonds and currencies. Value strategies are uncorrelated with overall market movements as well as generally independent of the momentum strategies. The resulting portfolio benefits from a high degree of diversification and therefore has higher risk adjusted returns than the component parts.

The key factors in determining the asset allocation between momentum and value strategies and markets are correlation and liquidity. Correlations are analyzed at the sector, economic block and market levels to design a portfolio which is highly diversified. In general, individual market allocations range between 3% and 4% of the portfolio, with a maximum level of 7%.

Allocation of Risk Exposures in the Aspect Diversified Fund Limited


As of January 31, 2002, the approximate allocation of risk exposures in the Aspect Diversified Fund Limited was as follows:

                            Bonds              18.00%
                            Interest Rates     13.50%
                            Stocks             13.50%
                            Metals             11.67%
                            Energy             11.67%
                            Agricultural
                             Commodities       11.67%
                            Currencies         19.99%
                                 Total        100.00%

Trading Approach

Central to Aspect's strategy -- in both the Diversified and the International Fixed Income Programs -- is a systematic approach to speculative futures trading. Aspect believes that market behavior is not 100% random and that there are statistically predictable movements which can be identified and captured. The key to finding these movements is rigorous research. Aspect has built up a historical database of fundamental and price data for the bond, currency, stock index, interest rate, agriculture, energy and metal markets in worldwide economies and has tested its investment theories over many years of data using powerful proprietary technology and a statistical research process. Aspect's trading approach is guided by the following principles:

.. Discipline

Aspect believes that one of the keys to successful trading is discipline. Aspect has capitalized on the expert knowledge of its directors to research a set of trading rules which have been rigorously tested over fourteen years of market history. These trading rules are strictly adhered to with no human intervention or discretionary overlay. The detailed research process has been combined with the directors' experience in the computer automation of quantitative trading systems in order to develop and implement the Aspect's strategy. Aspect believes that this approach has the following benefits:

Speed

Rapid analysis of market data and efficient order execution.

Discipline

Rigorous implementation of the results of statistically based research.

Risk Management

Real time comprehensive risk management, 24 hours-a-day.

Aspect has built its technology architecture using leading edge techniques, resulting in a system which is highly responsive to market movements.

.. Diversification by Trading Strategy and by Market (within the interest rate and currency sectors in the case of the International Fixed Income Program)

The combined effects of market participants drive the price action in any market, and Aspect believes that every investor has a slightly different strategy, time horizon and risk tolerance. At any given moment in a market, short term traders may be dominant or longer term investors may be the main driving force. As a result, Aspect applies a range of different styles in both of its programs in an attempt to capitalize on the price action triggered by different investors. Aspect believes that utilizing multiple trading strategies in the same Program provides an important level of diversification.

In each market, Aspect applies up to twelve different trading systems spread across six frequencies. Strategies have been selected in an effort to maximize portfolio diversification. The slowest systems have been engineered to capture medium and long term trends lasting weeks or months, while the fastest system often operates against the long term trend to capitalize on short term market movements perhaps lasting a few days. This is reflected in the near-zero degree of correlation between the slow and very fast systems.

.. Efficiency

Aspect implements its systems through a highly efficient operational infrastructure.

Aspect's positions in every market are reviewed between five and fourteen times each day. Review times have been set on the basis of a study of minute-by-minute liquidity in each market in an attempt to minimize the risk of trading during illiquid periods.

The speed of analysis and order execution are key determinants of slippage and therefore profitability. Aspect has designed its implementation environment such that positions can be reviewed and, if necessary, trades signaled in less than a second.

Ongoing Research

Aspect has recruited a research team of eight experienced professionals who are responsible for monitoring the Aspect programs and for pursuing the company's research strategy. The research process focuses on translating well understood hypotheses regarding market behavior into practical, automated trading systems and testing these hypotheses using historic market data. All historic analysis is subjected to rigorous statistical analysis, in an attempt to minimize the risk and to maximize the robustness of the approach. Once selected, hypotheses form the basis for long- term projects which can take many months to complete.

As a consequence of this research process, Aspect may, from time to time, change or refine the trading systems employed to manage its accounts.

Past Performance of Aspect


Table A-1 reflects the performance results of the Diversified Fund Ltd., U.S. Dollar Class A Shares, a single pool account that is traded according to Aspect's Diversified Program, for the period December 1998 (inception of account trading) through January 31, 2002. This account is presented as representative of Aspect's Diversified Trading program.

Table A-2 reflects the performance results of the International Fixed Income Fund Ltd., U.S. Dollar Denominated, a single pool account that is traded according to Aspect's International Fixed Income program for the period September 2000 (inception of account trading) through January 31, 2002. This account is presented as representative of Aspect's International Fixed Income program.

Aspect advises exempt commodity futures accounts for qualified eligible persons. The performance of these accounts, except as presented in Table A-1 and A-2, is not included in the performance records. Aspect believes that the performance information appearing in each table presented is an accurate representation of each respective program. References to total assets managed by Aspect in a particular program or overall include notional funds.

Table B-1, the Pro Forma Table, presents the performance results of the Diversified Fund Ltd. adjusted for fees and expenses applicable to the Fund for the period December 1998 through December 31, 2001.

Table B-2 presents the actual performance of the Diversified Program as traded for the Fund for the period January 4, 2002 through January 31, 2002.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                   Table A-1
                            Aspect Capital Limited
              Diversified Program -- Aspect Diversified Fund Ltd.
                          U.S. Dollar Class A Shares
   December 16, 1998 (Inception of Account Trading) Through January 31, 2002

     ----------------------------------------------------------------------
                                       Percentage monthly rate of return
     ---------------------------------------------------------------------
                                       2002    2001   2000   1999   1998
     ---------------------------------------------------------------------
     January.......................... (5.15)   0.87   1.64  (4.88)   -
     February.........................          0.35  (0.28)  2.86    -
     March............................         10.48  (0.57) (4.84)   -
     April............................         (6.85) (2.69)  7.26    -
     May..............................         (2.10)  3.72  (2.53)   -
     June.............................          0.41  (3.19) (0.42)   -
     July.............................          3.52  (1.85) (3.16)   -
     August...........................          2.72   3.43  (0.67)   -
     September........................         10.13  (0.16) (1.76)   -
     October..........................          5.25   3.62  (3.40)   -
     November.........................         (5.62)  8.12   7.66    -
     December.........................         (2.81) 11.73   5.66  0.40
     Annual (or Period) Rate of Return (5.15)% 15.77% 24.93%  0.65% 0.40%

                         Compound Average Annual Rate of Return (12/98-1/31/02) 10.86%
--------------------------------------------------------------------------------------
Inception of Trading by CTA:                    December 16, 1998
Inception of Trading in this Account:           December 16, 1998
Number of Open Accounts as of January 31, 2002:                25
Aggregate Assets in all Programs:                    $588 Million* (1/02)
Aggregate Assets in Program:                         $511 Million  (1/02)
Aggregate Assets in this Account:                  $108.3 Million  (1/02)
Largest Monthly Draw-Down:                                  6.85%  (4/01)
Largest Peak-to-Valley Draw-Down:                          13.00%  (11/01-1/02)

* Futures trading.
--------------
Notes follow Table A-2.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
       ----------------------------------------------------------------

                                   Table A-2
       Other Futures Trading Programs Directed by Aspect Capital Limited
             For the Period January 1997 Through January 31, 2002


                     Inception
                        of      Number  Number of                      Aggregate
                      Trading     of       Open    Aggregate Assets    Assets in                             Largest
                     for this    Open    Accounts  in this Account      Program        Largest Monthly    Peak-to-Valley
  Name of Program     Account  Accounts in Program January 31, 2002 January 31, 2002      Draw-Down         Draw-Down
----------------------------------------------------------------------------------------------------------------------------
International Fixed
Income Program-
International Fixed
Income Fund Ltd-U.S.
Dollar Denominated   Sept. 00     1         5       $14.9 million     $77 million       1.53%  (1/02)     2.76% (4/01-5/01)




                         Percentage Annual Rate of Return
                     (Computed on a Compounded Monthly Basis)
  Name of Program     2002   2001     2000     1999 1998 1997
-------------------------------------------------------------
International Fixed
Income Program-
International Fixed
Income Fund Ltd-U.S.
Dollar Denominated   (1.53)  9.51       17.38   --   --   --
                                   (4 Months)

Aggregate assets in all Aspect futures programs was approximately $588 million as of January 31, 2002.
--------------
Notes follow Table


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
       ----------------------------------------------------------------

Notes to Aspect Tables A-1 and A-2


(a) "Draw-Down" is defined as losses experienced by the account presented over a specified period of time.

(b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the account presented in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

(c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month end net asset value (regardless of whether it is continuous) due to losses sustained by the account presented during a period in which the initial month-end net asset value of such draw-down has not been equal to or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month end net asset value to the lowest month-end net asset value are indicated.

(d) "Monthly Rate of Return" ("Monthly ROR") is calculated by dividing net income for the month by equity available as of the beginning of the month (including contributions made at the start of the month).

(e) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one
    (1) divided by the number of years in the performance summary and then one
    (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A-1.

(f) "Inception of Trading" is the date on which Aspect began trading the accounts presented.

Additional Footnote for Qualified Eligible Person Accounts


Aspect advises exempt commodity futures accounts for qualified eligible persons. The performance of these accounts, except as presented in Tables A-1 and A-2, is not included in the performance records. Aspect believes that the performance information appearing in each table presented is an accurate representation of each respective program.

                                   Table B-1
                            Aspect Capital Limited
                             Pro Forma Performance
              Diversified Program -- Aspect Diversified Fund Ltd
                       December 1998--December 31, 2001

        ---------------------------------------------------------------
                                             Pro Forma Performance
        --------------------------------------------------------------
                                          2001   2000   1999    1998
        --------------------------------------------------------------
        January..........................  0.45   1.50  (5.33)    -
        February......................... (0.10) (0.83)  2.24     -
        March............................ 10.08  (1.13) (5.43)    -
        April............................ (5.87) (3.25)  6.66     -
        May.............................. (2.12)  3.13  (3.06)    -
        June............................. (0.12) (3.78) (0.99)    -
        July.............................  2.40  (2.43) (3.69)    -
        August...........................  1.77   2.81  (1.26)    -
        September........................  9.08  (0.74) (2.33)    -
        October..........................  4.76   3.45  (4.00)    -
        November......................... (6.12)  9.58   7.03     -
        December......................... (3.28) 11.48   5.25   0.20
        Annual (or Period) Rate of Return  9.92% 20.23% (5.88%) 0.20%

         Compound Average Annual Rate of Return (12/98-12/31/01) 7.40%
         -------------------------------------------------------------
         Largest Monthly Draw-Down:          6.12%    (11/01)
         Largest Peak-to-Valley Draw-Down:  16.45%  (1/99-10/99)

--------------
Table B-1 is based upon a fund size of $72 million.

                                   Table B-2
                            Aspect Capital Limited
                            Actual Fund Performance
                              Diversified Program
                   January 1, 2002 Through January 31, 2002

             ------------------------------------------------------
                                               Actual Performance
             -----------------------------------------------------
                                                      2002
             -----------------------------------------------------
             January..........................       (3.62)
             February.........................         -
             March............................         -
             April............................         -
             May..............................         -
             June.............................         -
             July.............................         -
             August...........................         -
             September........................         -
             October..........................         -
             November.........................         -
             December.........................         -
             Annual (or Period) Rate of Return       (3.62)

             Largest Monthly Draw-Down:        3.62%    (1/02)
             Largest Peak-to-Valley Draw-Down: 3.62% (1/02-1/02*)

* Indicates account is in a current draw-down. See Notes.
Notes appear beginning on Page 39.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
       ----------------------------------------------------------------

Notes to Tables B-1 for all Advisors

Each Table B-1 was prepared by the general partner and presents the results of applying certain arithmetical calculations to various figures in each advisor's composite performance record for the program or portfolio that will be traded for the Fund in order to indicate approximately what the month-to-month effect on such figures would have been had the accounts in question been charged the brokerage, management, incentive fees and other expenses that will be paid by the Fund, as opposed to the brokerage commissions and management, incentive fees and other expenses that they did in fact pay, and received interest income on 80% of account equity. Adjustments for pro forma other expenses and the remaining initial and continuous offering expenses were made to each Table B-1 based upon an assumed average partnership size of $72 million. The pro forma calculations are made on a month-to-month basis, that is, the pro forma adjustment to brokerage commissions, management and incentive fees, other expenses and interest income in one month does not affect the actual figures that are used in the following month for making the similar pro forma calculations for that period, except for pro forma incentive fees as described in Note 4.

Accordingly, the pro forma tables do not reflect on a cumulative basis the effect of the difference between the fees to be charged to and interest earned by the Fund and the fees and commissions charged to and interest earned by the accounts in the actual performance tables.

    1. Pro forma brokerage fees for each month have been calculated by adding the sum of (a) actual ending equity, actual management and incentive fees, actual brokerage commissions, actual other expenses and pro forma interest income minus actual interest income (the "Base Amount"), and
        (b) multiplying the result by .45% (an annual rate of 5.4%), plus estimated NFA, exchange, "give-up" and floor brokerage fees.

    2. Pro forma management fees for each month have been calculated by taking the Base Amount, subtracting pro forma brokerage fees and pro forma other expenses and multiplying the result by 1/6 of 1% or 1.25%/12.

    3. Pro forma other expenses have been calculated by (a) adding actual beginning equity to the sum of: actual ending equity, actual management and incentive fees, actual brokerage commissions and actual other expenses, (b) subtracting actual interest income, (c) dividing this sum by two ("Average Equity"), and multiplying the result by 0.63%. In addition, an adjustment was made for the remaining expenses of the initial offering period in accordance with the terms set forth in this prospectus.

    4. Pro forma incentive fees have been calculated by: (a) adding to the actual net performance, actual management and incentive fees, actual brokerage commissions and actual other expenses, (b) subtracting actual interest income, pro forma brokerage fees, pro forma management fees and pro forma other expenses (excluding expenses of the initial and continuous offering in the case of some advisors), and (c) multiplying the resulting figure by 20%. Pro forma incentive fees were calculated on a monthly basis (in accordance with generally accepted accounting principles) so as to reflect the reversal of previously accrued incentive fees when profits sufficient to generate incentive fees are recognized as of the end of an interim month in a year but lost in a subsequent month in such year. In the case where there is cumulative negative net performance that must be reversed before an incentive fee becomes payable, and there are net withdrawals, the cumulative negative net performance amount has been proportionately reduced. The Fund's incentive fee will be paid as of the end of each calendar year. The pro forma reflects such end of year payments, if earned.

    5. Pro forma interest income has been calculated by: (a) taking the Average Equity amount (the estimated cash balance on which the Fund is expected to earn interest income), (b) multiplying it by 80% and (c) multiplying the result by the monthly historical 30-day Treasury bill rate. For purposes of calculating pro forma interest income, Fund interest was estimated using historical 30-day Treasury bill rates of the time period presented on Tables B-1. Such rates may differ from current 30-day Treasury bill rates that will be used to calculate Fund interest income. The application of historical rates may compare more closely to the interest income reflected in the advisors' performance tables which was most likely earned at the then prevailing interest rates of a particular time period.

    6. Pro forma monthly rate of return ("Pro Forma Monthly ROR") equals pro forma net performance divided by the actual beginning equity (from the historical performance tables) or equity adjusted for material additions and withdrawals, where applicable.

    7. Pro forma annual rate of return equals the Pro Forma Monthly ROR compounded over the number of periods in a given year, that is each Pro Forma Monthly ROR in hundredths is added to one (1) and the result is multiplied by the previous period's Pro Forma Monthly ROR similarly expressed. One is then subtracted from the product. The Compound Average Annual Rate of

        Return for the entire period presented is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the period presented and then one (1) is subtracted. The Compound Average Annual Rate of Return for the entire period appears as the last entry in the column for programs selected to trade on behalf of the Fund.

Additional Notes to Tables B-1 and Notes to Tables B-2 for all Advisors

    1. "Draw-Down" is defined as losses experienced by a program over a specified period of time.

    2. "Largest Monthly Draw-Down" is the largest pro forma (Table B-1) or actual (Table B-2) monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

    3. "Largest Peak-to-Valley Draw-Down" is the greatest cumulative pro forma (Table B-1) or actual (Table B-2) percentage decline in month end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program during a period in which the initial composite month-end net asset value of such peak-to-valley draw-down is not equaled or exceeded by a subsequent month's composite ending net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value of such decline are indicated. In the case where the program is in a current draw-down, the month of the lowest net asset value of such draw-down is marked by an asterisk (*).

Beacon Management Corporation

Background


Beacon Management Corporation continues the futures trading advisory business formerly conducted by Beacon Management Corporation N.V., a Netherlands Antilles corporation formed in September 1982 by Commodities Corporation, and by Comtrade Associates, a partnership founded in 1977. Beacon is registered as a commodity trading advisor and commodity pool operator and is a member of the NFA. Comtrade Associates registered as a commodity trading advisor in June 1978, and Beacon registered in September 1982.


Principals

Grant W. Schaumburg Jr. is the chairman of Beacon. He has worked for Beacon and affiliated firms since 1978. He participated in management consulting work for large corporations and contract research for government agencies from 1970 to 1982. He was a partner of Comtrade Associates, a commodity trading advisor that managed futures accounts from 1980 to 1982. Mr. Schaumburg served as trading systems manager for Commodities Corporation from 1982 to 1987, and was an associated person with that firm from 1984 to 1993. He was a founder of Mount Lucas Management Corporation and Mount Lucas Index Management, and was their president from their inception through July 1999. Mr. Schaumburg is registered as a commodity trading advisor and a commodity pool operator and is a member of the National Futures Association. Mr. Schaumburg received an A.B. magna cum laude from Harvard College with highest honors in applied mathematics and a Ph.D. in economics from Harvard University.

Mark S. Stratton is the president of Beacon. He has worked for Beacon and its affiliates since 1984 and became a principal in 1991. Mr. Stratton began his futures career in 1972 at Commodities Corporation where he was senior research associate. He was a founder of Mount Lucas Management and Mount Lucas Index Management and their senior vice president from their inception through June 1999. He is responsible for operations, data processing, trading, and research, and developed Beacon's trade simulation, trade accounting and data processing software. Mr. Stratton attended the University of Chicago.

Karen L. Zaramba is vice president of operations for Beacon. She joined Beacon in 1999 and became a principal in July 2000. Prior to May 1990, she held several positions with Prudential Asset Management Company and Prudential Asset Sales and Syndications, subsidiaries of The Prudential Insurance Company of America, including marketing, marketing support, product development and private placement activity. From May 1990 until March 1999, she was a principal of Zaramba-Nash Financial Services, Inc., a consulting organization which she co-founded. Ms. Zaramba received a B.S. cum laude in Finance from Villanova University, and an MBA with concentrations in finance and international business from Seton Hall University.

Thomas J. Nash is vice president of administration for Beacon. He joined Beacon in 1999, and became a principal in July 2000. Prior to May 1990, he held a variety of positions with The Prudential Insurance Company of America and the Prudential Asset Management Company, including assignments involving marketing, marketing support, product development and administration. From May 1990 until March 1999, he was a principal of Zaramba-Nash Financial Services, Inc., a consulting organization which he co-founded. Mr. Nash received a B.S. in Marketing from Fairleigh Dickinson University, and an MBA with a concentration in finance from Seton Hall University.

John W. Fryback is director of marketing for Beacon. He is responsible for developing and maintaining relationships with institutional clients and futures investment pool operators. He joined Beacon in January 2000 and was made a principal in February 2001. Mr. Fryback has worked in the field of finance since 1971, holding various futures-related positions with Reynolds Securities, Inc. from 1976 to 1979; Elms Capital Management Corp. from 1979 to 1981; Kidder Peabody & Co. Inc. from 1981 to 1988; and Chemical Bank from 1989 to 1991. From 1991 until immediately prior to joining Beacon, Mr. Fryback was president of Fryback Associates, Inc., where he marketed a variety of futures products for Beacon and its affiliates as an independent contractor. Mr. Fryback received a B.A. in business management from Indiana University.

John C. Plimpton is director of corporate development and principal of Beacon. He joined the firm in February 2001, and is responsible for raising capital and structuring new products. Mr. Plimpton has been involved in finance for a decade. He was an agent for both The Prudential Insurance Company of America from 1991 to 1994 and Massachusetts Mutual Life Insurance Company from 1994 to 1995. He served as director of investment services for Willowbridge Associates, Inc. from February 1995 to August 2000. Immediately prior to joining Beacon, Mr. Plimpton was director of business development for Quantitative Financial Strategies from September 2000 to January 2001. Mr. Plimpton received a B.A. in economics from the University of Chicago and an MBA in corporate finance and corporate accounting from the University of Rochester Simon School of Management.

Trading Approach

Beacon currently offers and trades its Meka program on behalf of the Fund. Meka aggressively invests in a broadly diversified set of assets using proprietary trend-following systems and portfolio allocation software. The program's objective, which is similar to the Fund's, is to use diversification and leverage to earn returns over the long term from a variety of futures and forward markets. Meka is executed in futures markets which facilitate asset allocation shifts and offer flexible leverage.

The implementation of Meka is quantitative and computer-based. Meka allocates exposure to each market based on the relationships among the different markets and among the trend-following systems. Positions can be short as well as long, depending on the recent trend of prices. Several different trend- following approaches are employed in the portfolio, including approaches based on moving averages, breakouts, option replication, and volatility. They vary from short-term methods that trade almost every day to long-term methods that sometimes hold positions for over a year.


The amount of funds normally committed as margin for commodity futures contracts averages approximately 40% to 50$. Under certain conditions, the amount committed to margin may be substantially higher.



Beacon also offers a moderate volatility version of Meka, Meka-MV. The most significant differences between Meka-MV and Meka are (i) the target volatility of Meka-MV is approximately half as much as it is for Meka and (ii) Meka-MV does not trade futures contracts or equity indices. The amount of funds normally committed as margin in the Meka-MV program for commodity futures contracts averages approximately 20% to 25%. Under certain conditions, the amount committed to margin may be substantially higher.


Trading Programs


Based on the Meka portfolio as of January 31, 2002, the distribution of risk exposure by market sector for the Meka program was:



           global equity indices      including U.S. large and           12%
                                      small cap, Japanese, Australian,
                                      and European markets
           global bonds               including U.S. long and             9%
                                      intermediate treasuries,
                                      Japanese government bonds, and
                                      European bonds
           foreign currencies and     including the U.S. dollar vs.
               currency cross rates   the Japanese Yen, the Euro,        18%
                                      and the British Pound
           energy markets             including crude oil, gasoline,      7%
                                      and natural gas
           metals                     including gold, silver, and        14%
                                      copper
           world commodity markets    including grains, meats,           40%
                                      coffee and sugar
                                      Total                             100%


Past Performance of Beacon


Table A-1 reflects the composite capsule performance results of all accounts traded according to Beacon's Meka Program, at standard leverage, for the period August 1995 (inception of client trading for the Meka Program) through January 31, 2002.


Table A-2 reflects the composite capsule performance results of all other trading programs, including certain Meka Program accounts that are not traded at that program's standard leverage, directed by Beacon for the time periods indicated on the table.

Table A-3 reflects the composite capsule performance results of other trading programs directed by affiliates of Beacon for the time periods indicated on the table.


The composite rates of return shown are not representative of any rate of return actually achieved by any single account represented in the records. Different accounts, even though traded according to the same strategy or program, can have varying investment results. Different results can occur among accounts for a variety of reasons, such as: procedures governing timing for the start of trading and means of moving toward full portfolio commitment for new accounts; the period during which accounts are active; leverage employed; the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to a strategy or program; the amount of interest income earned by an account, which will depend on the rates paid by a clearing broker on account cash and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills; the amount of management and incentive fees; the amount of brokerage commissions; the timing of orders to open or close positions; the market conditions, which in part determine the quality of trade executions; and trading instructions and restrictions of the client. Additionally, the program used (although all accounts may be traded in accordance with the same program, such program nay be modified periodically as a result of ongoing research and development by Beacon) may have an effect on performance results.


Table B-1, the Pro Forma Table, presents the composite performance results of the Meka Program adjusted for fees and expenses applicable to the Fund for the period January 1997 through May 31, 2000.



Table B-2 presents the actual performance of the Meka Program as traded for the Fund for the period June 1, 2000 through January 31, 2002.



PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                   Table A-1
                         Beacon Management Corporation
                              MEKA Trading System
      August 1995 (Inception of Client Trading) Through January 31, 2002




                                         Percentage monthly rate of return
----------------------------------------------------------------------------------
                                  2002     2001    2000    1999    1998    1997
----------------------------------------------------------------------------------
January.......................... (8.12)   (2.83)  (5.96)  (1.85)   2.07   13.24
February.........................           1.45    5.24   11.58   13.08    7.99
March............................          12.85    4.65   (3.77)  13.65   (4.56)
April............................          (9.97)   3.87   18.18    4.25    6.88
May..............................           4.07   (0.38) (11.49)   1.16    1.40
June.............................           7.18    3.19   (1.17)  (2.26)  (2.08)
July.............................         (11.02)  (0.57) (12.57)  11.60   16.52
August...........................         (10.98)  18.70   (6.83)   3.46  (13.39)
September........................           4.25   (7.75) (12.29)   4.11    6.48
October..........................          12.68    9.77  (14.12)   3.98   (6.53)
November.........................         (18.40)   0.04   14.61    9.31    6.30
December.........................           0.60   16.18   (4.50)  (5.84)  15.33

Annual (or Period) Rate of Return (8.12)% (14.67)% 53.61% (26.83)% 73.95%  52.51%

        Compound Average Annual Rate of Return (1/1/97-1/31/02) 18.18%

       Supplemental Information -- Annual Rates of Return for Prior Years
       -------------------------------------------------------------------
         1996                          1995
       39.76%                          19.46%
                                       (5 months)

        Compound Average Annual Rate of Return   (8/95-1/31/02) 23.31%

Inception of Trading by CTA:                                       July 1980
Inception of Trading in Program:                                 August 1995
Number of Open Accounts as of January 31, 2002:                            6
Aggregate Assets (Excluding "Notional" Equity) in all Programs: $106,571,000    (1/02)
Aggregate Assets (Including "Notional" Equity) in all Programs: $130,116,000    (1/02)
Aggregate Assets (Excluding "Notional" Equity) in Program:       $60,070,000    (1/02)
Aggregate Assets (Including "Notional" Equity) in Program:       $60,070,000    (1/02)
Largest Monthly Draw-Down (1):                                        18.87%   (11/01)
Largest Peak-to-Valley Draw-Down (1):                                 49.28% (5/99-10/99)

--------------
(1) represents the largest draw-down for both the required and supplemental period

Notes follow Table A-3


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
       ----------------------------------------------------------------

                                   Table A-2
       Other Trading Programs Directed by Beacon Management Corporation
             For the Period January 1997 Through January 31, 2002

                             Inception   Number        Aggregate            Aggregate                           Largest
                                of         of          Assets in            Assets in          Largest         Peak-to-
                              Trading     Open          Program              Program           Monthly          Valley
      Name of Program         Program   Accounts    January 31, 2002     January 31, 2002     Draw-Down        Draw-Down
------------------------------------------------------------------------------------------------------------------------------
Meka -- Account AA            Aug-95       1           $1,793,000          $ 5,257,000      17.5% (11/01) 23.8%  (11/01-1/02)

Meka -- Account AB            Aug-95       1           $2,641,000          $13,205,000      16.5% (11/01) 19.7%  (11/01-1/02)

Meka -- Account AC            Aug-95       1           $3,612,000          $ 3,612,000       7.9%  (1/02)  7.9%   (1/02-1/02)

Meka LP Pro Forma -- Class B  Aug-95       1           $1,997,000          $ 1,997,000      18.3% (11/01) 46.5%  (5/99-10/99)

Meka -- MV Composite          Oct-99       4          $20,525,000          $20,525,000      10.1% (11/01) 14.2%  (11/01-1/02)

Meka -- MV -- Account N       Oct-99       1             $731,000          $   731,000      20.1% (11/01) 33.0%   (4/01-1/02)

Meka -- MV -- Account X       Oct-99       1             $805,000          $ 5,665,000      18.2% (11/01) 24.0%  (11/01-1/02)

Meka -- MV -- Account W       Oct-99       1             $516,000          $ 3,268,000      18.1% (11/01) 23.8%  (11/01-1/02)

Meka -- MV -- Account Z       Oct-99       1            $(235,000)         $ 1,669,000      16.3% (11/01) 22.3%  (11/01-1/02)

Meka -- MV -- Account R       Oct-99       1          $12,053,000          $12,053,000      19.5% (11/01) 33.5%   (7/01-1/02)

Meka -- MV -- Account S       Oct-99       1           $2,063,000          $ 2,063,000      19.5% (11/01) 31.7%   (4/01-1/02)

Meka -- Account B             Aug-95   N/A-Closed      N/A-Closed           N/A-Closed      17.2% (10/99) 48.3%  (5/99-10/99)

Meka -- Account H             Aug-95   N/A-Closed      N/A-Closed           N/A-Closed      18.5% (10/99) 47.5%  (5/99-10/99)

Meka -- Account L             Aug-95   N/A-Closed      N/A-Closed           N/A-Closed      16.7% (11/01) 20.7%  (7/01-11/01)

Meka -- Account G             Aug-95   N/A-Closed      N/A-Closed           N/A-Closed      18.8% (10/99) 49.7%   (5/99-1/00)

Meka -- Account K             Aug-95   N/A-Closed      N/A-Closed           N/A-Closed       6.2% (10/99)  6.2% (10/99-10/99)

Meka -- Account M             Aug-95   N/A-Closed      N/A-Closed           N/A-Closed      11.7%  (7/01) 22.6%   (4/01-8/01)

Meka -- Account Y             Aug-95   N/A-Closed      N/A-Closed           N/A-Closed            N/A           N/A

Beacon                        Jul-80   N/A-Closed      N/A-Closed           N/A-Closed       6.9%  (8/97) 12.3%  (10/98-3/99)

Eurodollar                    Mar-96   N/A-Closed      N/A-Closed           N/A-Closed       1.0%  (8/97)  3.9%   (5/96-7/98)

Currency Overlay              Feb-94   N/A-Closed      N/A-Closed           N/A-Closed       1.1%  (1/97)  1.1%   (1/97-1/97)

Energy Yield Capture          Sep-91   N/A-Closed      N/A-Closed           N/A-Closed       6.7%  (6/97) 20.8%  (12/96-7/97)


                                                 Percentage Annual Rate of Return
                                             (Computed on a Compounded Monthly Basis)
      Name of Program          2002        2001         2000        1999         1998       1997
-----------------------------------------------------------------------------------------------------
Meka -- Account AA                (8.1)        (5.6)         --           --          --          --
                             (1 Month)   (3 Months)
Meka -- Account AB                (5.4)         4.1          --           --          --          --
                             (1 Month)    (4 Month)
Meka -- Account AC                (7.9)         0.2
                             (1 Month)    (1 Month)          --           --          --          --
Meka LP Pro Forma -- Class B      (8.0)       (13.3)       62.8        (28.2)       72.0        51.8
                             (1 Month)
Meka -- MV Composite              (3.8)         1.5        26.2         (3.1)         --          --
                             (1 Month)                            (3 Months)
Meka -- MV -- Account N           (8.5)       (18.1)       39.3         (4.7)         --          --
                             (1 Month)                             (1 Month)
Meka -- MV -- Account X           (6.8)         1.8          --           --          --          --
                             (1 Month)   (8 Months)
Meka -- MV -- Account W           (6.9)         3.7          --           --          --          --
                             (1 Month)   (8 Months)
Meka -- MV -- Account Z           (6.9)         0.3          --           --          --          --
                             (1 Month)   (5 Months)
Meka -- MV -- Account R           (6.7)       (20.5)       12.4           --          --          --
                             (1 Month)               (2 Months)
Meka -- MV -- Account S           (7.1)       (15.3)       11.7           --          --          --
                             (1 Month)               (2 Months)
Meka -- Account B                   --         (5.8)       40.0        (31.8)       13.5          --
                                                                              (8 Months)
Meka -- Account H                 (2.9)        (9.0)       29.6        (44.9)         --          --
                             (1 Month)                            (8 months)
Meka -- Account L                   --         (8.0)       65.3         (2.5)         --          --
                                        (11 Months)               (3 Months)
Meka -- Account G                   --           --        (3.2)       (47.9)         --          --
                                                      (1 Month)   (8 Months)
Meka -- Account K                   --           --          --         (0.5)         --          --
                                                                  (2 Months)
Meka -- Account M                   --        (11.3)       43.9         10.3          --          --
                                         (9 Months)               (2 Months)
Meka -- Account Y                   --           --         2.4           --          --          --
                                                     (2 Months)
Beacon                              --           --          --          9.5        10.6        29.4
                                                                  (9 Months)
Eurodollar                          --           --          --         (1.5)        2.0        (1.5)
                                                                 (11 Months)
Currency Overlay                    --           --          --           --          --         0.5
                                                                                          (2 Months)
Energy Yield Capture                --           --          --           --          --       (11.1)
                                                                                         (11 Months)

Aggregate assets in all Beacon programs was approximately $107 million (excluding "notional" funds) and $130 million (including "notional" funds) as of January 31, 2002.
--------------
Notes follow Table A-3


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
       ----------------------------------------------------------------

                                   Table A-3
Other Trading Programs Directed by Affiliates of Beacon Management Corporation
               For the Period January 1997 Through July 31, 1999

Mount Lucas Index Management Corporation

                    Inception  Number    Aggregate Assets     Aggregate Assets
                       of        of         in Program           in Program        Largest        Largest
                     Trading    Open      July 31, 1999        July 31, 1999       Monthly     Peak-to-Valley
  Name of Program    Program  Accounts (Excluding Notional) (Including Notional)  Draw-Down      Draw-Down
----------------------------------------------------------------------------------------------------------------
MLM Index            Oct-93    N/A(1)         N/A(1)               N/A(1)        6.24% (3/99) 6.24% (3/99-3/99)

Leveraged MLM Index  May-96    N/A(1)         N/A(1)               N/A(1)        13.8% (3/99) 14.8% (3/99-6/99)


                        Percentage Annual Rate of Return
                    (Computed on a Compounded Monthly Basis)
  Name of Program         1999            1998       1997
------------------------------------------------------------
MLM Index                (0.7)         13.7        5.1
                    (7 Months)
Leveraged MLM Index      (4.8)         29.5        3.8
                    (7 Months)

Mount Lucas Management Corporation

                        Inception  Number    Aggregate Assets     Aggregate Assets
                           of        of         in Program           in Program        Largest        Largest
                         Trading    Open      July 31, 1999        July 31, 1999       Monthly     Peak-to-Valley
    Name of Program      Program  Accounts (Excluding Notional) (Including Notional)  Draw-Down      Draw-Down
-------------------------------------------------------------------------------------------------------------------
Mount Lucas Diversified  Dec-87    N/A(1)         N/A(1)               N/A(1)         8.9% (3/99) 9.0% (8/97-9/97)


                            Percentage Annual Rate of Return
                        (Computed on a Compounded Monthly Basis)
    Name of Program           1999           1998        1997
----------------------------------------------------------------
Mount Lucas Diversified        5.5        14.2        31.2
                        (7 Months)

--------------
Notes follow Table
(1) As of July 15, 1999, Beacon Management Corporation is no longer affiliated with Mount Lucas Index Management Corporation or Mount Lucas Management Corporation.




       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
       ----------------------------------------------------------------

Notes to Beacon Tables A-1, A-2 and A-3

In the preceding performance summary, Beacon has adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully-Funded Subset Advisory") published by the CFTC. The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by actual funds (as defined in the Advisory).

To qualify for use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests that are designed to provide assurance that the Fully- Funded Subset and the resultant rates of return are representative of the trading program. Beacon has performed these tests.

(a) "Draw-Down" is defined as losses experienced by an account over a specified period of time.

(b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

(c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program on a composite basis during a period in which the initial month-end net asset value of such draw-down is not equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month end net asset value to the lowest month-end net asset value are indicated.

    For purposes of the Largest Peak-to-Valley Draw-Down calculation, any Draw-Down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.


(d) Monthly rate of return ("Monthly ROR") in the case of the composite performance capsules is calculated by dividing net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully-Funded Subset method.



    Monthly ROR in the case of individual account presentations is calculated by dividing net performance by the beginning equity. Monthly ROR is calculated using the time-weighting method if or when material additions or withdrawals are made other than at the beginning or end of the month.



(e) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR over the months in a given year, that is, each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A-1.

                               Table B-1
                         Beacon Management Corporation
                             Pro Forma Performance
                             Meka Trading Program
                       January 1997 Through May 31, 2000

                                        Percentage Monthly Rate of Return
      ---------------------------------------------------------------------
                                              Pro Forma Performance
      --------------------------------------------------------------------
                                         2000     1999      1998   1997
      --------------------------------------------------------------------
      January.......................... (6.61)     (2.95)   1.71   13.66
      February.........................  5.11      11.23   13.65    8.04
      March............................  4.58      (3.68)  13.81   (5.20)
      April............................  3.72      17.65    3.96    6.63
      May.............................. (0.72)    (11.44)   0.61    1.21
      June.............................     -      (1.15)  (2.73)  (6.19)
      July.............................     -     (13.66)  11.03   17.06
      August...........................     -      (7.40)   3.10  (14.31)
      September........................     -     (12.71)   4.37    6.39
      October..........................     -     (14.45)   3.72   (7.65)
      November.........................     -      14.14    9.01    6.67
      December.........................     -      (5.00)  (5.81)  14.46
      Annual (or Period) Rate of Return  5.71%    (30.67%) 70.30%  41.82%



                                  Compound Average Annual Rate of Return (1/1/97-5/31/00) 18.19%
------------------------------------------------------------------------------------------------
Largest Monthly Draw-Down:        14.45%                         (10/99)
Largest Peak-to-Valley Draw-Down: 47.73%                      (5/99-10/99*)

--------------
Table is based on a Fund size of $72 million.

                                   Table B-2
                         Beacon Management Corporation
                            Actual Fund Performance
                             Meka Trading Program
                     June 1, 2000 Through January 31, 2002

                                               Actual Performance
           ----------------------------------------------------------
                                             2002     2001    2000
           ---------------------------------------------------------
           January.......................... (8.49)   (3.03)      -
           February.........................           0.94       -
           March............................          12.55       -
           April............................          (9.04)      -
           May..............................           3.33       -
           June.............................           6.19   (1.02)
           July.............................         (10.58)  (1.21)
           August...........................         (10.93)  15.99
           September........................           4.29   (7.54)
           October..........................          12.42    7.94
           November.........................         (18.73)   0.18
           December.........................           0.27   14.95
           Annual (or Period) Rate of Return (8.49)% (16.33)% 30.35%

             Largest Monthly Draw-Down:        18.73%   (11/01)
             Largest Peak-to-Valley Draw-Down: 30.50% (4/01-1/02*)

--------------
* Indicates account is in a current draw-down. See Notes.
Notes appear beginning on page 39.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
       ----------------------------------------------------------------

Campbell & Company, Inc.

Background

Campbell & Company, Inc. ("Campbell") is a Maryland corporation organized in April 1978 as a successor to a partnership originally formed in January 1974. Its offices are located at 210 West Pennsylvania Avenue, Suite 770, Towson, Maryland 21204, and its main telephone number is 410-296-3301. Campbell has been registered with the CFTC as a Commodity Trading Advisor since May 1978 and a Commodity Pool Operator since September 1982, and is a member of the NFA in such capacities.

Principals

Below is biographical information on the principals of Campbell in alphabetical order.

Theresa D. Becks, born in 1963, joined Campbell in 1991 and serves as the Chief Financial Officer, Secretary, Treasurer, and a Director of Campbell. In addition to her role as CFO, Ms. Becks also oversees administration and compliance at Campbell. From December 1987 to June 1991 she was employed by Bank Maryland Corp, a publicly held company. When she left she was vice president and chief financial officer. Prior to that time, she worked with Ernst & Young. Ms. Becks is a C.P.A. and has a B.S. in Accounting from the University of Delaware. Ms. Becks is registered as an Associated Person of Campbell.

Richard M. Bell, born in 1952, began his employment with Campbell in May 1990 and serves as a Senior Vice President-- Trading. His duties include managing daily trade execution for the assets under Campbell's management. From September 1986 through May 1990, Mr. Bell was the managing general partner of several partnerships registered as broker-dealers involved in market making on the floor of the Philadelphia Stock Exchange ("PHLX") and Philadelphia Board of Trade ("PBOT"). From July 1975 through September 1986 Mr. Bell was a stockholder and executive vice-president of Tague Securities, Inc., a registered broker-dealer. Mr. Bell graduated from Lehigh University with a B.S. in Finance. Mr. Bell is an Associated Person of Campbell.

D. Keith Campbell, born in 1942, has served as the Chairman of the Board of Directors of Campbell since it began operations in 1978, was President until January 1, 1994 and Chief Executive Officer until December 1997. Mr. Campbell is the majority voting stockholder. From 1971 through June 1978 he was a registered representative of a futures commission merchant. Mr. Campbell has acted as a commodity trading advisor since January 1972 when, as general partner of the Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on behalf of the Fund. Since then he has applied various technical trading models to numerous discretionary commodity trading accounts. Mr. Campbell is registered with the CFTC and NFA as a commodity pool operator and is registered as an Associated Person of Campbell.

William C. Clarke, III, born in 1951, joined Campbell in June 1977. He is Executive Vice President-- Research and a Director of Campbell. Mr. Clarke holds a B.S. in Finance from Lehigh University where he graduated in 1973. Mr. Clarke currently oversees all aspects of research which involves the development of proprietary trading models and portfolio management methods. Mr. Clarke is registered as an Associated Person of Campbell.


Bruce L. Cleland, born in 1947, joined Campbell & Company in January 1993 and serves as President, Chief Executive Officer and a Director. Mr. Cleland has worked in the International derivatives industry since 1973, and has owned and managed firms engaged in global clearing, floor brokerage, trading, and portfolio management. Mr. Cleland is currently a member of the Board of Directors of the Managed Funds Association, and he has previously served as a member of the Board of Governors of the Comex, in New York. Mr. Cleland is a graduate of Victoria University in Wellington, New Zealand where he earned a Bachelor of Commerce and Administration degree. Mr. Cleland is an Associated Person of Campbell & Company.


Phil Lindner, born in 1954, serves as Vice President -- Information Technology. He has been employed by Campbell since October 1994, became the IT Director in March 1996, and Vice President in January 1998. He oversees Campbell's computer and telecommunications systems. Prior to joining Campbell, Mr. Lindner worked as a programmer and manager for Amtote, a provider of race-track computer systems.

James M. Little, born in 1946, joined Campbell in April 1990 and serves as Executive Vice President-- Marketing and as a Director of Campbell. Mr. Little holds a B.S. in Economics and Psychology from Purdue University. From March 1989 through April 1990 Mr. Little was a registered representative of A.G. Edwards & Sons, Inc. From January 1984 through March 1989 he was the chief executive officer of James Little & Associates, Inc., a registered commodity pool operator and registered broker-dealer. He is the co-author of The Handbook of Financial Futures, and is a frequent contributor to investment industry publications. Mr. Little is registered as an Associated Person of Campbell.

C. Douglas York, born in 1958, has been employed by Campbell since November 1992. He is a Senior Vice President-- Trading for Campbell. His duties include managing daily trade execution for foreign exchange markets. From January 1991-November 1992, Mr. York was the Global Foreign Exchange Manager for Black & Decker. He holds a B.A. in Government from Franklin and Marshall College. Mr. York is registered as an Associated Person of Campbell.

Principals of Campbell may trade futures interests for their own accounts. In addition, Campbell manages proprietary accounts for its deferred compensation plan and some principals. The advisor and its principals reserve the right to trade for their own accounts. There are written procedures that govern proprietary trading by principals. Trading records for all proprietary trading are available for review by clients upon reasonable notice.

Trading Strategy

Trading Systems

Campbell makes trading decisions for all accounts using proprietary technical trading models. The models are technical methods of analyzing market statistics. Since the trading models are proprietary, it is not possible to determine whether Campbell is following the models or not. Trading models currently being used may not produce results similar to those produced in the past. Each of Campbell's portfolios employs multiple models. Portfolios determine what markets are traded; models determine how and when those markets are traded.


Campbell trades eight portfolios:

    (1) The Financial, Metal & Energy Large Portfolio,

    (2) The Financial, Metal & Energy Small (account greater than $5 million) Portfolio,

    (3) The Financial, Metal & Energy Small (below $5 million) Portfolio (closed to new investors),

    (4) The Foreign Exchange Portfolio,

    (5) The Global Diversified Large Portfolio,

    (6) The Global Diversified Small Portfolio,

    (7) The Interest Rates, Stock Indices and Commodities Portfolio, and

    (8) The Ark Portfolio.



Campbell trades its Financial Metal & Energy Small (account greater than $5 million) Portfolio for the Fund. Since Campbell's allocation of Fund assets currently exceeds $10 million, Campbell may, with the approval of the general partner, trade its Financial Metal & Energy Large Portfolio on behalf of the Fund. The objective of both Portfolios is the same and is consistent with the Fund's objective of seeking positive returns from the speculative trading of a portfolio of futures and forward contracts.



Campbell's trading models are designed to detect and exploit medium-term to long-term price changes, while also applying proven risk management and portfolio management principles.



Campbell believes that utilizing multiple trading models provides an important level of diversification, and is most beneficial when multiple contracts of each market are traded. More or fewer trading models than are currently used may be used in the future. Every trading model may not trade every market. It is possible that one trading model may signal a long position while another trading model signals a short position in the same market. It is Campbell's intention to offset those signals to reduce unnecessary trading, but if the signals are not simultaneous, both trades will be taken and since it is unlikely that both positions would prove profitable, in retrospect, one or both trades will appear to have been unnecessary. It is Campbell's policy to follow trades signaled by each trading model independent of what the other models may be recommending.



Over the course of a long-term trend, there are times when the risk of the market may not appear to be justified by the potential reward. In such circumstances some of Campbell's trading models may exit a winning position prior to the end of a price trend. While there is some risk to this method (for example, being out of the market during a significant portion of a price trend), Campbell's research indicates that this is well compensated for by the decreased volatility of performance which may result.


Campbell's trading models may include trend-following trading models, counter-trend trading models, and trading models that do not seek to identify or follow price trends at all. Campbell expects to develop additional trading models and to modify models currently in use and may or may not employ all such models for all of the Fund's accounts. The trading models currently used by Campbell may be eliminated from use if Campbell ever believes such action is warranted.


While Campbell normally follows a disciplined systematic approach to trading, on occasion it may override the signals generated by the trading models. While such action may be taken for any reason at any time at Campbell's discretion, it will normally only be taken to reduce risk in the portfolio and may or may not enhance the results that would otherwise be achieved.



Campbell applies risk management and portfolio management strategies to measure and manage overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation, and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell may reduce or increase position size accordingly. It is possible, however, that this reduction or increase may not enhance the results achieved over time.


Campbell may, from time to time, increase or decrease the total number of contracts held based on increases or decreases in an account's assets, changes in market conditions, perceived changes in portfolio-wide risk factors, or other factors which may be deemed relevant.


Campbell estimates that, based on the amount of margin required to maintain positions in the markets currently traded, aggregate margin for all positions held in the Fund's account will range between 5% and 30% of the account's net assets. From time to time, margin commitments may be above or below these ranges.



The number of contracts that Campbell believes can be bought or sold in a particular market without unduly influencing price adversely may at times be limited. In such cases a portfolio would be influenced by liquidity factors because the positions taken in such markets might be substantially smaller than the positions that would otherwise be taken.


Market Sectors


Distribution of markets traded by volatility weighting (i.e. risk exposure) as of January 31, 2002:



                                        FME-Small   FME-Large
                                       -----------------------
                   Interest rates           25%         24%
                   Currencies               47%         48%
                   Stock indices            12%         14%
                   Energy                   13%         12%
                   Precious and base
                     metals                  2%          2%
                        Total              100%        100%


Past Performance of Campbell


Table A-1 reflects the composite capsule performance results of all accounts traded according to the Financial, Metal & Energy Small Portfolio of Campbell (account greater than $5 million) for the period April 1983 (inception of trading) through January 31, 2002.



Table A-2 reflects the composite capsule performance results of all accounts traded according to the Financial, Metal & Energy Large Portfolio of Campbell for the period April 1983 (inception of trading) through January 31, 2002.



Table A-3 reflects the composite capsule performance results of all other trading programs directed by Campbell for the time periods indicated on the table.

Table B-1, the Pro Forma Table, presents the composite performance results of the Financial, Metal & Energy Small Portfolio (account greater than $5 million) adjusted for fees and expenses applicable to the Fund for the period January 1997 through May 31, 2000.

Table B-2 presents the actual performance of the Financial, Metal & Energy Small Portfolio (account greater than $5 million) as traded for the Fund for the period June 1, 2000 through January 31, 2002.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                   Table A-1
                           Campbell & Company, Inc.
                 Financial, Metal & Energy Small Portfolio(1)
                       Accounts greater than $5 million
      April 1983 (Inception of Trading Program) Through January 31, 2002



                                                Percentage Monthly Rate of Return
-------------------------------------------------------------------------------------------------

                                    2002            2001      2000      1999      1998    1997
-------------------------------------------------------------------------------------------------
January..........................  (0.84)         (1.49)     3.23     (4.61)     2.80      3.85
February.........................                  0.48     (0.52)     1.34     (2.34)     1.63
March............................                  6.15     (2.03)     1.60      5.81     (1.75)
April............................                 (7.97)    (2.55)     5.20     (5.99)    (3.03)
May..............................                  0.92      2.47     (3.15)     4.21     (3.01)
June.............................                 (2.24)     0.77      4.95      1.51      3.62
July.............................                  1.11     (2.56)    (0.64)    (4.04)     8.81
August...........................                  1.29      3.04      1.18      9.95     (5.94)
September........................                  6.68     (3.36)     1.55      3.68      4.53
October..........................                  4.58      2.75     (3.85)     5.52      2.32
November.........................                 (9.94)     5.52      0.78     (0.91)     0.59
December.........................                  3.24      2.36      2.80      1.10      5.41
Annual (or Period) Rate of Return  (0.84)%         1.35%     9.02%     6.80%    22.16%    17.30%
--------------------------------------------------------------------------------------------------
                                  Compound Average Annual Rate of Return (1/1/97-1/31/02) 10.70%

                  Supplemental Information--Annual Rates of Return for Prior Years
-----------------------------------------------------------------------------------------------------
 1996   1995    1994   1993   1992   1991   1990   1989  1988   1987    1986    1985   1984    1983
-----------------------------------------------------------------------------------------------------

37.83% 14.89% (16.76)% 4.68% 13.47% 31.12% 35.24% 42.23% 7.96% 64.38% (30.45)% 33.05% 26.96% (10.34)%
                                                                                             9 Months
-----------------------------------------------------------------------------------------------------

              Compound Average Annual Rate of Return (4/83-1/31/02)  14.29%

Inception of Trading by CTA:                                      January 1972
Inception of Trading in Program:                                   April 1983 (1)
Number of Open Accounts as of January 31, 2002:                             11
Aggregate Assets (Excluding "Notional" Equity) in all Programs: $2,643,531,425       (1/02)
Aggregate Assets (Including "Notional" Equity) in all Programs: $2,776,742,033       (1/02)
Aggregate Assets (Excluding "Notional" Equity) in Program:      $  100,837,713       (1/02)
Aggregate Assets (Including "Notional" Equity) in Program:      $  124,463,498       (1/02)

Largest Monthly Draw-Down:
 Past Five-Year and Year-to-Date Period                                  9.94%       (11/01)
 Inception of Trading Program to Date                                   17.68%       (6/86)

Largest Peak-to-Valley Draw-Down:
 Past Five-Year and Year-to-Date Period                                  9.94%    (10/01-11/01)
 Inception of Trading Program to Date                                   41.94%    (3/86-11/86)

--------------
(1) The Financial, Metal & Energy Small Portfolio ("FME Small") began in February 1995 when accounts smaller than $10 million in size were transferred from the Financial, Metal & Energy Large Portfolio ("FME Large") to the FME Small. Prior to February 1995, all Financial, Metal & Energy accounts were traded together in the FME Large Portfolio. Beginning in July 2000, FME Small Accounts with less than $5 million in assets have been presented in a separate composite table. See Table A-2 and A-3 and footnotes to Tables A-1, A-2 and A-3.


Notes follow Table A-3

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
       ----------------------------------------------------------------

                                   Table A-2
                           Campbell & Company, Inc.
                   Financial, Metal & Energy Large Portfolio
      April 1983 (Inception of Trading Program) Through January 31, 2002

                                                Percentage Monthly Rate of Return
-------------------------------------------------------------------------------------------------

                                    2002            2001      2000      1999      1998    1997
-------------------------------------------------------------------------------------------------
January..........................  (0.71)         (1.09)     3.70     (4.83)     3.25      5.26
February.........................                  0.71     (0.35)     1.45     (2.38)     2.26
March............................                  6.97     (1.96)     0.87      4.95     (2.08)
April............................                 (8.09)    (1.86)     5.60     (5.88)    (3.84)
May..............................                  1.23      2.74     (3.25)     4.34     (1.84)
June.............................                 (1.71)     1.96      4.63      2.04      2.23
July.............................                  1.45     (1.72)    (0.15)    (3.68)     9.27
August...........................                  2.10      3.08      1.22      9.23     (5.14)
September........................                  6.94     (3.23)     1.75      2.97      4.23
October..........................                  4.97      3.19     (4.25)     4.41      2.39
November.........................                 (9.62)     5.98      0.53     (0.50)     0.57
December.........................                  3.71      2.38      3.64      0.64      4.95

Annual (or Period) Rate of Return  (0.71)%         6.20%    14.32%     6.81%    20.07%    18.75%
--------------------------------------------------------------------------------------------------
                                  Compound Average Annual Rate of Return (1/1/97-1/31/02) 12.69%

-----------------------------------------------------------------------------------------------------
 1996   1995    1994   1993   1992   1991   1990   1989  1988   1987    1986    1985   1984    1983
-----------------------------------------------------------------------------------------------------

35.96% 19.46% (16.76)% 4.68% 13.47% 31.12% 35.24% 42.23% 7.96% 64.38% (30.45)% 33.05% 26.96% (10.34)%
                                                                                             9 Months
-----------------------------------------------------------------------------------------------------

              Compound Average Annual Rate of Return (4/83-1/31/02)  15.00%

Inception of Trading by CTA:                                      January 1972
Inception of Trading in Program:                                    April 1983
Number of Open Accounts as of January 31, 2002:                             18
Aggregate Assets (Excluding "Notional" Equity) in all Programs: $2,643,531,425     (1/02)
Aggregate Assets (Including "Notional" Equity) in all Programs: $2,776,742,033     (1/02)
Aggregate Assets (Excluding "Notional" Equity) in Program:      $2,406,475,350     (1/02)
Aggregate Assets (Including "Notional" Equity) in Program:      $2,498,302,723     (1/02)

Largest Monthly Draw-Down:
 Past Five-Year and Year-to-Date Period                                   9.62%    (11/01)
 Inception of Trading Program to Date                                    17.68%    (6/86)

Largest Peak-to-Valley Draw-Down:
 Past Five-Year and Year-to-Date Period                                   9.62% (10/01-11/01)
 Inception of Trading Program to Date                                    41.94% (3/86-11/86)

--------------
Notes follow Table A-3


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
       ----------------------------------------------------------------

                                   Table A-3
          Other Trading Programs Directed by Campbell & Company, Inc.
             for the Period January 1997 Through January 31, 2002



                        Inception            Aggregate Assets     Aggregate Assets                        Largest
                           of      Number       in Program           in Program         Largest           Peak-to-
                         Trading  of Open    January 31, 2002     January 31, 2002      Monthly            Valley
    Name of Program      Program  Accounts (Excluding Notional) (Including Notional)   Draw-Down         Draw-Down
-------------------------------------------------------------------------------------------------------------------------
Financial, Metal &
Energy Portfolio (Below
$5 million)              Jul-00      12         18,688,238           23,195,688      11.84% (11/01) 11.84% (10/01-11/01)

Global Diversified
Large Portfolio          Feb-86      2          92,468,532           92,468,532       9.95% (11/01)  9.95% (10/01-11/01)

Global Diversified
Small Portfolio          Jun-97      1           1,940,380            1,940,380      12.47% (11/01) 12.47% (10/01-11/01)

Foreign Exchange
Portfolio                Nov-90      2          12,080,557           25,080,557       7.85%  (2/98) 12.39%  (12/97-2/98)

Interest Rates,
Stock Indices and
Commodities
("ISC") Portfolio        Feb-96      1           8,759,988            8,759,988      11.69%  (4/01) 11.69%   (3/01-4/01)

The Ark Portfolio        Sep-96      9           2,280,667            2,530,667      11.86%  (7/98) 13.44%   (3/01-6/01)



                                     Percentage Rate of Return
                             (Computed on a Compounded Monthly Basis)

    Name of Program       2002     2001      2000    1999  1998     1997
---------------------------------------------------------------------------
Financial, Metal &
Energy Portfolio (Below
$5 million)                  1.49  (3.76)      13.12    --    --         --
                        (1 Month)         (6 Months)
Global Diversified
Large Portfolio             (0.86)  5.89       11.18  4.57 12.47      14.95
                        (1 Month)
Global Diversified
Small Portfolio              1.75  (1.16)      17.59  2.51 17.50      13.85
                        (1 Month)                                (7 Months)
Foreign Exchange
Portfolio                   (3.22) 15.92       11.39  7.19  4.25      18.19
                        (1 Month)
Interest Rates,
Stock Indices and
Commodities
("ISC") Portfolio            1.54  (0.71)      18.12  6.85 27.08      20.15
                        (1 Month)
The Ark Portfolio            1.85  (4.35)      28.86 28.27  2.48      20.49
                        (1 Month)

Aggregate assets in all Campbell programs was approximately $2.6 billion (excluding "notional" funds) and $2.8 billion (including "notional" funds) as of January 31, 2002.
--------------
Notes follow Table


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
       ----------------------------------------------------------------

Notes to Campbell Tables A-1, A-2 and A-3


For the Global Diversified Small Portfolio, the Financial, Metal and Energy Small Portfolios, the Ark Portfolio and the Foreign Exchange Portfolio, Campbell has adopted the "Fully-Funded Subset" method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully-Funded Subset Advisory") published by the CFTC. The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by actual funds (as defined in the Advisory).


To qualify for the use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Campbell has performed these tests for periods presented.

    (a) "Draw-Down" is defined as losses experienced by an account over a specified period of time.

    (b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the portfolio on a composite basis in any calendar month expressed as a percentage of the total equity in the portfolio and includes the month and year of such draw-down. A small number of accounts in the portfolio composites have experienced monthly draw-downs which are materially larger than the largest composite monthly draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the $500,000 prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client.


  (c) "Largest Peak-to-Valley Draw-Down" is the largest cumulative loss experienced by the portfolio on a composite basis in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down. A small number of accounts in the portfolio composites have experienced peak-to-valley draw-downs which are materially larger than the largest composite peak-to-valley draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the $500,000 prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client.


        For purposes of the Largest Peak-to-Valley Draw-Down calculation, any draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

    (d) Monthly Rate of Return (Monthly ROR) for the Global Diversified Large Portfolio, the Financial, Metal & Energy Large Portfolio and the Interest Rate, Stock Indices and Commodities Portfolio is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in the calculations of Monthly ROR, except for accounts that close on the last day of a period in which case the withdrawal is not subtracted from beginning net assets for purposes of this calculation. Beginning in January 1987, Monthly ROR is calculated using the OAT method of computation. This computation method is one of the methods approved by the CFTC to reduce the distortion caused by significant additions or withdrawals of capital during a month. The records of many of the accounts in the tables prior to 1987 do not document the exact day within a month that accounts were opened or closed. Accordingly, there is insufficient data to calculate Monthly ROR during such periods using the OAT method. Campbell has no reason to believe that the pre-1987 annual rates of return would be materially different if the OAT method were used to calculate such returns. The OAT method excludes from the calculation of rate of return those accounts that had material intra-month additions or withdrawals and accounts that were open for only part of the month. In this way, the composite rate of return is based on only those accounts whose Monthly ROR is not distorted by intra-month changes.

        In this Monthly ROR calculation, accounts are excluded from both net performance and beginning equity if their inclusion would materially distort the Monthly ROR. Excluded accounts are accounts that (1) incurred material additions or withdrawals during the month; (2) were open for only part of the month; or (3) traded for liquidation only during the month (i.e., an account in the process of closing). Such accounts were not charged with material nonrecurring costs during the month.

        Monthly ROR for the Global Diversified Small Portfolio, Ark Portfolio, Foreign Exchange Portfolio and Financial, Metal and Energy Small Portfolio (above and below $5 million) is calculated by dividing net performance of the Fully- Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions to or withdrawals from the accounts that are in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals that would materially distort the rate of return calculated pursuant to the Fully-Funded Subset method.



    (e) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, that is, each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears in Table A-1 and Table A-2.


Additional footnote for the Financial, Metals & Energy Large Portfolio and the Financial, Metals & Energy Small Portfolio

Currently, two versions of the Financial, Metals & Energy Portfolio are offered: the Financial, Metals & Energy Large Portfolio ("FME Large"), and the Financial, Metals & Energy Small Portfolio ("FME Small"). The FME Large Portfolio is appropriate for accounts greater than $10 million in size. Accounts in this portfolio trade certain contracts in the cash markets that do not have futures equivalents. Prior to February 1995, all Financial, Metals & Energy accounts were traded together in the FME Large Portfolio. The FME Small Portfolio began in February 1995, when accounts smaller than $10 million were transferred from the FME Large to the FME Small Portfolio.


Those existing accounts in the FME Small Portfolio that are below the $5 million minimum size have been split out into a separate composite performance table since July 2000, at which time the increased minimum for new accounts was initially imposed. This timing coincides with the addition of a new trading model for accounts above $5 million, which can create significant differences in returns. The FME Small Portfolio (below $5 million) is closed to new investors.


Additional footnote for the Global Diversified Portfolio and Diversified
Portfolio

Currently, two versions of the Global Diversified Portfolio are offered: the Global Diversified Large Portfolio ("GD Large") and the Global Diversified Small Portfolio ("GD Small"). The GD Large Portfolio is appropriate for accounts greater than $10 million in size. Accounts in this portfolio trade certain contracts in the cash markets that do not have futures equivalents. Prior to June 1997, all Global Diversified accounts were traded in the GD Large Portfolio. The GD Small Portfolio began in June 1997, when accounts smaller than $10 million were transferred from the GD Large Portfolio to the GD Small Portfolio.

                                   Table B-1
                           Campbell & Company, Inc.
                             Pro Forma Performance
                   Financial, Metal & Energy Small Portfolio
                     January 1, 1997 Through May 31, 2000


                                         Percentage Monthly Rate of Return
       ---------------------------------------------------------------------
                                               Pro Forma Performance
       --------------------------------------------------------------------
                                          2000        1999    1998   1997
       --------------------------------------------------------------------
       January..........................  3.09       (4.82)   2.46   3.53
       February......................... (0.52)       1.24   (2.99)  1.09
       March............................ (2.03)       1.40    5.77  (1.72)
       April............................ (2.61)       5.05   (5.46) (2.87)
       May..............................  2.62       (3.79)   3.95  (3.20)
       June.............................     -        4.84    1.30   3.25
       July.............................     -       (0.55)  (4.00)  8.10
       August...........................     -        0.99    9.09  (6.05)
       September........................     -        1.43    3.26   4.04
       October..........................     -       (3.41)   4.82   1.69
       November.........................     -        0.62   (1.16)  0.21
       December.........................     -        2.88    1.03   4.81
       Annual (or Period) Rate of Return  0.41%       5.46%  18.47% 12.69%

                                  Compound Average Annual Rate of Return (1/1/97-5/31/00) 10.66%
--------------------------------------------------------------------------------------------------
Largest Monthly Draw-Down:        6.05%               (8/97)
Largest Peak-to-Valley Draw-Down: 7.60%             (3/97-5/97)

--------------
Table is based on a Fund size of $72 million.



                                   Table B-2
                           Campbell & Company, Inc.
                            Actual Fund Performance
                   Financial, Metal & Energy Small Portfolio
                     June 1, 2000 Through January 31, 2002

                                                Actual Performance
            ---------------------------------------------------------
                                              2002     2001   2000
            --------------------------------------------------------
            January.......................... (0.94)   (1.57)     -
            February.........................           0.25      -
            March............................           6.12      -
            April............................          (7.79)     -
            May..............................           0.88      -
            June.............................          (2.03) (0.13)
            July.............................           0.76  (2.39)
            August...........................           1.05   2.67
            September........................           6.60  (3.49)
            October..........................           4.40   2.52
            November.........................         (10.03)  4.84
            December.........................           3.09   2.43
            Annual (or Period) Rate of Return (0.94)%   0.30%  6.34%
            --------------------------------------------------------

         Largest Monthly Draw-Down:        10.03%    (11/01)
         Largest Peak-to-Valley Draw-Down: 10.03% (11/01-11/01*)

--------------
* Indicates account is in a current draw-down. See Notes.
Notes appear beginning on page 39.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
       ----------------------------------------------------------------

Graham Capital Management, L.P.

Background

Graham Capital Management, L.P. was organized as a Delaware limited partnership in May 1994. The general partner of Graham is KGT, Inc., a Delaware corporation of which Kenneth G. Tropin is the President and sole shareholder. The limited partner of Graham is KGT Investment Partners, L.P., a Delaware limited partnership of which KGT, Inc. is also a general partner and in which Mr. Tropin is the principal investor. Graham became registered as a commodity pool operator and commodity trading advisor under the Commodity Exchange Act and a member of the NFA on July 27, 1994.


As of January 31, 2002, Graham has over thirty employees and manages assets of approximately $1 billion. Graham maintains its only business office at Stamford Harbor Park, 333 Ludlow Street, Stamford, CT 06902. Graham's telephone number is
(203) 975-5700.


Management


Kenneth G. Tropin is the Chairman, the founder and a principal of Graham. As Chairman of Graham, Mr. Tropin is responsible for the investment management strategies of the organization. He has developed Graham's core trading programs.


Prior to organizing Graham, Mr. Tropin served as the President, the Chief Executive Officer and a Director of John W. Henry & Company, Inc. from March 1989 to September 1993. Mr. Tropin was formerly Senior Vice President and Director of Managed Futures and Precious Metals at Dean Witter Reynolds. He joined Dean Witter Reynolds from Shearson in February 1982 to run the Managed Futures Department, and in October 1984 Mr. Tropin assumed responsibility for Dean Witter Precious Metals as well. In November 1984, Mr. Tropin was appointed President of Demeter Management Corp., an affiliate of Dean Witter Financial Services Inc., which functions as the general partner to and manager of Dean Witter futures funds.

In February 1986, Mr. Tropin was instrumental in the foundation of the Managed Futures Trade Association. Mr. Tropin was elected Chairman of the Managed Futures Trade Association in March 1986 and held this position until 1991. In June 1987, Mr. Tropin was appointed President of Dean Witter Futures and Currency Management Inc., an affiliate of Dean Witter Financial Services Inc. that functions as a commodity trading advisor in the futures and foreign exchange markets. As President, Mr. Tropin was responsible for the development and management of its proprietary trading programs.

As President and Chief Executive Officer of John W. Henry & Company, Inc., Mr. Tropin was responsible for the management and administration of JWH as well as the management of its trading activities. In addition to his responsibilities as President and Chief Executive Officer of JWH, Mr. Tropin was President and Chief Executive Officer of JWH Investment Advisory Services Inc. and was also the Chairman of Global Capital Management, a British Virgin Islands company. Mr. Tropin also served as Chairman of the Managed Futures Association in 1991 and 1992, the successor organization to the Managed Futures Trade Association and the National Association of Futures Trading Advisors.


Michael S. Rulle Jr. is the President and a Principal of Graham. As President of Graham, Mr. Rulle is responsible for the day-to-day management of Graham's business. Prior to joining Graham in February 2002, Mr. Rulle was President of Hamilton Partners Limited, a private investment company that deployed its capital in a variety of internally managed equity and fixed income alternative investment strategies on behalf of its sole shareholder, Stockton Reinsurance Limited, a Bermuda based insurance company. From 1994 to 1999, Mr. Rulle was Chairman and CEO of CIBC World Markets Corp., the US broker-dealer formerly known as CIBC Oppenheimer Corp. Mr. Rulle served as a member of its Management Committee, Executive Board and Credit Committee and was Co-Chair of its Risk Committee. Business responsibilities included Global Financial Products, Asset Management, Structured Credit and Loan Portfolio Management. Prior to joining CIBC World Markets Corp., Mr. Rulle was a Managing Director of Lehman Brothers and a member of its Executive Committee and held positions of increasing responsibility since 1979. At Lehman, Mr. Rulle founded and headed the firm's Derivative Division, which grew to a $600 million enterprise by 1994. Mr. Rulle received his M.B.A. from Columbia University in 1979, where he graduated first in his class, and he received his bachelor's degree from Hobart College in 1972 with a concentration in political science.



Thomas P. Schneider is an Executive Vice President, the Chief Trader and a principal of Graham. He is responsible for managing Graham's systematic and discretionary futures trading operations, including order execution, formulating policies and procedures, and developing and maintaining relationships with independent executing brokers and futures commission merchants.

Mr. Schneider graduated from the University of Notre Dame in 1983 with a B.B.A. in Finance, and received his Executive M.B.A. from the University of Texas at Austin in 1994. From June 1985 through September 1993, Mr. Schneider was employed by ELM Financial, Inc., a commodity trading advisor in Dallas, Texas. While employed at ELM, Mr. Schneider held positions of increasing responsibility and was ultimately Chief Trader, Vice President and principal of ELM, responsible for 24-hour trading execution, compliance and accounting. In January 1994, Mr. Schneider began working as Chief Trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut. He was responsible for streamlining operations for more efficient order execution, and for maintaining and developing relationships with over 15 futures commission merchants on a global basis. In addition to his responsibilities as Chief Trader, Mr. Schneider has been a National Futures Association arbitrator since 1989 and has served on the Managed Futures Association's Trading and Markets Committee.

Robert G. Griffith is an Executive Vice President, the Director of Research, the Chief Technology Officer and a principal of Graham and is responsible for the management of all research activities and technology resources of Graham, including portfolio management, asset allocation and trading system development. Mr. Griffith is in charge of the day to day administration of Graham's trading systems and the management of Graham's database of price information on more than 100 markets. Prior to joining Graham, Mr. Griffith's company, Veridical Methods, Inc., provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. He received his B.B.A. in Management Information systems from the University of Iowa in 1979.

Daniel G. Rizzuto is a Senior Vice President and the Director of Business Development of Graham. Prior to joining Graham, Mr. Rizzuto was the director of product development and administration at West Side Advisors, a hedge fund that focuses on fixed income strategies. Mr. Rizzuto has extensive experience working with institutional investors and structuring products designed to meet their specific performance objectives. He also has worked extensively on analyses of investment performance and risk attribution. From 1987 to 1997, Mr. Rizzuto served as an associate director at Bear Stearns Investment Advisors and within the strategies group of Bear Stearns' Financial Analytics and Structured Transactions Department. Mr. Rizzuto received an M.B.A. in Finance from Fordham University in 1994 and a B.S. from Fairfield University in 1987.

Anthony Bryla, C.P.A. is the Chief Financial Officer and a principal of Graham and is responsible for the management of all accounting and finance activities at Graham. Mr. Bryla is in charge of the daily and monthly performance reporting, company accounting, treasury functions, as well as policies and procedures. Prior to joining Graham in September 1995, Mr. Bryla was an Assistant Accounting Manager at OMR Systems Corp. where he provided back-office and accounting services for such clients as Merrill Lynch and Chase Manhattan Bank, and held positions of increasing responsibility since February 1989. Mr. Bryla is a member of the New Jersey Society of C.P.A.s and graduated from Rutgers University with a B.A. in Business Administration in 1982.

Paul Sedlack is the Chief Operating Officer, the General Counsel and a principal of Graham. He oversees the operation of the marketing, finance and administration departments and is also responsible for all legal and compliance matters. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in 1986 and was resident in Coudert's Singapore office from 1988 to 1989. Prior to joining Graham in June 1998, Mr. Sedlack was a Partner at the law firm of McDermott, Will & Emery in New York, focusing on securities and commodities laws pertaining to the investment management and related industries. Mr. Sedlack received a J.D. from Cornell Law School in 1986 and an M.B.A. in Finance in 1983 and B.S. in Engineering in 1982 from State University of New York at Buffalo.

Kevin O'Connor is a Senior Vice President, Senior Trader and principal of Graham. Mr. O'Connor is a senior member of the trading staff responsible for executing futures trades in accordance with Graham's systems, and works closely with Mr. Schneider in managing the firm's daily futures trading operations. Prior to joining Graham, from June 1992 until June 1995, Mr. O'Connor was a Vice President and Controller for Luck Trading Company, a commodity trading advisor in New York City. From January 1981 until June 1992 Mr. O'Connor was a Controller and Senior Trader for Futures Investment Company, a commodity trading advisor based in Greenwich, CT. Mr. O'Connor graduated from Providence College in 1980 with a B.S. in Accounting.

Brian Aldershof, Ph.D., CFA is the Risk Manager, a Vice President and a quantitative research analyst of Graham with significant expertise in mathematics and statistics. Prior to joining Graham, Dr. Aldershof was a professor of mathematics at Lafayette College in Easton, PA. Dr. Aldershof's research interests center on non-linear stochastic systems, especially genetic algorithms. Dr. Aldershof received his M.S. (1990) and Ph.D. (1991) in Statistics from the University of North Carolina at Chapel Hill where he was a Pogue Fellow. His research in graduate school concerned estimating functionals of probability density functions. During this time, he was a consultant for the RAND Corporation, the Center for Naval Analyses, and the Environmental Protection Agency. Dr. Aldershof received his A.B. (1985) from Middlebury College where he completed a double major in Mathematics and Psychology. He is a CFA charterholder and a member of the Association for Investment Management and Research.

Robert G. Christian, Jr. is a Vice President and Portfolio Manager at Graham responsible for Graham's Non-Trend Based Program. Mr. Christian has significant experience in non-trend-following trading systems and short-term trading systems. Prior to joining Graham in August 1998, Mr. Christian was associated with Stonebrook Capital Management, Inc., where he focused on research and trading, from July 1997 to August 1998. From June 1995 to August 1998, he managed his own private trading firm, Modoc Capital Management. From August 1990 to June 1995, Mr. Christian was a Vice President, global technical strategist and proprietary trader for Chase Manhattan Futures Corporation based in New York. Mr. Christian received an M.B.A. in finance from the Stern School of Business at New York University in 1990 and a B.A.S. in Biology and Economics from Stanford University in 1985.

Fred J. Levin is the Chief Economist, a Senior Discretionary Trader and a principal of Graham specializing in fixed income markets with particular emphasis on short-term interest rates. Prior to joining Graham in March 1999, Mr. Levin was employed as director of research at Aubrey G. Lanston & Co. Inc. from 1998. From 1991 to 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital. From 1988 to 1991, Mr. Levin was the chief economist and a trader at Transworld Oil. From 1982 to 1988, Mr. Levin was the chief economist, North American Investment Bank at Citibank. From 1970 to 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal Reserve Bank of New York. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in 1964.

Trading Methods


Graham trades actively in both U.S. and foreign markets, primarily in futures contracts, forward contracts, spot contracts and associated derivative instruments such as options and swaps. Graham engages in exchange for physical transactions, which involve the exchange of a futures position for the underlying physical commodity without making an open, competitive trade on an exchange. Graham at times will trade certain instruments as a substitute for futures or options traded on futures exchanges. Instruments and contracts not traded on any organized exchange may be entered into with banks, brokerage firms or other financial institutions as counterparties.


Systematic Trading

Graham's trading systems rely primarily on technical rather than fundamental information as the basis for their trading decisions. Graham's systems are based on the expectation that they can over time successfully anticipate market events using quantitative mathematical models to determine their trading activities, as opposed to attempting properly to forecast price trends using subjective analysis of supply and demand.

Graham's core trading systems are primarily very long term in nature and are designed to participate selectively in potential profit opportunities that can occur during periods of sustained price trends in a diverse number of U.S. and international markets. The primary objective of the core trading systems is to establish positions in markets where the price action of a particular market signals the computerized systems used by Graham that a potential trend in prices is occurring. The systems are designed to analyze mathematically the recent trading characteristics of each market and statistically compare such characteristics to the long-term historical trading pattern of the particular market. As a result of this analysis, the systems will utilize proprietary risk management and trade filter strategies that are intended to benefit from sustained price trends while reducing risk and volatility exposure.

In addition to Graham's core trading systems, Graham has developed various trading systems that are not true trend-following systems. The Graham Selective Trading Program, which was developed in 1997, relies in part on a pattern recognition model based on volatility. The Non-Trend-Based Program, which was developed in 1998, relies on macroeconomic and supply and demand data as the basis for its trading decisions and has the potential to perform in market conditions that are characterized by a lack of long-term trends.

Discretionary Trading

The Discretionary Trading Group was established at Graham in February 1998. Unlike Graham's systematic trading programs, which are based almost entirely on computerized mathematical models, the Discretionary Trading Group determines its trades subjectively on the basis of personal assessment of trading data and trading experience. One of the significant advantages Graham's traders benefit from is Graham's experience in systematic trading and trend identification. This experience has proven helpful in enabling the Discretionary Trading Group to take advantage of significant market trends when they occur and, equally important, the Discretionary Trading Group has the potential to profit from trend reversals as well. Additionally, Graham makes available extensive technical and fundamental research resources to the Discretionary Trading Group in an effort to improve its competitive performance edge over time.

Trading Programs

Graham trades the Fund's assets allocated to it in accordance with its Global Diversified Program at 150% Leverage, as described below. Graham also offers the Global Diversified Program at a standard leverage level. Margin requirements over time at standard leverage are expected to average about 15% to 20% of equity for the accounts traded by Graham. Thus, Graham expects aggregate margin for all positions held in the Fund's account over time to average about 20% to 30% of the account's net assets. Increased leverage will alter risk exposure and may lead to greater profits and losses and trading volatility.

In extraordinary market conditions Graham may reduce leverage and portfolio risk if it believes that it is in the best interest of its clients to do so. While such actions are anticipated to occur very infrequently, no assurance can be given that Graham's actions will enhance performance.

Subject to the prior approval of the general partner, Graham may, at any time, trade all or a portion of the Fund's assets allocated to it pursuant to one or more of Graham's other programs, and at an increased or reduced rate of leverage.

Global Diversified Program

The Global Diversified Program utilizes multiple computerized trading models designed to participate in potential profit opportunities during sustained price trends in approximately 80 global markets. This program features broad diversification in both financial and non-financial markets.

The strategies that are utilized are primarily long-term in nature and are intended to generate significant returns over time with an acceptable degree of risk and volatility. The computer models on a daily basis analyze the recent price action, the relative strength and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market.


As of January 31, 2002, the allocation of risk exposure for the Global Diversified Program was:

                            currencies            26%
                            interest rates        26%
                            stock indices         16%
                            agriculture           15%
                            energy                 9%
                            metals                 8%
                            Total                100%


Graham rebalances the weighting of each market in the portfolio on a monthly basis so as to attempt to maintain, on a volatility and risk adjusted basis, consistent exposure to each market over time.

Graham Selective Trading Program

The Graham Selective Trading Program was developed in 1997 and utilizes a completely different trading system than other Graham programs. The Graham Selective Trading Program uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. Although the system does not trade against the market trend, it is not a true trend-following system inasmuch as it will only participate in specific types of market moves that meet the restrictive criteria of the model. In general, the Graham Selective Trading Program will participate only in significant market moves that are characterized by a substantial increase in volatility. As a result, it frequently will not participate in market trends in which virtually all trend-following systems would have a position.


The Graham Selective Trading Program trades in approximately 55 markets. As of January 31, 2002, the allocation of risk exposure for the Graham Selective Trading Program was:

                            foreign exchange     29%
                            interest rates       25%
                            agriculture          15%
                            stock indices        11%
                            metals               11%
                            energy                9%

Due to the extremely selective criteria of the Graham Select Trading model, the program will normally maintain a neutral position in approximately 50% to 60% of the markets in the portfolio.

K4 Program

The K4 Program was developed in 1998 and commenced trading operations in January 1999. Similar to the Graham Selective Trading Program, the K4 Program uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. The K4 Program differs from the Graham Selective Trading Program in many respects, including a tendency to enter markets at different times and the use of other significantly different parameters. The K4 Program will normally enter or exit a position only when a significant price and volatility spike takes place and is designed to have a high percentage of winning trades.


The K4 Program trades in approximately 65 markets. As of January 31, 2002, the allocation of risk exposure for the K4 Program was:

                            foreign exchange     31%
                            interest rates       27%
                            stock indices        14%
                            agriculture          11%
                            metals                9%
                            energy                8%


The K4 Program will normally maintain a neutral position in 50% of the markets in the portfolio.

Discretionary Trading Group Program

Unlike Graham's systematic trading programs, which are based almost entirely on computerized mathematical models, Graham's Discretionary Trading Group determines trades for the Discretionary Trading Group Program subjectively on the basis of personal judgment and trading experience. The Discretionary Trading Group Program generally utilizes fundamental information as well as certain technical data as the basis for its trading strategies. Fundamental considerations relate to the underlying economic and political forces that ultimately determine the true value of a particular financial instrument or commodity. Fundamental analysis of the Discretionary Trading Group may involve a short or long-term time horizon. Technical data considered by the Discretionary Trading Group include price patterns, volatility, trading volumes and level of open interest.

The Discretionary Trading Group Program trades worldwide in fixed income, equity, foreign exchange and commodity markets. The Discretionary Trading Group Program may take long or short positions in futures, forwards, options and other financial instruments.


In addition to the these programs, Graham currently trades the following futures programs: the Proprietary Matrix Program and the Fed Policy Program.


Past Performance of Graham

The composite performance records include individual accounts that may have materially different rates of return on amounts actually invested, even though they are traded according to the same investment program. This is caused by material differences among accounts, such as: (1) procedures governing timing for the commencement of trading and means of moving toward full funding of new accounts; (2) the period during which accounts are active; (3) client trading restrictions; (4) ratio of trading size to level of actual funds deposited with the futures commission merchant (i.e., the extent of notional equity); (5) the degree of leverage employed; (6) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; (7) the amount of interest income earned by an account, which will depend on the rates paid by the futures commission merchant on equity deposits and the amount of equity invested in interest-bearing obligations; (8) the amount of management and incentive fees paid to Graham and the amount of brokerage commissions paid; (9) the timing of orders to open or close positions; (10) market conditions, which influence the quality of trade executions; (11) variations in fill prices; and (12) the timing of additions and withdrawals. Notwithstanding these material differences, each composite performance record is a valid representation of the accounts included therein.

References to total assets managed by Graham in a particular program or overall, or rate of return on net assets, include any notional equity and may include client and proprietary funds. Notional equity represents the additional amount of equity that exceeds the amount of equity actually committed to Graham for management. Since notionally funded accounts are more highly leveraged than fully-funded accounts, they incur magnified gains and losses on their actual investment (which does not include notional equity) compared to fully-funded accounts.


Table A-1 reflects the composite capsule performance results of all accounts traded according to Graham's Global Diversified Program at 150% Leverage for the period May 1997 (inception of client trading) through January 31, 2002.


Table A-2 reflects the composite capsule performance results for all other trading programs (excluding certain exempt accounts) directed by Graham for the time period indicated on the table.


Table B-1, the Pro Forma Table, presents the composite performance results of the Global Diversified Program at 150% Leverage, adjusted for fees and expenses applicable to the Fund for the period May 1997 through February 28, 2001.

Table B-2 presents the actual performance of the Global Diversified Program at 150% Leverage as traded for the Fund for the period March 2001 through January 31, 2002.


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   Table A-1
                        Graham Capital Management, L.P.
                  Global Diversified Program at 150% Leverage
      May 1, 1997 (Inception of Client Trading) Through January 31, 2002

                                       Percentage monthly rate of return
 ----------------------------------------------------------------------------
                                   2002   2001   2000   1999   1998   1997
 ----------------------------------------------------------------------------
 January.......................... 2.44   (1.93)  2.38  (0.62)  2.14      -
 February.........................    -    2.91  (1.83)  1.35   1.71      -
 March............................    -   11.12   0.46  (7.79)  6.52      -
 April............................    -  (11.73) (3.58)  4.02  (4.42)     -
 May..............................    -    1.42  (3.81) (6.25) (1.08) (1.62)
 June.............................    -    0.03  (5.36)  8.05  (9.21) (1.12)
 July.............................    -   (1.60) (1.05) (2.59) (5.22)  5.04
 August...........................    -    6.87   6.18   5.00  17.07  (3.79)
 September........................    -   11.99  (0.97)  2.03   9.34   2.93
 October..........................    -    9.26   3.22  (5.46)  4.97   5.72
 November.........................    -  (13.45) 14.80   2.26  (3.40)  1.30
 December.........................    -    0.28  13.77   7.52   0.12   2.94
 Annual (or Period) Rate of Return 2.44%  12.16% 24.31%  6.16% 17.00% 11.55%

                                               Compound Average Annual Rate of Return (5/97-1/31/02) 15.45%
-------------------------------------------------------------------------------------------------------------
Inception of Trading by CTA:                   February 2, 1995
Inception of Trading in Program:                    May 1, 1997
Number of Open Accounts as of January 31, 2002                9
Aggregate Assets in all Programs:                 1,023,077,000            (1/02)
Aggregate Assets in Program                         131,455,000            (1/02)
Largest Monthly Draw-Down:                               15.77%            (11/01)
Largest Peak-to-Valley Draw-Down:                        20.01%          (4/98-7/98)

--------------
Notes follow Table A-2



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
       ----------------------------------------------------------------

                                   Table A-2
      Other Trading Programs Directed by Graham Capital Management, L.P.
             For the Period January 1997 Through January 31, 2002


                                     Inception   Number    Aggregate                        Largest
                                        of         of      Assets in      Largest          Peak-to-
                                      Trading     Open      Program       Monthly            Valley
Name of Program                       Program   Accounts  January 31,    Draw-Down         Draw-Down
-----------------------------------------------------------------------------------------------------------

Global Diversified Program Standard
 Leverage                             Feb-95       7      $207,136,000 10.12% (11/01) 13.74%   (4/98-7/98)

Graham Selective Trading Program
 Standard Leverage                    Jan-98       2      $ 86,641,000 15.60% (11/01) 17.97% (11/01-12/01)

K4 Program Standard Leverage          Jan-99       3      $227,948,000  7.16%  (4/01)  9.98%   (4/01-7/01)

K4 Program 150% Leverage              Jun-99       3      $ 42,912,000 10.15%  (4/01) 13.41%   (4/01-7/01)

Discretionary Trading Group Standard
 Leverage                             Jan-99       1      $ 13,706,000  2.22%  (8/99)  4.18%   (6/99-8/99)

Proprietary Matrix Program            Jun-99       1      $174,342,000 11.16% (11/01) 11.98%   (4/01-7/01)

Fed Policy Program                    Aug-00       8      $224,916,000  3.41%  (1/02)  3.41%   (1/02-1/02)

Non-Trend Based Program Standard
 Leverage                             Jan-99   N/A-Closed  N/A-Closed   5.01% (10/99)  9.54%   (1/01-6/01)

Non-Trend Based Program 150%
 Leverage                             Jun-99   N/A-Closed  N/A-Closed   8.42% (10/99) 14.33%  (6/99-10/99)

International Finance Program         Jan-96   N/A-Closed  N/A-Closed   8.41%  (6/98) 18.07%   (4/98-6/98)
Natural Resource Program              Sep-96   N/A-Closed  N/A-Closed   6.68% (10/97) 19.22%  (2/97-11/97)


                                                 Percentage Annual Rate of Return
                                             (Computed on a Compounded Monthly Basis)
Name of Program                        2002      2001       2000       1999     1998   1997
---------------------------------------------------------------------------------------------

Global Diversified Program Standard
 Leverage                                1.63       7.02      15.83       5.12  12.20   6.04
                                     (1 month)
Graham Selective Trading Program
 Standard Leverage                       1.67       0.55       7.07       0.91  25.86     --
                                     (1 month)
K4 Program Standard Leverage             0.89      29.56      16.39       7.25     --     --
                                     (1 month)
K4 Program 150% Leverage                 1.59      43.14     (10.05)      8.96     --     --
                                     (1 month)            (6 months) (7 Months)
Discretionary Trading Group Standard
 Leverage                               (1.83)     15.55       8.20      (1.03)    --     --
                                     (1 month)
Proprietary Matrix Program               0.14       6.77      15.94       2.90     --     --
                                     (1 month)                       (7 Months)
Fed Policy Program                      (3.04)     16.77       2.51         --     --     --
                                     (1 month)            (5 Months)
Non-Trend Based Program Standard
 Leverage                                  --      (9.54)     11.86       0.46     --     --
                                               (6 Months)
Non-Trend Based Program 150%
 Leverage                                  --     (12.95)     21.01      (9.67)    --     --
                                               (6 Months)            (7 Months)
International Finance Program              --         --         --         --   8.15   5.14
Natural Resource Program                   --         --         --         --   4.71 (15.22)

Aggregate assets in all Graham programs was approximately $1.0 billion as of January 31, 2002.

--------------
Notes follow Table


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
       ----------------------------------------------------------------

Notes to Graham Tables A-1 and A-2

(a) "Draw-Down" is defined as losses experienced by an account over a specified period of time.

(b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by any account included in a program composite in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

(c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month end net asset value (regardless of whether it is continuous) due to losses sustained by any account included in a program composite during a period in which the initial month-end net asset value of such draw-down has not been equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month end net asset value to the lowest month-end net asset value are indicated.

(d) "Monthly Rate of Return" ("Monthly ROR") is calculated by dividing net income for the month by net asset value as of the beginning of the month (including contributions made at the start of the month). For purposes of the Monthly ROR calculation, the net asset value may include certain accounts that were either completely or partially funded with notional equity. In months where asset changes are made mid-month, rates of return are calculated pursuant to the Compounded Rate of Return Method. Rate of return under this method is calculated by dividing the accounting period, i.e., the month, into smaller periods and compounding the rate of return for such sub-period.

(e) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100).

(f) "Inception of Trading by CTA" is the date on which Graham began trading client accounts.

(g) "Inception of Trading Program" is the date on which Graham began trading client accounts pursuant to the program shown.


(h) "Aggregate Assets in all Programs" is the aggregate amount of assets in accounts under the management of Graham as of January 31, 2002, and includes client funds and notional equity. Notional equity represents the additional amount of equity that exceeds the amount of equity actually committed to Graham for management.

(i) "Aggregate Assets in Program" is the aggregate amount of assets in the program specified as of January 31, 2002, and included client funds and notional equity.


Additional Footnote for Qualified Eligible Person Accounts

Graham advises exempt accounts for Qualified Eligible Persons. The performance of certain of these accounts is not included in the composite performance records.

                                   Table B-1
                        Graham Capital Management, L.P.
                             Pro Forma Performance
                  Global Diversified Program -- 150% Leverage
                      May 1997 Through February 28, 2001



                                             Pro Forma Performance
     ---------------------------------------------------------------------
                                       2001   2000   1999   1998   1997
     ---------------------------------------------------------------------
     January.......................... (2.36)  2.09  (0.95)  1.88      -
     February.........................  2.51  (2.01)  1.22   1.59      -
     March............................     -   0.22  (8.38)  6.37      -
     April............................     -  (4.17)  3.95  (4.15)     -
     May..............................     -  (4.19) (6.47) (1.15) (1.91)
     June.............................     -  (5.90)  7.95  (9.26) (1.68)
     July.............................     -  (1.32) (2.92) (5.52)  3.93
     August...........................     -   5.96   4.98  17.25  (3.75)
     September........................     -  (1.69)  2.21   8.45   2.48
     October..........................     -   2.82  (5.85)  4.92   4.96
     November.........................     -  14.33   2.06  (3.72)  1.02
     December.........................     -  13.62   7.31   0.05   2.54
     Annual (or Period) Rate of Return  0.09% 18.93%  3.55% 14.93%  7.49%

                                  Compound Average Annual Rate of Return (5/97-2/28/01) 11.59%
------------------------------------------------------------------------------------------------
Largest Monthly Draw-Down:         9.26%           (6/98)
Largest Peak-to-Valley Draw-Down: 18.77%         (4/98-7/98)

--------------
Table B-1 is based on a Fund size of $72 million.


                                   Table B-2
                        Graham Capital Management, L.P.
                            Actual Fund Performance
                  Global Diversified Program -- 150% Leverage
                      March 2001 Through January 31, 2002

                                             Actual Performance
                ------------------------------------------------
                                                  2002   2001
                -----------------------------------------------
                January.......................... 1.81       -
                February.........................    -       -
                March............................    -   11.25
                April............................    -  (10.52)
                May..............................    -    0.70
                June.............................    -   (0.54)
                July.............................    -   (2.20)
                August...........................    -    6.69
                September........................    -   10.25
                October..........................    -    9.10
                November.........................    -  (12.83)
                December.........................    -   (0.48)
                Annual (or Period) Rate of Return 1.81%   8.55%
                -----------------------------------------------

            Largest Monthly Draw-Down:        12.83%    (11/01)
            Largest Peak-to-Valley Draw-Down: 13.25% (11/01-12/01*)

--------------
* Indicates account is in a current draw-down. See Notes.
Notes appear beginning on page 39.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
       ----------------------------------------------------------------

Management Agreements

General

The management agreement with each advisor provides that the advisor has sole discretion in determining the investment of the assets allocated to it subject to the Fund's trading policies. Each agreement continues in effect until June 30 and is renewable by the general partner for additional one-year periods upon 30 days' prior notice to the advisor.

Termination

Each agreement can be terminated by the general partner on 30 days' written notice to the advisor if:

(1) the net asset value per unit declines to $400 or less as of the close of business on any day,

(2) the net assets allocated to an advisor (adjusted for redemptions, reallocations and withdrawals) decline by 50% or more as of the end of a trading day from its previous highest value,

(3)  a majority of the outstanding units vote to terminate the agreement,

(4)  the advisor fails to comply with the terms of the agreement,

(5) the general partner, acting in good faith, reasonably determines that the performance of the advisor requires termination of the agreement, or

(6) the general partner reasonably believes that the aggregation of the Fund's positions with those of the advisor's other accounts for speculative position limits will substantially adversely affect the Fund's commodity trading.

The advisor may terminate the agreement upon 30 days' notice to the general partner if:

(1) the Fund's trading policies are changed in a way that the advisor reasonably believes will adversely affect the performance of its trading strategies,

(2) any time with respect to Beacon, Campbell and Graham and any time after June 30, 2002 with respect to Aspect, or

(3) the general partner or Fund fails to comply with the terms of the agreement.

The advisor may immediately terminate the agreement if the general partner's registration as a commodity pool operator or its membership in the NFA is terminated or suspended.

The general partner may immediately terminate the agreement of an advisor if:

(1) its controlling principal (or principals) dies, becomes incapacitated, or is otherwise not managing the trading programs of the advisor,

(2) the advisor merges, consolidates with another entity, sells a substantial portion of its assets or becomes insolvent or bankrupt, or

(3) the advisor's registration with the CFTC or membership in NFA is suspended or terminated.

Other Clients and Accounts of the Advisor

Under each management agreement, the advisor and its principals may advise other clients and accounts and may use the same trading strategies utilized for the Fund. The advisor, however, agrees that these services will not affect its capacity to render services to the Fund contemplated by the management agreement. Further, if the advisor is required to modify orders to comply with speculative position limits, the advisor will not modify orders in a manner that will substantially disproportionately affect the Fund as compared to its other accounts. In addition, the advisor will not knowingly or deliberately use trading strategies for the Fund that are inferior to those used for any other client or account. The advisor will not favor any other account over the Fund in any way, although the performance of the advisor's other accounts may differ from the Fund's performance due to differences, including program selected, the proportion of funds used as margin in the markets, brokerage commissions, management and incentive fees, and changes in the advisor's trading methodology.

Indemnification

The Fund and the general partner will indemnify each advisor for any loss suffered by the advisor in connection with the management of the Fund's assets, if the advisor, in good faith, determined that such course of conduct was in the best interests of the Fund and the advisor's conduct did not involve negligence, intentional misconduct, or a breach of fiduciary duty. Indemnification will generally require an independent legal opinion regarding the advisor's standard of conduct.

                              THE COMMODITY BROKER


Salomon Smith Barney Inc., a New York corporation, acts as the Fund's selling agent and commodity broker. Its principal office is located at 388 Greenwich Street, New York, New York 10013, telephone (212) 816-6000. Salomon Smith Barney is a clearing member of The Board of Trade of the City of Chicago, the Chicago Mercantile Exchange and other principal U.S. commodity exchanges. It is also registered with the SEC as a securities broker-dealer and with the CFTC as a futures commission merchant, and is a member of the NFA, the National Association of Securities Dealers, Inc. and major securities exchanges, including the New York Stock Exchange. Salomon Smith Barney has approximately 500 offices across the United States and over 12,400 financial consultants who provide services to over 7.4 million client accounts with assets of nearly $1 trillion.


All of the Fund's futures and options on futures trades are cleared through Salomon Smith Barney. Salomon Smith Barney provides commodity brokerage and clearing services for both retail and professional participants in the commodity futures markets, including clearing services for other commodity pools and other members of the commodity exchanges of which it is a clearing member.

Brokerage Agreement

The Fund has entered into a commodity brokerage agreement with Salomon Smith Barney providing that:

     - Salomon Smith Barney is authorized to purchase and sell futures and other contracts for the Fund's account in accordance with the instructions of the advisors;

     - Salomon Smith Barney provides bookkeeping and clerical assistance to the Fund and the general partner;

     - Salomon Smith Barney will pay the Fund interest on 80% of the average daily balance maintained in cash in the Fund's commodity trading accounts at the 30-day U.S. Treasury bill rate and/or will place up to all of the Fund's assets in 90-day Treasury bills and pay the Fund 80% of the interest earned on the Treasury bills purchased. Salomon Smith Barney will retain 20% of any interest earned on Treasury bills purchased.

     -    the Fund will promptly pay all margin requirements and trading losses;

     -    either party may terminate the agreement upon notice; and

     - the Fund will indemnify Salomon Smith Barney for losses incurred in connection with the Fund's account provided that Salomon Smith Barney acted in good faith and in the best interests of the Fund and unless Salomon Smith Barney's actions constituted negligence, misconduct or breach of fiduciary duty.

Other brokers selected by the advisors may be used to execute some orders and then "give-up" the trades to the commodity broker for clearing. In addition, Salomon Smith Barney may select other brokers, dealers or banks to execute forward contracts, swap contracts and foreign futures contracts.

Salomon Smith Barney pays a portion of its brokerage fee to its financial consultants, who provide ongoing services to investors including:

     - answering questions regarding daily net asset value, monthly statements, annual reports and tax information;

     - advising investors as to whether and when to redeem units or purchase additional units; and

     -    providing general servicing of accounts.

Litigation

There have been no material administrative, civil or criminal actions within the past five years against Salomon Smith Barney or any of its individual principals and no such actions are currently pending, except as follows.


In September 1992, Harris Trust and Savings Bank (as trustee for Ameritech Pension Trust), Ameritech Corporation, and an officer of Ameritech sued Salomon Brothers Inc and Salomon Brothers Realty Corporation in the U.S. District Court for the Northern District of Illinois (Harris Trust Savings Bank, not individually but solely as trustee for the Ameritech Pension Trust, Ameritech Corporation and John A. Edwardson v. Salomon Brothers Inc. and Salomon Brothers Realty Corp.). The complaint alleged that purchases by Ameritech Pension Trust from the Salomon entities of approximately $20.9 million in participations in a portfolio of motels owned by Motels of America, Inc. and Best Inns, Inc. violated the Employee Retirement Income Security Act ("ERISA"), the Racketeer Influenced and Corrupt Organization Act ("RICO") and state law. Salomon Brothers Inc had acquired the participations issued by Motels of America and Best Inns to finance purchases of motel portfolios and sold 95% of three such issues and 100% of one such issue to Ameritech Pension Trust. Ameritech Pension Trust's complaint sought (1) approximately $20.9 million on the ERISA claim, and (2) in excess of $70 million on the RICO and state law claims as well as other relief. In various decisions between August 1993 and July 1999, the courts hearing the case have dismissed all of the allegations in the complaint against the Salomon entities. In October 1999, Ameritech appealed to the U.S. Supreme Court and in January 2000, the Supreme Court agreed to hear the case. An argument was heard on April 17, 2000. The appeal seeks review of the decision of the U.S. Court of Appeals for the Seventh Circuit that dismissed the sole remaining ERISA claim against the Salomon entities. In June 2000, the Supreme Court reversed the Seventh Circuit and the matter was remanded to the circuit court. Subsequently, the circuit court remanded the matter to the U.S. District Court for the Northern District of Illinois for further proceedings.


Both the Department of Labor and the Internal Revenue Service have advised Salomon Brothers Inc that they were or are reviewing the transactions in which Ameritech Pension Trust acquired such participations. With respect to the Internal Revenue Service review, Salomon Smith Barney Holdings, Salomon Brothers Inc and Salomon Brothers Realty have consented to extensions of time for the assessment of excise taxes that may be claimed to be due with respect to the transactions for the years 1987, 1988 and 1989.

In December 1996, a complaint seeking unspecified monetary damages was filed by Orange County, California against numerous brokerage firms, including Salomon Smith Barney, in the U.S. Bankruptcy Court for the Central District of California. (County of Orange et al. v. Bear Stearns & Co. Inc. et al.) The complaint alleged, among other things, that the brokerage firms recommended and sold unsuitable securities to Orange County. Smith Barney and the remaining brokerage firms settled with Orange County in mid 1999.

In June 1998, complaints were filed in the U.S. District Court for the Eastern District of Louisiana in two actions (Board of Liquidations, City Debt of the City of New Orleans v. Smith Barney Inc. et ano. and The City of New Orleans v. Smith Barney Inc. et ano.), in which the City of New Orleans seeks a determination that Smith Barney Inc. and another underwriter will be responsible for any damages that the City may incur in the event the Internal Revenue Service denies tax exempt status to the City's General Obligation Refunding Bonds Series 1991. The complaints were subsequently amended. Salomon Smith Barney has asked the court to dismiss the amended complaints. The court denied the motion but stayed the case. Subsequently, the city withdrew its lawsuit.


In November 1998, a class action complaint was filed in the United States District Court for the Middle District of Florida (Dwight Brock as Clerk for Collier County v. Merrill Lynch, et al.). The complaint alleged that, pursuant to a nationwide conspiracy, 17 broker-dealer defendants, including Salomon Smith Barney, charged excessive mark-ups in connection with advanced refunding transactions. Among other relief, plaintiffs sought compensatory and punitive damages, restitution and/or rescission of the transactions and disgorgement of alleged excessive profits. In October 1999, the plaintiff filed a second amended complaint. Salomon Smith Barney has asked the court to dismiss the amended complaint. In November 1999, Salomon Smith Barney moved to dismiss the amended complaint. In May 2001, the parties reached, and the court preliminarily approved, a tentative settlement. In September 2001, the court approved the settlement.

In connection with the Louisiana and Florida matters, the IRS and SEC conducted an industry-wide investigation into the pricing of Treasury securities in advanced refunding transactions. In April 2000, Salomon Smith Barney and several other broker-dealers entered into a settlement with the IRS and the SEC. Thereafter, the plaintiffs filed voluntary discontinuances.


In December 1998, Salomon Smith Barney was one of twenty-eight market making firms that reached a settlement with the SEC in the matter titled In the Matter of Certain Market Making Activities on NASDAQ. As part of the settlement of that matter, Salomon Smith Barney, without admitting or denying the factual allegations, agreed to an order which required that it: (i) cease and desist from committing or causing any violations of Sections 15(c)(1) and (2) of the Securities Exchange Act of 1934 and Rules 15c1-2, 15c2-7 and 17a-3 thereunder,
(ii) pay penalties totaling approximately $760,000, and (iii) submit certain policies and procedures to an independent consultant for review.


In March 1999, a complaint seeking in excess of $250 million was filed by a hedge fund and its investment advisor against Salomon Smith Barney in the Supreme Court of the State of New York, County of New York (MKP Master Fund, LDC et al. v. Salomon Smith Barney Inc.). The complaint included allegations that, while acting as prime broker for the hedge fund, Salomon Smith Barney breached its contracts with plaintiffs, misused their monies, and engaged in tortious (wrongful) conduct, including breaching its fiduciary duties. Salomon Smith Barney asked the court to dismiss the complaint in full. In October 1999, the court dismissed the tort claims, including the breach of fiduciary duty claims. The court allowed the breach of contract and conversion claims to stand. In December 1999, Salomon Smith Barney filed an answer and asserted counterclaims against the investment advisor. In response to plaintiff's motion to strike out the counterclaims, in January 2000, Salomon Smith Barney amended its counterclaims against the investment advisor to seek indemnification and contribution. Plaintiffs moved to strike Salomon Smith Barney's amended counterclaims in February 2000. In September 2000, the court denied plaintiffs' motion to dismiss Salomon Smith Barney's counterclaims based on indemnification and contribution. Discovery is ongoing.


In the course of its business, Salomon Smith Barney, as a major futures commission merchant and broker-dealer is a party to various claims and routine regulatory investigations and proceedings that the general partner believes do not have a material effect on the business of Salomon Smith Barney.


                                 USE OF PROCEEDS

Commodity Trading Accounts

The proceeds of the offering will be deposited in the Fund's commodity trading accounts at Salomon Smith Barney and will be used for trading in commodity interests consistent with the advisors' strategies and the Fund's trading policies. Consistent with the Commodity Exchange Act, all of the assets of the Fund will be maintained in cash and segregated as customer funds, except assets committed as margin on some non-U.S. futures and options transactions. These assets will be maintained in separate secured amount accounts at U.S. banks not affiliated with the general partner. Approximately 85-95% of the Fund's assets will be segregated as customer funds. The Fund's assets held in connection with contracts priced and settled in a foreign currency may be held in a foreign depository in accounts denominated in a foreign currency.

The Fund will make no loans nor will it borrow money. The assets of the Fund will not be commingled with the assets of any other entity, nor used as margin for any other account. Deposit of assets with a commodity broker or swap dealer as margin shall not constitute borrowing or commingling. The Fund estimates that its margin requirements will generally equal between 15% and 35% of net assets.

Interest Income


Salomon Smith Barney will pay the Fund interest on 80% of the average daily balance maintained in cash in the Fund's commodity trading accounts during each month, that is, the sum of the daily cash balances in such accounts divided by the total number of calendar days in that month at a 30-day Treasury bill rate determined weekly by Salomon Smith Barney. This rate will be based on the average non-competitive yield on 3-month U.S. Treasury bill maturing in 30 days. Effective May 1, 2002, the general partner has determined to permit Salomon Smith Barney to continue to maintain the Fund's assets in cash and/or to place up to all of the Fund's assets in 90-day Treasury bills and pay the Fund 80% of the interest earned on the Treasury bills purchased. Salomon Smith Barney will retain 20% of any interest earned on Treasury bills purchased.

                              INVESTING IN THE FUND

The Offering

The Fund offers units to the public through its selling agent, Salomon Smith Barney. This is a best efforts offering. The selling agent is not required to sell any specific number of units. No selling commissions are charged. Salomon Smith Barney pays a portion of its brokerage fees to its financial consultants who sell units if they are registered with the CFTC and have passed either the Series 3 or 31 Commodities Examination or have been "grandfathered" as an associated person.

Salomon Smith Barney may pay underwriting commissions out of its own funds of up to $50 per unit. The total compensation paid to Salomon Smith Barney and its employees in connection with the distribution of units may not exceed 10% of the proceeds of the offering. For this purpose, "total compensation" does not include brokerage fees. This limitation is imposed by the NASD and is included in the 15% limit on offering and organizational expenses described under "Fees and Expenses of the Fund -- Caps on Fees."

The Fund accepts subscriptions throughout the continuous offering period, which can be terminated by Smith Barney Futures Management at any time. You must submit your subscription at least five days prior to the end of a month. You will become a limited partner on the first day of the month after your subscription is processed and accepted and payments are received and cleared. You will receive units and partial units based on the net asset value (calculated without any accrued liability for organizational and offering expenses of the initial offering period) on the purchase date. Because net asset value fluctuates daily, you will not know the purchase price of your units at the time you subscribe during the continuous offering. Final month-end net asset value per unit will be determined approximately 10 business days after the month-end.

Who May Invest

You must represent and warrant in the Subscription Agreement that appears on the last page of this document that you have:

(1) a net worth of at least $150,000, exclusive of home, furnishings and automobiles; or

(2) a net worth, similarly calculated, of at least $45,000 and an annual income of $45,000. Certain states have higher financial requirements which are listed in Exhibit C.

By executing and returning the Subscription Agreement, you represent and warrant that you:

(1)  have received a copy of the prospectus as supplemented;

(2) meet all applicable financial standards as listed in the prospectus as supplemented;

(3) consent to the execution and delivery of a brokerage agreement between Salomon Smith Barney and the Fund and to the payment of fees to Salomon Smith Barney as described in the prospectus; and

(4) if you are not a citizen or resident of the United States for federal income tax purposes, are not a dealer in commodities and you agree to pay or reimburse the general partner or Salomon Smith Barney for any taxes imposed as a result of your status as a limited partner.

All of the representations and warranties are primarily intended to assure and confirm that you understand the Fund's structure and operation prior to making your investment. In addition, they enable the Fund, the general partner and Salomon Smith Barney to comply with certain requirements under the Commodity Exchange Act and various state securities laws, including the determination of the suitability of the Fund as an investment for you.

By executing the Subscription Agreement, you do not waive any rights you have under the Securities Act of 1933.

How to Invest

In order to purchase units, you must complete and sign a copy of the Subscription Agreement on the last page of this document and deliver and/or mail the Subscription Agreement to any branch office of Salomon Smith Barney. You must have a Salomon Smith Barney customer securities account to subscribe for units.

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

You may pay for subscriptions by authorizing your financial consultant to debit your Salomon Smith Barney account for a minimum of $5,000 (or for a minimum of $2,000 for subscriptions made by employee-benefit plans). You must have your subscription payment in your account on the specified settlement date. Your account will be debited on the settlement date which will occur not later than five business days following notification of subscription acceptance. This notification will occur within a reasonable time.


Subscription Account Arrangements

Salomon Smith Barney maintains a bank account at Citibank N.A. (formerly European American Bank), New York, New York, account number 002-069011, into which subscription proceeds are deposited. Subscriptions will be held in bank account on your behalf until the first day of the month beginning at least six days after receipt of your subscription.

If the general partner determines not to offer unit during a particular months in the continuous offering, subscriptions will remain in the bank account until the beginning of the next month. Subscribers will be paid a pro-rata share of the interest earned on subscriptions held in the bank account.

The general partner may, at any time select a different bank to hold subscription proceeds. Any bank for the Fund may maintain subscription proceeds in cash or may invest subscriptions in legally permissible interest bearing investments, including direct United States government obligations, certificates of deposit or bank money market accounts as directed by the general partner. Since such investments carry different minimum dollar amounts and varying interest rates, however, the amount of interest, if any, that will be earned on a subscription cannot be calculated.


Rejection or Revocation of Subscriptions

The general partner may reject any subscription for any reason within four days of receipt. During the initial offering period, you may revoke your subscription for five business days after the date of the subscription. During the continuous offering, you may revoke your subscription if the general partner determines not to offer units at the end of a month.

                              ERISA CONSIDERATIONS

General

This section highlights certain considerations that arise under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in
Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan's assets in the Fund. "Employee benefit plans" and "plans" are referred to below as "Plans," and fiduciaries with investment discretion are referred to below as "Plan Fiduciaries". Plans include, for example, corporate pension and profit sharing plans, 401(k) plans, "simplified employee pension plans," Keogh plans for self-employed persons and IRAs.

Special Investment Consideration

Each Plan Fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that the investment is prudent for the Plan, that the investments of the Plan are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the Plan.

The Fund Should Not Be Deemed to Hold "Plan Assets"

A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide that assets of a limited partnership will not be plan assets of a Plan that purchases an equity interest in the partnership if the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception"). If the underlying assets of a partnership are considered to be assets of any Plan for purposes of ERISA or
Section 4975 of the Code, the operations of such partnership would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

The Publicly-Offered Security Exception applies if the equity interest is a security that is:

1) "freely transferable" (determined based on the applicable facts and circumstances);

2) part of a class of securities that is "widely held" (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The general partner believes that the conditions described above will be satisfied with respect to the units. Therefore, the units should constitute "publicly-offered securities" and the underlying assets of the Fund should not be considered to constitute plan assets of any Plan which purchases units.

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

Ineligible Purchasers

In general, units may not be purchased with the assets of a Plan if the general partner, the commodity broker, the advisors or any of their affiliates or employees either:

1) exercise any discretionary authority or discretionary control respecting management of the Plan;

2) exercise any authority or control respecting management or disposition of the assets of the Plan;

3) render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan;

4) have any authority or responsibility to render investment advice with respect to any moneys or other property of the Plan; or

5) have any discretionary authority or discretionary responsibility in the administration of the Plan.

In order to comply with these prohibitions, a Plan Fiduciary must represent that one of the following is true:

(1) Neither Salomon Smith Barney nor any of its employees or affiliates (a) manages any part of the Plan's investment portfolio or (b) has an agreement or understanding with the Plan Fiduciary where Salomon Smith Barney or any of its employees or affiliates regularly provides the Plan Fiduciary with individualized information, recommendations or advice used as a primary basis for the Plan's investment decisions.

(2) A relationship described in (1) above applies to only a portion of the Plan's assets, and the Plan Fiduciary will invest in the Fund only from the portion of the Plan's as to which no such relationship exists.

Violations of the rules under ERISA and/or Section 4975 of the Code by fiduciaries can result in various types of liabilities, including civil penalties and excise taxes. Because of the complexity of these rules, Plan Fiduciaries are strongly encouraged to consult with their legal advisors prior to causing a Plan to invest in the Fund.

                               HOW TO REDEEM UNITS

Beginning three months after you purchase your units, you may request that any or all of your units be redeemed by the Fund at the net asset value of a unit as of the end of any month. You must give the general partner ten (10) business days' oral or written notice of your request to redeem. Contact your Salomon Smith Barney financial consultant to transmit your request to the general partner.

No fee is charged for redemptions.

The general partner reserves the right to permit the redemption of units more frequently than monthly (but no more frequently than daily), provided that such action is in the best interest of the Fund taking into account potential tax consequences to limited partners.

All timely requests for redemption will be honored except:

     (1)  The Fund will not redeem units if it has insufficient assets.

     (2) The general partner may temporarily suspend redemptions if necessary in order to liquidate positions in an orderly manner.

     (3) No partial redemptions are permitted if a limited partner would own fewer than three units after redemption.

Because net asset value fluctuates daily, you will not know the net asset value of the units to be redeemed at the time you submit a notice of redemption. Payment for redeemed units will be made within 10 business days following the redemption date by crediting your Salomon Smith Barney securities account. For the purpose of a redemption, any accrued liability for reimbursement of offering and organizational expenses for the initial offering period will not reduce net asset value per unit.

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

                           FEDERAL INCOME TAX ASPECTS

The following constitutes the opinion of Willkie Farr & Gallagher and summarizes the material federal income tax consequences to United States taxpayers who invest in the Fund.

The Fund's Partnership Tax Status

Because the Fund is a partnership, the Fund does not pay any federal income tax. Based on the expected income of the Fund, the Fund will not be taxed as a "publicly traded partnership."

Taxation of Limited Partners on Profits and Losses of the Fund

Each limited partner must pay tax on his share of the Fund's annual income and gains, if any, even if the Fund does not make any cash distributions.

The Fund generally allocates the Fund's gains and losses equally to each unit. However, the Fund allocates gains and losses to a limited partner who redeems his units so the limited partner's tax account for the redeemed units will equal the amount received for the units.

Fund Losses by Limited Partners


A limited partner may deduct Fund losses only to the extent of his tax basis in his units. Generally, a limited partner's tax basis in his units is the amount paid for the units reduced (but not below zero) by his share of any Fund distributions, losses and expenses and increased by his share of the Fund's income and gains. A limited partner subject to "at-risk" limitations (generally, non-corporate taxpayers and closely-held corporations), however, can only deduct losses to the extent he is "at-risk." The "at-risk" amount is similar to tax basis, except that it does not include any amount borrowed on a non-recourse basis or from someone with an interest in the Fund.


"Passive-Activity Loss Rules" and Their Effect on the Treatment of Income and
Loss

The trading activities of the Fund are not a "passive activity." Accordingly, a limited partner can deduct Fund losses from taxable income. A limited partner, however, cannot offset losses from "passive activities" against Fund gains.

Cash Distributions and Unit Redemptions

A limited partner who receives cash from the Fund, either through a distribution or a partial redemption, will not pay tax on that cash until his tax basis in the units has been reduced to zero. A limited partner cannot recognize a loss until his entire interest in the Fund is redeemed.

Gain or Loss on Section 1256 Contracts and Non-Section 1256 Contracts


Section 1256 Contracts are futures and most options traded on U.S. exchanges and most foreign currency contracts. For tax purposes, Section 1256 Contracts that remain open at year-end are treated as if the positions were closed at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss regardless of how long the position was open.

Non-Section 1256 Contracts are, among other things, certain foreign currency transactions, including Section 988 transactions -- transactions where the amount paid or received is in a foreign currency. The Fund has made a tax election that will cause gain and loss from these Non-Section 1256 Contracts generally to be short-term gain or loss.


Swap Payments


The Fund may enter into swap transactions in energy, agricultural and base and precious metal products, currencies and interest rates by which it will agree with a counterparty to exchange on a net basis a stream of payments computed by reference to a notional amount and the commodity that is the subject of the swap. In a Technical Advice Memorandum the IRS ruled that such payments are taxable as ordinary income. If the period to which a payment relates is not conterminous with the Fund's taxable year, it will have to determine the payment that would be due if the payment amount were computed at the end of the taxable year and include in income or deduct a proportional amount of the payment.


See "Commodity Markets" in Part Two of this document for additional information.

Tax on Capital Gains and Losses


Long-term capital gains -- net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts -- are taxed to individuals at a maximum rate of 20%. Short-term capital gains -- net gain on capital assets held less than one year and 40% of the gain on Section 1256 Contracts -- are subject to tax at the same rates as ordinary income, with a maximum rate of 38.6% for individuals.

Most individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Fund could suffer significant losses and a limited partner could still be required to pay taxes on his share of the Fund's interest income and other ordinary income.

Generally, an individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. Generally, to the extent the taxpayer cannot offset past Section 1256 Contract gains, he can carry forward such losses indefinitely as losses on Section 1256 Contracts.


Limited Deductions for Certain Expenses


The general partner does not consider the brokerage fee and the incentive fees, as well as other ordinary expenses of the Fund, as investment advisory expenses or other expenses of producing income. Accordingly, the general partner treats these expenses as ordinary business deductions not subject to the material deductibility limitations that apply to investment advisory expenses. The IRS could contend otherwise, and to the extent the IRS was successful in recharacterizing these expenses, a limited partner's ability to deduct his allocable share of these expenses would be reduced accordingly.


Interest Income


Interest received by the Fund is taxed as ordinary income. Net capital losses of an individual limited partner can offset ordinary income only to the extent of $3,000 per year (or $1,500 in the case of a married individual filing a separate return).


Syndication Fees

Neither the Fund nor any limited partner is entitled to any deduction for syndication expenses, nor can these expenses be amortized by the Fund or any limited partner even though the payment of such expenses reduces net asset value.

The IRS could take the position that a portion of the brokerage fee paid by the Fund to Salomon Smith Barney constitutes non-deductible syndication expenses.

Investment Interest Deductibility Limitations

Individual taxpayers can deduct "investment interest" -- interest on indebtedness allocable to property held for investment -- only to the extent that it does not exceed net investment income. Net investment income does not include adjusted net capital gain taxed at the lower 20% rate.

IRS Audits of the Fund and its Limited Partners

The IRS audits Fund-related items at the Fund level rather than at the limited partner level. The general partner acts as "tax matters partner" with the authority to determine the Fund's responses to an audit. If an audit results in an adjustment, all limited partners may be required to pay additional taxes, interest and penalties.

State and Other Taxes

In addition to the federal income tax consequences described above, the Fund and the limited partners may be subject to various state and other taxes.

Broker Reporting and Backup Withholding


The subscription documents require each prospective investor in the Fund to furnish the investor's "taxpayer identification number." If the number furnished is not correct, the investor may be subject to penalties imposed by the IRS and payments to the investor in redemption of units (and, possibly, other Fund distributions) may become subject to 30% backup withholding.


Exempt Organizations


Tax-exempt limited partners will not be required to pay tax on their share of income or gains of the Fund that are derived from investments as to which the Fund has not incurred indebtedness, provided that such limited partners do not purchase units with borrowed funds.


PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST.

                        THE LIMITED PARTNERSHIP AGREEMENT

The Fund's Limited Partnership Agreement appears as Exhibit A. The material terms of the agreement are outlined below.

Organization and Limited Liability

The Fund was formed on August 25, 1999 under the New York Revised Limited Partnership Act ("New York Act"). In general, a limited partner's liability under the New York Act is limited to the amount of the limited partner's capital contribution and share of any assets and undistributed profits. The New York Act provides that

     - a limited partner who knowingly received a prohibited distribution is liable to the limited partnership for the amount of the distribution for a period of three years from the date of the distribution.

     - a limited partner who participates in the control of the Partnership's business may become liable as a general partner to persons who transact business with the Partnership reasonably believing, based upon the limited partner's conduct, that the limited partner is a general partner.

Management of Partnership Affairs

The limited partnership agreement gives Smith Barney Futures Management, as general partner, complete responsibility for management of the Fund and gives no management role to the limited partners.

Fiduciary Responsibility of the General Partner

Under New York law, the general partner has a responsibility to the limited partners to exercise good faith and fairness in all dealings affecting the Fund. The general partner has a fiduciary responsibility to the limited partners

     1)   for the safekeeping of the Fund's assets; and

     2)   in the use of all funds and assets of the Fund.

The limited partners may not contract away this fiduciary obligation.

Sharing of Profits and Losses

Partnership Accounting

Each limited partner and the general partner will have a capital account. Initially, each partner's balance will be the amount of his or her capital contribution. Each partner's balance will be adjusted monthly to reflect his or her pro rata share of the Fund's gain or loss, fees and expenses.

Federal Tax Allocations

At year-end, the Fund will determine the total taxable income or loss for the year. Subject to the special allocation of net capital gain or loss to redeeming limited partners, the taxable gain or loss will be allocated to each limited partner in proportion to his capital account. Each limited partner will be responsible for his share of the taxes.

Gains and losses will be allocated among those who are partners when positions are closed and the gains or losses are realized. Therefore, if a partner's proportionate interest increases as a result of redemption by others between the time an unrealized gain occurs and the time the gain is realized, the partner's share of taxable gain for the year may exceed his economic gain.

Each limited partner's tax basis in his units is increased by the taxable income allocated to him and reduced by any distributions received and losses allocated to him.

Upon the Fund's liquidation, each limited partner will receive his proportionate share of the assets of the Fund.

Additional Partners

The general partner may, in its discretion, offer additional units or admit additional limited partners. There is no limit on the number of outstanding units. All units offered after trading begins must be sold at the Fund's then current net asset value per unit (plus selling commissions, if any).

Restrictions on Transfer or Assignment

A limited partner may transfer or assign his units upon notice to the general partner. The assignment will be effective at the beginning of the next month after the general partner receives this notice. An assignee may not become a limited partner without the consent of the general partner. The general partner will not consent if it determines that the admission of the assignee to the Fund would endanger the Fund's tax status as a partnership or otherwise have adverse legal consequences. An assignee not admitted to the Fund as a limited partner will share the profits and capital of the Fund, but will not be entitled to vote, to an accounting of Fund transactions, to receive tax information, or to inspect the books and records of the Fund. An assigning limited partner will remain liable to the Fund for any amounts for which he may be liable.

Dissolution and Termination of the Fund

The Fund will be terminated and dissolved upon the first to occur of:

     1)   December 31, 2019;

     2) limited partners owning more than 50% of the outstanding units vote to dissolve the Fund;

     3) Smith Barney Futures Management ceases to be general partner (by assignment of its interest, withdrawal, removal, bankruptcy or other event) and no new general partner is appointed;

     4)   the continued existence of the Fund becomes unlawful; or

     5) net asset value per unit falls below $400 as of the end of any trading day.

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

Removal or Admission of General Partner

The general partner may be removed and successor general partners may be admitted by the vote of a majority of outstanding units.

Amendments and Meetings

The limited partnership agreement may be amended if Smith Barney Futures Management and limited partners owning more than 50% of the outstanding units agree. Smith Barney Futures Management may amend the limited partnership agreement without the approval of the limited partners in order to clarify inaccuracies or ambiguities, make changes required by regulators or by law or make any other changes the general partner deems advisable so long as they are not adverse to limited partners.

Any limited partner may request in writing a list of the names and addresses of all limited partners and the number of units held by each. Limited partners owning at least 10% of the outstanding units can require the general partner to call a meeting of the Fund. At the meeting, the limited partners owning a majority of the outstanding units may vote to:

     1) amend the limited partnership agreement without the consent of Smith Barney Futures Management;

     2)   dissolve the Fund;

     3)   remove and replace Smith Barney Futures Management as general partner;

     4) admit a new general partner prior to the withdrawal of Smith Barney Futures Management;

     5)   terminate contracts with any advisor; and

     6)   approve the sale of all of the Fund's assets.

Reports to Limited Partners

The limited partners may see and copy the Fund's books and records during reasonable business hours.

The general partner will provide these reports and statements to the limited partners:


     1) a monthly account statement, including a statement of income and a statement of changes in net asset value;


     2)   an annual report, including audited financial statements; and

     3) tax information necessary for the preparation of the limited partners' annual federal income tax returns.

In addition, notice will be mailed to each limited partner within seven business days of any of the following events:

     1) a decrease in the net asset value of a unit to 50% or less of the net asset value most recently reported;

     2)   any change in advisors, commodity brokers or the general partner; and

     3) any material change in the Fund's trading policies or any material change in an advisor's trading strategies.

Indemnification of the General Partner

The Fund will indemnify the general partner or any of its affiliates for actions taken on behalf of the Fund, provided that the person acted in good faith and in the best interests of the Fund and the conduct was not the result of negligence or misconduct. No indemnification is available for losses resulting from a violation of the Securities Act of 1933 or any State securities law or if indemnification would be inconsistent with the New York Act. The New York Act prohibits indemnification of a general partner in a derivative action if a judgment or other final decision adverse to the general partner establishes that the general partner's acts were committed in bad faith or were the result of intentional misconduct. Under the Limited Partnership Agreement, the general partner is not personally liable for the return or repayment of the capital or profits of any partner (or assignee).

Enforcing Your Rights as a Limited Partner

You should consult your counsel with questions concerning the responsibilities of the general partner. In the event that you believe the general partner has violated its fiduciary responsibility, you may seek legal relief for yourself or on behalf of the Fund (or in a class action on behalf of all limited partners), if:

(1)  the general partner has refused to bring the action, or

(2) an effort to cause the general partner to bring the action is not likely to succeed.

There can be no assurance, however, that adequate remedies will be available.

In addition, you may institute legal proceedings against the general partner if it or an advisor engages in excessive trading. You should be aware that it would be difficult to establish that commodity trading has been excessive due to the broad trading authority given to the general partner and the advisors, the limited number of cases defining excessive trading, and the provisions in the Limited Partnership Agreement discussed under "Indemnification of the General Partner" above.

You may be afforded rights to reparations under the Commodity Exchange Act. In addition, the NFA has adopted arbitration rules which, in appropriate circumstances, might provide additional rights.

This prospectus does not include all of the information or exhibits in the Fund's registration statement. You can read and copy the entire registration statement at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C.

The Fund will file quarterly and annual reports with the SEC. You can read and copy these reports at the SEC public reference facilities in Chicago, New York or Washington, D.C. Please call the SEC at 1-800-SEC-0300 for further information.

The Fund's filings are posted at the SEC website at http://www.sec.gov.


                                 YOUR PRIVACY AT
                       SMITH BARNEY FUTURES MANAGEMENT LLC

Keeping client information secure is a top priority for all of us at Smith Barney Futures Management LLC ("SBFM").* As your Commodity Pool Operator, we are providing you with this privacy notice to help you understand how we handle, protect, and limit disclosure of the personal information that we collect about you. You are receiving this notice because you obtained a financial product or service from us for personal, family or household purposes. The provisions of this notice apply to current clients as well as to former clients unless we state otherwise.

We protect personal information we collect about you by maintaining physical, electronic and procedural safeguards. Third parties who have access to such personal information must agree to follow appropriate standards for security and confidentiality. We train people who work for us in how to properly handle such personal information, and we restrict access to it.

The personal information that we collect about you comes from the following sources:

o    Information received from you, such as on applications or other forms;

o    Information about your investments made with SBFM; and

o    Information we receive from our affiliates and nonaffiliated third parties.

Our affiliates are the family of companies controlled by Citigroup Inc. ("Citigroup"). They are in several lines of businesses, including banking, credit cards, consumer finance, securities, and insurance. They do business under names that include Citibank, CitiFinancial, Travelers Insurance, Salomon Smith Barney, and Primerica. If you are also a client of other Citigroup affiliates, you have already received or may receive notices from them. You may need to respond to those notices separately.

We do not disclose any nonpublic personal information about you except as permitted by law. This disclosure may include nonpublic personal information necessary to process and service your account, to maintain accounting and tax reporting records, to protect the security and confidentiality of our records, or with your consent. Our service providers agree only to use this information for the services for which we hire them and are not permitted to use or share this information for any other purpose. If you decide to close your account or become an inactive customer, we will adhere to the privacy practices as described in this notice.

Upon request, we will provide you with a copy of the Citigroup Privacy Promise for Consumers.

---------------
* All references in this notice to "we", "us" or "our" refer to Smith Barney Futures Management LLC.



                                  LEGAL MATTERS

Willkie Farr & Gallagher, New York, New York, has advised the Fund, Salomon Smith Barney and the general partner on the offering of the units.

                                     EXPERTS

The statements under "Federal Income Tax Aspects" have been reviewed by Willkie Farr & Gallagher and are included in reliance on its authority as an expert in tax law.


The financial statements of the Fund at December 31, 2001 and 2000 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of PricewaterhouseCoopers LLP as experts in auditing and accounting.



The statement of financial condition of the general partner at December 31, 2001 has been so included in reliance upon the report of KPMG LLP, independent accountants, upon the authority of KPMG LLP as experts in auditing and accounting.

                       Report of Independent Accountants

To the Partners of
  Salomon Smith Barney Diversified 2000 Futures Fund L.P.:


In our opinion, the accompanying statement of financial condition, including the condensed schedule of investments, and the related statements of income and expenses and of partners' capital present fairly, in all material respects, the financial position of Salomon Smith Barney Diversified 2000 Futures Fund L.P. at December 31, 2001 and 2000, and the results of its operations for the year ended December 31, 2001 and for the period from August 25, 1999 (date Partnership was organized) to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the management of the General Partner; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the management of the General Partner, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.




PricewaterhouseCoopers LLP
New York, New York
February 28, 2002

                              Salomon Smith Barney
                       Diversified 2000 Futures Fund L.P.
                        Statement of Financial Condition
                           December 31, 2001 and 2000

                                                              2001          2000
                                                           -----------   -----------
Assets:
Equity in commodity futures trading account:
  Cash (Note 3c)                                           $69,296,025   $28,284,110
  Net unrealized appreciation on open positions              2,207,744     3,153,968
                                                           -----------   -----------
                                                            71,503,769    31,438,078
Interest receivable                                             83,368       119,340
                                                           -----------   -----------
                                                           $71,587,137   $31,557,418
                                                           ===========   ===========

Liabilities and Partners' Capital:
Liabilities:
 Accrued expenses:
  Commissions                                              $   328,163   $   144,165
  Management fees                                              120,908        49,799
  Incentive fees                                                58,526       568,604
  Professional fees                                             36,363       108,366
  Other                                                         10,276         7,695
Due to SSB (Note 6)                                            196,586       589,753
Redemptions payable (Note 5)                                   964,481        16,239
                                                           -----------   -----------
                                                             1,715,303     1,484,621
                                                           -----------   -----------
Partners' capital (Notes 1, 5 and 7):
 General Partner, 693.7778 and 291.9152 Unit equivalents
  outstanding in 2001 and 2000, respectively                   708,819       304,240
Limited Partners, 67,695.5880 and 28,562.6770 Units
 of Limited Partnership Interest outstanding
  in 2001 and 2000, respectively                            69,163,015    29,768,557
                                                           -----------   -----------
                                                            69,871,834    30,072,797
                                                           -----------   -----------
                                                           $71,587,137   $31,557,418
                                                           ===========   ===========


See notes to financial statements.


                              Salomon Smith Barney
                       Diversified 2000 Futures Fund L.P.
                        Condensed Schedule of Investments
                                December 31, 2001

Sector                                             Contract                                Fair Value
------                                             --------                                ----------

Currencies                               Over the counter contracts sold - 0.32%            $ 225,591
                                         Over the counter contracts purchased - (0.69)%      (480,533)
                                                                                           ----------
                                           Total Over the counter - (0.37)%                  (254,942)
                                                                                           ----------

                                         Exchange contracts sold - 2.50%                    1,749,168
                                         Exchange contracts purchased - 1.28%                 891,303
                                                                                           ----------
                                           Total Exchange contracts - 3.78%                 2,640,471
                                                                                           ----------
  Total Currencies - 3.41%                                                                  2,385,529
                                                                                           ----------

Total Energy - (0.13)%                   Futures contracts sold - (0.13)%                     (93,126)
                                                                                           ----------

Total Grains - 0.51%                     Futures contracts sold - 0.51%                       354,807
                                                                                           ----------

Interest Rates U.S.                      Futures contracts sold - 0.00%*                          789
                                         Futures contracts purchased - 0.09%                   63,137
                                                                                           ----------
  Total Interest Rates U.S. - 0.09%                                                            63,926
                                                                                           ----------

Interest Rates Non-U.S.                  Futures contracts sold - 0.15%                       101,999)
                                         Futures contracts purchased - (0.15)%               (102,991)
                                                                                           ----------
  Total Interest Rates Non-U.S. - 0.00%*                                                         (992)
                                                                                           ----------

Total Livestock - (0.27)%                Futures contracts sold - (0.27)%                    (189,134)
                                                                                           ----------

Metals                                   Futures contracts sold - (0.81)%                    (566,943)
                                         Futures contracts purchased - 0.06%                   42,804
                                                                                           ----------
  Total Metals - (0.75)%                                                                     (524,139)
                                                                                           ----------

Softs                                    Futures contracts sold - 0.09%                        59,560
                                         Futures contracts purchased - 0.25%                  177,406
                                                                                           ----------
  Total Softs - 0.34%                                                                         236,966
                                                                                           ----------

Indices                                  Futures contracts sold - (0.02)%                     (15,515)
                                         Futures contracts purchased - (0.2)%                 (10,578)
                                                                                           ----------
  Total Indices - (0.04)%                                                                     (26,093)
                                                                                           ----------

Total Fair Value - 3.16%                                                                   $2,207,744
                                                                                           ==========

                                    Investments            % of Investments
Country Composition                   at Value                 at Value
-----------------------           ---------------          -----------------
Australia                           $    32,387                  1.47%
Canada                                  (12,660)                (0.57)%
Germany                                  60,975                  2.76%
Hong Kong                                   725                  0.03%
Japan                                   (72,854)                (3.30)%
France                                   17,418                  0.79%
Singapore                                25,378                  1.15%
United Kingdom                         (392,924)               (17.80)%
United States                         2,549,299                115.47%
                                    -----------                -------
                                    $ 2,207,744                100.00%
                                    ===========                =======

Percentages are based on Partners' capital unless otherwise indicated
* Due to rounding.
See notes to financial statements.


                              Salomon Smith Barney
                       Diversified 2000 Futures Fund L.P.
                        Statement of Income and Expenses
                      for the year ended December 31, 2001
                         and for the period June 1, 2000
                      (commencement of trading operations)
                              to December 31, 2000
                                                                      2001           2000
                                                                   -----------    -----------
Income:
Net gain on trading of commodity interests:
Realized gains on closed positions                                 $ 2,452,235    $   286,389
Net unrealized gains (losses) on open positions                       (946,224)     3,153,968
                                                                   -----------    -----------
                                                                     1,506,011      3,440,357
Less, Brokerage commissions including clearing fees
of $139,504 and $30,451, respectively (Note 3c)                     (3,132,288)      (803,045)
                                                                   -----------    -----------
Net realized and unrealized gains (losses)                          (1,626,277)     2,637,312
Interest income (Note 3c)                                            1,330,414        633,253
                                                                   -----------    -----------
                                                                      (295,863)     3,270,565
                                                                   -----------    -----------
  Expenses:
  Management fees (Note 3b)                                          1,034,107        253,873
  Incentive fees (Note 3b)                                              58,526        568,604
  Professional fees                                                    465,609        159,004
  Other expenses                                                        78,007         43,067
                                                                   -----------    -----------
                                                                     1,636,249      1,024,548
                                                                   -----------    -----------
  Net income (loss)                                                $(1,932,112)   $ 2,246,017
                                                                   ===========    ===========
  Net Income (loss) per Unit of Limited Partnership Interest and
   General Partner Unit equivalent (Notes 1 and 7)                     $(30.32)        $70.19
                                                                   ===========    ===========

See notes to financial statements.

                              Salomon Smith Barney
                       Diversified 2000 Futures Fund L.P.
                         Statement of Partners' Capital
                      for the year ended December 31, 2001
                       and for the period August 25, 1999
                        (date Partnership was organized)
                              to December 31, 2000

                                                      Limited         General
                                                      Partners        Partner          Total
                                                    ------------    ------------    ------------
Initial capital contribution, 1 Unit of Limited
  Partnership Interest and General Partner's
  contribution representing 1 Unit equivalent       $      1,000    $      1,000    $      2,000
Proceeds from offering of 16,045 Units of Limited
  Partnership Interest and General Partner's
  contribution representing 162 Unit equivalents
  (Note 1)                                            16,045,000         162,000      16,207,000
Offering and organization costs (Note 6)                (742,500)         (7,500)       (750,000)
                                                    ------------    ------------    ------------
Opening Partnership capital for operations            15,303,500         155,500      15,459,000
Net income                                             2,223,277          22,740       2,246,017
Sale of 12,846.3864 Units of Limited Partnership
  Interest and General Partner's contribution
  representing 128.9152 Unit equivalents              12,563,000         126,000      12,689,000
Redemption of 329.7094 Units of Limited
  Partnership Interest                                  (321,220)             --        (321,220)
                                                    ------------    ------------    ------------
Partners' capital at December 31, 2000                29,768,557         304,240      30,072,797
Net loss                                              (1,911,691)        (20,421)     (1,932,112)
Sale of 45,419.4548 Units of Limited Partnership
  Interest and General Partner's contribution
  representing 401.8626 Unit equivalents              47,856,000         425,000      48,281,000
Redemption of 6,286.5438 Units of Limited
  Partnership Interest                                (6,549,851)             --      (6,549,851)
                                                    ------------    ------------    ------------
Partners' capital at December 31, 2001              $ 69,163,015    $    708,819    $ 69,871,834
                                                    ============    ============    ============


See notes to financial statements.

                              Salomon Smith Barney
                       Diversified 2000 Futures Fund L.P.
                         Notes to Financial Statements

1. Partnership Organization:

Salomon Smith Barney Diversified 2000 Futures Fund L.P. (the "Partnership") is a limited partnership which was organized under the partnership laws of the State of New York on August 25, 1999 to engage in the speculative trading of a diversified portfolio of commodity interests including futures contracts, options and forward contracts. The commodity interests that are traded by the Partnership are volatile and involve a high degree of market risk.

Between January 31, 2000 (commencement of the offering period) and May 30, 2000, 16,045 Units of Limited Partnership Interest ("Units") were sold at $1,000 per Unit. The proceeds of the initial offering were held in an escrow account until May 31, 2000, at which time they were turned over to the Partnership for trading. The Partnership was authorized to sell 150,000 Units of Limited Partnership Interest ("Units") during its initial offering period. The Partnership continues to offer Units.

Smith Barney Futures Management LLC acts as the general partner (the "General Partner") of the Partnership. The Partnership's commodity broker is Salomon Smith Barney Inc. ("SSB"). SSB is an affiliate of the General Partner. The General Partner is wholly owned by Salomon Smith Barney Holdings Inc. ("SSBHI"), which is the sole owner of SSB. SSBHI is a wholly owned subsidiary of Citigroup Inc.

The General Partner and each limited partner share in the profits and losses of the Partnership in proportion to the amount of partnership interest owned by each except that no limited partner shall be liable for obligations of the Partnership in excess of his initial capital contribution and profits, if any, net of distributions.

The Partnership will be liquidated upon the first to occur of the following:
December 31, 2019; the net asset value of a Unit decreases to less than $400 per unit as of the close of any business day; or under certain other circumstances as defined in the Limited Partnership Agreement.

2. Accounting Policies:

a. All commodity interests (including derivative financial instruments and derivative commodity instruments) are used for trading purposes. The commodity interests are recorded on trade date and open contracts are recorded in the statement of financial condition at fair value on the last business day of the year, which represents market value for those commodity interests for which market quotations are readily available. Investments in commodity interests denominated in foreign currencies are translated into U.S. dollars at the exchange rates prevailing on the last business day of the year. Realized gains (losses) and changes in unrealized values on commodity interests and foreign currencies are recognized in the period in which the contract is closed or the changes occur and are included in net gains (losses) on trading of commodity interests.

b. Income taxes have not been provided as each partner is individually liable for the taxes, if any, on his share of the Partnership's income and expenses.

c. The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

3. Agreements:

a. Limited Partnership Agreement:

   The General Partner administers the business and affairs of the Partnership including selecting one or more advisors to make trading decisions for the Partnership.

b. Management Agreement:

   The General Partner, on behalf of the Partnership, has entered into Management Agreements with Beacon Management Corporation ("Beacon"), Graham Capital Management L.P. ("Graham"), Campbell & Company, Inc. ("Campbell"), and Rabar Market Research, Inc. ("Rabar") (collectively, the "Advisors"), registered commodity trading advisors. The Advisors are not affiliated with one another, are not affiliated with the General Partner or SSB and are not responsible for the organization or operation of the Partnership. The Partnership will pay each Advisor a monthly management fee equal to 1/6 of 1% (2% per year) of month-end Net Assets allocated to the Advisor. In addition, the Partnership is obligated to pay each Advisor an incentive fee payable annually equal to 20% of the New Trading Profits, as defined in the Management Agreements, earned by each Advisor for the Partnership. Bridgewater Associates, Inc. was terminated as an Advisor to the Partnership on

                              Salomon Smith Barney
                       Diversified 2000 Futures Fund L.P.
                          Notes to Financial Statements


March 1, 2001. Graham Capital Management L.P. was added as an Advisor on that date. Effective December 31, 2001, Rabar Market Research, Inc. was terminated as an Advisor to the Partnership.


c. Customer Agreement:


The Partnership has entered into a Customer Agreement which provides that the Partnership will pay SSB a brokerage fee equal to 5.4% per year calculated and paid monthly based on .45% of month-end Net Assets, in lieu of brokerage commissions on a per trade basis. SSB will pay a portion of brokerage fees to its financial consultants who have sold Units in this Partnership. Brokerage fees will be paid for the life of the Partnership, although the rate at which such fees are paid may be changed. The Partnership will pay for NFA fees, exchange, clearing, user, give-up and floor brokerage fees. All of the Partnership's assets are deposited in the Partnership's account at SSB. The Partnership's cash is deposited by SSB in segregated bank accounts to the extent required by Commodity Futures Trading Commission regulations. At December 31, 2001 and 2000, the amount of cash held for margin requirements was $9,018,787 and $5,861,535, respectively. SSB has agreed to pay the Partnership interest on 80% of the average daily equity maintained in cash in the Partnership's account during each month at a 30-day U.S. Treasury bill rate determined weekly by SSB based on the average noncompetitive yield on 3-month U.S. Treasury bills maturing in 30 days from the date on which such weekly rate is determined. The Customer Agreement between the Partnership and SSB gives the Partnership the legal right to net unrealized gains and losses. The Customer Agreement may be terminated upon notice by either party.


4. Trading Activities:

The Partnership was formed for the purpose of trading contracts in a variety of commodity interests, including derivative financial instruments and derivative commodity instruments. The results of the Partnership's trading activity are shown in the statement of income and expenses.


All of the commodity interests owned by the Partnership are held for trading purposes. The average fair value during the period ended December 31, 2001 and 2000, based on a monthly calculation, was $3,370,732 and $674,420, respectively. The fair value of these commodity interests, including options thereon, if applicable, at December 31, 2001 and 2000 was $2,270,744 and $3,153,968,
respectively.


                                        Fair Market Value
                                          December 31,
                                              2000
                                           -----------
Currencies:
    -Exchange Traded Contracts             $   597,014
    -OTC Contracts                             (17,158)
Energy                                         258,193
Grains                                          72,296
Interest Rates U.S.                          1,464,725
Interest Rates Non-U.S                         630,571
Livestock                                      242,880
Metals:
    -Exchange Traded Contracts                  83,260
    -OTC Contracts                             (15,669)
Softs                                          129,435
Indices                                       (291,579)
                                           -----------
Total                                      $ 3,153,968
                                           ===========

5. Distributions and Redemptions:

   Distributions of profits, if any, will be made at the sole discretion of the General Partner and at such times as the General Partner may decide. A limited partner may require the Partnership to redeem his Units at their Redemption value per Unit as of the last day of each month ending at least three months after their issuance on ten days' notice to the General Partner. For the purpose of a redemption, any accrued liability for reimbursement of offering and

                              Salomon Smith Barney
                       Diversified 2000 Futures Fund L.P.
                          Notes to Financial Statements

   organization expenses for the Initial Offering Period will not reduce Redemption value per Unit. There is no fee charged to limited partners in connection with redemptions.

6. Offering and Organization Costs:

   Offering and organization expenses of approximately $750,000 relating to the issuance and marketing of the Partnership's Units offered were initially paid by SSB. These costs are being reimbursed to SSB by the Partnership in 24 equal monthly installments (together with interest at the prime rate quoted by JPMorgan Chase & Co.).


   For the period ended December 31, 2001 and 2000, $360,403 and $193,011, respectively, of these costs have been reimbursed to SSB, by the Partnership. In addition, the Partnership has recorded interest expense of $35,691 and $37,267, for the period ended December 31, 2001 and 2000, respectively, which is included in other expenses.



   The remaining liability for these costs due to SSB of $196,586 (exclusive of interest charges) will not reduce redemption/subscription value per Unit for any purpose (other than financial reporting), including calculation of advisory and brokerage fees.



7. Financial Highlights:

   Changes in the net asset value per Unit of Partnership interest for the year ended December 31, 2001 and for the period from June 1, 2000 (commencement of trading operations) to December 31, 2000 were as follows:



                                                    2001          2000
                                                ------------   ----------
Net realized and unrealized gains (losses)      $     (24.12)  $    83.75
Interest income                                        29.46        27.07
Expenses                                              (35.66)      (40.63)
                                                ------------   ----------
Increase (decrease) for the period                    (30.32)       70.19
Net asset value per Unit, beginning of period       1,042.22     1,000.00
Offering and organization cost adjustment              --          (46.27)
Redemption/subscription value per Unit
  versus net asset value per Unit                       9.78        18.30
                                                ------------   ----------
Net asset value per Unit, end of period         $   1,021.68   $ 1,042.22
                                                ============   ==========
Redemption/subscription value per Unit,
  end of period*                                $   1,024.07   $ 1,061.52
                                                ============   ==========
Ratios to average net assets:
Net loss before incentive fee                           (3.8)%
Incentive fee                                           (0.1)%
                                                ------------
Net loss after incentive fee                            (3.9)%
                                                ============
Operating expenses                                       9.6%
Incentive fee                                            0.1%
                                                ------------
Total expenses and incentive fee                         9.7%
                                                ============
Total return:
Total return before incentive fee                       (1.5)%
Incentive fee                                           (0.5)%
                                                ------------
Total return after incentive fee                        (2.0)%
                                                ============


* For the purpose of a redemption/subscription, any remaining accrued liability for reimbursement of offering and organization expenses will not reduce redemption/subscription net asset value per unit.

                              Salomon Smith Barney
                       Diversified 2000 Futures Fund L.P.
                          Notes to Financial Statements

8. Financial Instrument Risks:

   The Partnership is party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments, in the normal course of its business. These financial instruments may include forwards, futures and options, whose value is based upon an underlying asset, index, or reference rate, and generally represent future commitments to exchange currencies or cash flows, to purchase or sell other financial instruments at specific terms at specified future dates, or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash, through physical delivery or with another financial instrument. These instruments may be traded on an exchange or over-the-counter ("OTC"). Exchange traded instruments are standardized and include futures and certain option contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange traded instruments because of the greater risk of default by the counterparty to an OTC contract.

   Market risk is the potential for changes in the value of the financial instruments traded by the Partnership due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity or security prices. Market risk is directly impacted by the volatility and liquidity in the markets in which the related underlying assets are traded.


   Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk with respect to exchange traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. The Partnership's risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statement of financial condition and not represented by the contract or notional amounts of the instruments. The Partnership has credit risk and concentration risk because the sole counterparty or broker with respect to the Partnership's assets is SSB.


   The General Partner monitors and controls the Partnership's risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Partnership is subject. These monitoring systems allow the General Partner to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, on-line monitoring systems provide account analysis of futures, forwards and options positions by sector, margin requirements, gain and loss transactions and collateral positions.


   The notional or contractual amounts of these instruments, while appropriately not recorded in the financial statements, reflect the extent of the Partnership's involvement in these instruments. The majority of these instruments mature within one year of December 31, 2001. However, due to the nature of the Partnership's business, these instruments may not be held to maturity.



9. Subsequent Events:

   On January 1, 2002, there were additional sales of 4,137.4125 Units totaling $4,237,000 and on January 31, 2002, there were additional redemptions of
   333.7589 Units totaling $334,356.



   On January 1, 2002, Aspect Capital Limited was added as an Advisor to the Partnership.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


Liquidity.


The Fund does not engage in sales of goods or services. Its only assets are its equity in its commodity futures trading account, consisting of cash, net unrealized gains (losses) on open positions and interest receivable. Because of the low margin deposits normally required in commodity trading, relatively small price movements may result in substantial losses to the Fund. Such substantial losses could lead to a material decrease in liquidity. To minimize this risk, the Fund follows certain policies listed on page 19 of this prospectus.


The Fund is party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments, in the normal course of its business. These financial instruments may include forwards, futures and options, whose value is based upon an underlying asset, index, or reference rate and generally represent future commitments to exchange currencies or cash flows, or to purchase or sell other financial instruments at specified terms at specified future dates. Each of these instruments is subject to various risks similar to those relating to the underlying financial instruments including market and credit risk. The general partner monitors and controls the Fund's risk exposure on a daily basis through financial, credit and risk management monitoring systems and, accordingly, believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Fund is subject.

Other than the risks inherent in commodity trading, the Fund knows of no trends, demands, commitments, events or uncertainties which will result in or which are reasonably likely to result in the Fund's liquidity increasing or decreasing in any material way.

Capital resources

The Fund has made no material commitments for capital expenditures.

The Fund's capital consists of the capital contributions of the partners as increased or decreased by gains or losses on commodity trading, and by expenses, interest income, redemptions of units and distributions of profits, if any. Gains or losses on commodity trading cannot be predicted. Market moves in commodities are dependent upon fundamental and technical factors which the Fund may or may not be able to identify. Fund expenses will consist of, among other things, commissions, management fees and incentive fees. The level of these expenses is dependent upon the level of trading gains or losses and the ability of the advisors to identify and take advantage of price movements in the commodity markets, in addition to the level of net assets maintained. In addition, the amount of interest income payable by Salomon Smith Barney is dependent upon interest rates over which the Fund has no control.


No forecast can be made as to the level of redemptions in any given period. A limited partner may cause all or some of his units to be redeemed by the Fund at the redemption value per unit thereof as of the last day of each month, ending at least three months after such units have been issued, on ten days' written notice to the general partner. No fee will be charged for redemptions. For the year ended December 31, 2001, 6,286.5438 units were redeemed totaling $6,549,851. For the year ended December 31, 2000, 329.7094 units were redeemed totaling $321,220. Redemption/subscription value per unit differs from net asset value per unit calculated for financial reporting purposes in that the remaining liability for reimbursement of offering and organizational expenses for the initial offering period will not be included in the calculation of redemption/subscription value per unit.


Offering and organizational expenses of approximately $750,000, relating to the issuance and marketing of the Fund's units offered, were initially paid by Salomon Smith Barney. These costs are being reimbursed to Salomon Smith Barney by the Fund in 24 equal monthly installments (together with interest at the prime rate quoted by J. P. Morgan Chase & Co.).


As of December 31, 2001, and 2000, $360,403 and $193,011 of these costs had been reimbursed to Salomon Smith Barney by the Fund. In addition, the Fund had recorded interest expense of $35,691 and $37,267, for the period ended December 31, 2001 and 2000, which is included in other expenses. The remaining liability for these costs due to Salomon Smith Barney of $196,586 (exclusive of interest charges) will not reduce redemption/ subscription value per unit for any purpose (other than financial reporting), including calculation of advisory and brokerage fees.

The Fund continues to offer units at the net asset value per unit as of the end of each month. For the year ended December 31, 2001, there were additional sales of 45,419.4548 units totaling $47,856,000 and contributions by the general partner representing 401.8626 unit equivalents totaling $425,000. For the year ended December 31, 2000, there were additional sales of 12,846.3864 units totaling $12,563,000 and contributions by the general partner representing
329.7094 unit equivalents totaling $126,000.


Results of Operations


For the year ended December 31, 2001, the net asset value per unit decreased 2.0% from $1,042.22 to $1,021.68. For the period from June 1, 2000 (commencement of trading operations) to December 31, 2000, the net asset value per unit increased 4.2% from $1,000 to $1,042.22. There were no operations for the year ended December 31, 1999.



The Fund experienced net trading gains of $1,506,111 before commissions and expenses in 2001. Gains were primarily attributable to the trading of currencies, U.S. and non-U.S. interest rates and softs and were partially offset by losses recognized in indices, metals, energy and grains. The Fund experienced net trading gains of $3,400,357 before commissions and expenses in 2000. Gains were primarily attributable to the trading of currencies, energy products, grains, softs, livestock, U.S. and non-U.S. interest rates and metals and were partially offset by losses recognized in indices.


Commodity markets are highly volatile. Broad price fluctuations and rapid inflation increase the risks involved in commodity trading, but also increase the possibility of profit. The profitability of the Fund depends on the existence of major price trends and the ability of the advisors to identify those price trends correctly. Price trends are influenced by, among other things, changing supply and demand relationships, weather, governmental, agricultural, commercial and trade programs and policies, national and international political and economic events and changes in interest rates. To the extent that market trends exist and the advisors are able to identify them, the Fund expects to increase capital through operations.

Operational Risk

The Fund is directly exposed to market risk and credit risk, which arise in the normal course of its business activities. Slightly less direct, but of critical importance, are risks pertaining to operational and back office support. This is particularly the case in a rapidly changing and increasingly global environment with increasing transaction volumes and an expansion in the number and complexity of products in the marketplace.

Such risks include:

Operational/Settlement Risk -- the risk of financial and opportunity loss and legal liability attributable to operational problems, such as inaccurate pricing of transactions, untimely trade execution, clearance and/or settlement, or the inability to process large volumes of transactions. The Fund is subject to increased risks with respect to its trading activities in emerging markets, where clearance, settlement, and custodial risks are often greater than in more established markets.

Technological Risk -- the risk of loss attributable to technological limitations or hardware failure that constrain the Fund's ability to gather, process, and communicate information efficiently and securely, without interruption, with customers, among units within the Fund, and in the markets where the Fund participates.

Legal/Documentation Risk -- the risk of loss attributable to deficiencies in the documentation of transactions (such as trade confirmations) and customer relationships (such as master netting agreements) or errors that result in noncompliance with applicable legal and regulatory requirements.

Financial Control Risk -- the risk of loss attributable to limitations in financial systems and controls. Strong financial systems and controls ensure that assets are safeguarded, that transactions are executed in accordance with management's authorization, and that financial information utilized by management and communicated to external parties, including the Fund's unit holder, creditors, and regulators, is free of material errors.

Quantitative and Qualitative Disclosures About Market Risk

Introduction

The Fund is a speculative commodity pool. The market sensitive instruments held by it are acquired for speculative trading purposes, and all or substantially all of the Fund's assets are subject to the risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to the Fund's main line of business.

Market movements result in frequent changes in the fair market value of the Fund's open positions and, consequently, in its earnings and cash flow. The Fund's market risk is influenced by a wide variety of factors, including the level and volatility of interest rates, exchange rates, equity price levels, the market value of financial instruments and contracts, the diversification among the Fund's open positions and the liquidity of the markets in which it trades.

The Fund rapidly acquires and liquidates both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a particular future market scenario will affect performance, and the Fund's past performance is not necessarily indicative of its future results.

Value at Risk is a measure of the maximum amount which the Fund could reasonably be expected to lose in a given market sector. However, the inherent uncertainty of the Fund's speculative trading and the recurrence in the markets traded by the Fund of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated Value at Risk or the Fund's experience to date (i.e., "risk of ruin"). In light of the foregoing as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantification included in this section should not be considered to constitute any assurance or representation that the Fund's losses in any market sector will be limited to Value at Risk or by the Fund's attempts to manage its market risk.

Quantifying the Fund's Trading Value at Risk

The following quantitative disclosures regarding the Fund's market risk exposures contain "forward-looking statements" within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor except for statements of historical fact (such as the terms of particular contracts and the number of market risk sensitive instruments held during or at the end of the reporting period).

The Fund's risk exposure in the various market sectors traded by the advisors is quantified below in terms of Value at Risk. Due to the Fund's mark-to-market accounting, any loss in the fair value of the Fund's open positions is directly reflected in the Fund's earnings (realized and unrealized).

Exchange maintenance margin requirements have been used by the Fund as the measure of its Value at Risk. Maintenance margin requirements are set by exchanges to equal or exceed the maximum losses reasonably expected to be incurred in the fair value of any given contract in 95%-99% of any one-day intervals. The maintenance margin levels are established by dealers and exchanges using historical price studies as well as an assessment of current market volatility (including the implied volatility of the options on a given futures contract) and economic fundamentals to provide a probabilistic estimate of the maximum expected near-term one-day price fluctuation. Maintenance margin has been used rather than the more generally available initial margin, because initial margin includes a credit risk component which is not relevant to Value at Risk.

In the case of market sensitive instruments which are not exchange traded (almost exclusively currencies in the case of the Fund), the margin requirements for the equivalent futures positions have been used as Value at Risk. In those rare cases in which a futures-equivalent margin is not available, dealers' margins have been used.

The fair value of the Fund's futures and forward positions does not have any optionality component. However, certain of the advisors trade commodity options. The Value at Risk associated with options is reflected in the following table as the margin requirement attributable to the instrument underlying each option. Where this instrument is a futures contract, the futures margin, and where this instrument is a physical commodity, the futures-equivalent maintenance margin has been used. This calculation is conservative in that it assumes that the fair value of an option will decline by the same amount as the fair value of the underlying instrument, whereas, in fact, the fair values of the options traded by the Fund in almost all cases fluctuate to a lesser extent than those of the underlying instruments.

In quantifying the Fund's Value at Risk, 100% positive correlation in the different positions held in each market risk category has been assumed. Consequently, the margin requirements applicable to the open contracts have simply been added to determine each trading category's aggregate Value at Risk. The diversification effects resulting from the fact that the Fund's positions are rarely, if ever, 100% positively correlated have not been reflected.

The Fund's Trading Value at Risk in Different Market Sectors


The following table indicates the trading Value at Risk associated with the Fund's open positions by market category as of December 31, 2001. All open position trading risk exposures of the Fund have been included in calculating the figures set forth below. As of December 31, 2001, the Fund's total capitalization was $69,871,834.




                                                                   December 31, 2001
                                             --------------------------------------------------------------
                                                                                       Year to Date
                                                                              -----------------------------
                                                               % of Total         High             Low
                  Market Sector              Value at Risk   Capitalization   Value at Risk   Value at Risk
         ---------------------------------   -------------   --------------   -------------   -------------
         Currencies
           -- Exchange Traded Contracts ..    $1,565,102          2.24%        $1,565,102      $  412,424
           -- OTC Contracts ..............       254,643          0.36%         3,153,404          27,500
         Energy ..........................     1,637,600          2.35%         1,898,100         112,330
         Grains ..........................       526,850          0.76%           666,050          71,425
         Interest rates U.S. .............       275,500          0.39%         1,350,700         272,500
         Interest rates Non-U.S ..........       362,399          0.52%         2,496,981         361,261
         Livestock .......................       188,800          0.27%           353,800          45,730
         Metals
           - Exchange Traded Contracts ...       327,000          0.47%         1,022,000         308,800
           - OTC Contracts ...............        86,200          0.12%           518,475          29,600
         Softs ...........................       596,240          0.85%           880,007         198,800
         Indices .........................     1,258,274          1.80%         2,276,237         759,993
                                              ----------         -----
         Total ...........................    $7,078,608         10.13%
                                              ==========         =====



As of December 31, 2000, the Fund's total capitalization was $30,072,797.



                                                                   December 31, 2000
                                             --------------------------------------------------------------
                                                                                       Year to Date
                                                                              -----------------------------
                                                               % of Total         High             Low
                  Market Sector              Value at Risk   Capitalization   Value at Risk   Value at Risk
         ---------------------------------   -------------   --------------   -------------   -------------
         Currencies
           -- Exchange Traded Contracts       $  459,141          1.53%        $  853,845      $  283,123
           -- OTC Contracts ............          31,550          0.10%           119,848          13,750
         Energy ........................         415,000          1.38%           565,500         103,100
         Grains ........................         276,400          0.92%           276,400          27,850
         Interest rates U.S. ...........         596,050          1.98%           596,050          67,843
         Interest rates Non-U.S ........       1,178,667          3.91%         1,189,890         223,434
         Livestock .....................         146,790          0.49%           156,700           9,610
         Metals (Exchange Traded and OTC
           Contracts) ..................         372,125          1.24%           505,925         100,200
         Softs .........................         275,700          0.92%           344,500          50,750
         Indices .......................       1,063,578          3.54%         1,078,983         228,399
                                              ----------         -----
         Total .........................      $4,815,001         16.01%
                                              ==========         =====


There was no trading in the year ended December 31, 1999.

Material Limitations on Value at Risk as an Assessment of Market Risk

The face value of the market sector instruments held by the Fund is typically many times the applicable maintenance margin requirement (margin requirements generally range between 2% and 15% of contract face value) as well as many times the capitalization of the Fund. The magnitude of the Fund's open positions creates a "risk of ruin" not typically found in most other investment vehicles. Because of the size of its positions, certain market conditions -- unusual, but historically recurring from time to time -- could cause the Fund to incur severe losses over a short period of time. The foregoing Value at Risk table -- as well as the past performance of the Fund -- give no indication of this "risk of ruin."

Non-Trading Risk

The Fund has non-trading market risk on its foreign cash balances not needed for margin. However, these balances (as well as any market risk they represent) are immaterial.

Materiality as used in this section, "Qualitative and Quantitative Disclosures About Market Risk," is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage, optionality and multiplier features of the Fund's market sensitive instruments.

Qualitative Disclosures Regarding Primary Trading Risk Exposures

The following qualitative disclosures regarding the Fund's market risk exposures -- except for (i) those disclosures that are statements of historical fact and
(ii) the descriptions of how the Fund manages its primary market risk exposures -- constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The Fund's primary market risk exposures as well as the strategies used and to be used by the general partner and the advisors for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of the Fund's risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the management strategies of the Fund. There can be no assurance that the Fund's current market exposure and/or risk management strategies will not change materially or that any such strategies will be effective in either the short or long-term. Investors must be prepared to lose all or substantially all of their investment in the Fund.


The following were the primary trading risk exposures of the Fund as of December 31, 2001, by market sector.


Interest Rates. Interest rate risk is the principal market exposure of the Fund. Interest rate movements directly affect the price of the futures positions held by the Fund and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the Fund's profitability. The Fund's primary interest rate exposure is to interest rate fluctuations in the United States and the other G-7 countries. However, the Fund also takes futures positions on the government debt of smaller nations -- e.g., Australia. The general partner anticipates that G-7 interest rates will remain the primary market exposure of the Fund for the foreseeable future.

Currencies. The Fund's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political and general economic conditions. The general partner does not anticipate that the risk profile of the Fund's currency sector will change significantly in the future. The currency trading Value at Risk figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the dollar-based Fund in expressing Value at Risk in a functional currency other than dollars.

Stock Indices. The Fund's primary equity exposure is to equity price risk in the G-7 countries. The stock index futures traded by the Fund are by law limited to futures on broadly based indices. As of December 31, 2001, the Fund's primary exposures were in the Financial Times (England) and Nikkei (Japan) stock indices. The general partner anticipates little, if any, trading in non-G-7 stock indices. The Fund is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and Japanese indices. (Static markets would not cause major market changes but would make it difficult for the Fund to avoid being "whipsawed" into numerous small losses.)

Metals. The Fund's primary metal market exposure is to fluctuations in the price of gold and silver. Although certain of the advisors will from time to time trade base metals such as aluminum and copper, the principal market exposures of the Fund have consistently been in the precious metals, gold and silver. The general partner anticipates that gold and silver will remain the primary metals market exposure for the Fund.


Softs. The Fund's primary commodities exposure is to agricultural price movements which are often directly affected by severe or unexpected weather conditions. Cocoa, cotton and sugar accounted for the substantial bulk of the Fund's commodity exposure as of December 31, 2001.

Energy. The Fund's primary energy market exposure is to gas and oil price movements, often resulting from political developments in the Middle East. Oil prices can be volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

Qualitative Disclosures Regarding Non-Trading Risk Exposure


The following were the only non-trading risk exposures of the Fund as of December 31, 2001.


Foreign Currency Balances. The Fund's primary foreign currency balances are in Japanese yen, Euro and Swiss francs. The advisors regularly convert foreign currency balances to dollars in an attempt to control the Fund's non-trading risk.

Qualitative Disclosures Regarding Means of Managing Risk Exposure

The general partner monitors and controls the Fund's risk exposure on a daily basis through financial, credit and risk management monitoring systems and accordingly believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Fund is subject.

The general partner monitors the Fund's performance and the concentration of its open positions, and consults with the advisors concerning the Fund's overall risk profile. If the general partner felt it necessary to do so, the general partner could require the advisors to close out individual positions as well as enter certain positions traded on behalf of the Fund. However, any such intervention would be a highly unusual event. The general partner primarily relies on the advisors' own risk control policies while maintaining a general supervisory overview of the Fund's market risk exposures.

The advisors apply their own risk management policies to their trading. The advisors often follow diversification guidelines, margin limits and stop loss points to exit a position. The advisors' research of risk management often suggests ongoing modifications to their trading programs.

As part of the general partner's risk management, the general partner periodically meets with the advisors to discuss their risk management and to look for any material changes to the advisors' portfolio balance and trading techniques. The advisors are required to notify the general partner of any material changes to their programs.

                          Independent Auditors' Report

To the Board of Directors and Member of
Smith Barney Futures Management LLC:

We have audited the accompanying statement of financial condition of Smith Barney Futures Management LLC (a wholly owned subsidiary of Salomon Smith Barney Holdings Inc.) as of December 31, 2001. This statement of financial condition is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Smith Barney Futures Management LLC as of December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.



KPMG LLP

New York, New York
March 21, 2002

                      SMITH BARNEY FUTURES MANAGEMENT LLC
       (A Wholly Owned Subsidiary of Salomon Smith Barney Holdings Inc.)
                        Statement of Financial Condition
                               December 31, 2001


                                     Assets
                                     ------


Investments in limited partnerships ............................     $12,184,058
Receivable from limited partnerships ...........................       3,530,848
Receivable from affiliates, net ................................       1,604,507
Other assets ...................................................          31,914
                                                                     -----------

    Total assets ...............................................     $17,351,327
                                                                     ===========

                        Liabilities and Member's Capital
                        --------------------------------

Accounts payable and accrued liabilities .......................     $ 1,010,626
                                                                     -----------

    Total Liabilities ..........................................       1,010,626
                                                                     -----------

Member's Capital ...............................................      74,340,701

Less: Note receivable from SSBHI ...............................     (58,000,000)
                                                                     -----------

    Total Member's Capital .....................................      16,340,701
                                                                     -----------

    Total Liabilities and Member's Capital .....................     $17,351,327
                                                                     ===========

The accompanying notes are an integral part of this statement of financial condition.


PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN SALOMON SMITH BARNEY
HOLDING INC.

                       SMITH BARNEY FUTURES MANAGEMENT LLC
        (A Wholly Owned Subsidiary of Salomon Smith Barney Holdings Inc.)
                    NOTES TO STATEMENT OF FINANCIAL CONDITION

Note 1. Organization

Smith Barney Futures Management LLC (the "Company") is a wholly owned subsidiary of Salomon Smith Barney Holdings Inc. ("SSBHI"). SSBHI is a wholly owned subsidiary of Citigroup Inc. ("Citigroup"). The Company was organized and is authorized to act as a general partner for the management of investment funds and is registered as a commodity pool operator with the Commodity Futures Trading Commission.

At December 31, 2001, the Company is the general partner for 18 domestic Limited Partnerships with total assets of $658,832,409, total liabilities of $20,323,137 and total partners' capital of $638,509,272. The Company has a general partner's liability, which is unlimited (except to the extent it may be limited by the limited partnership agreement) with respect to these Limited Partnerships.

The Limited Partnerships are organized to engage in the speculative trading of commodity futures contracts and other commodity interests. The Company's responsibilities as the general partner to these Limited Partnerships are described in the various limited partnership agreements. The Company currently has a minimum equity investment of 1% in the Limited Partnerships.

The Company is also the trading manager for 3 offshore funds. As trading manager to these offshore funds, the Company will select trading advisors who in the trading manager's opinion, have demonstrated a high degree of skill in trading commodity interest contracts to manage the assets of the funds. For these services, the Company receives management fees. The Company does not have an equity investment in these offshore funds.

Note 2. Significant Accounting Policies

The statement of financial condition is prepared in accordance with accounting principles generally accepted in the United States of America, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the statement of financial condition. Estimates may vary from actual results.

Investments in Limited Partnerships are valued at the Company's proportionate share of the net asset values as reported by the Limited Partnerships and approximate fair value. The Limited Partnerships value positions at the closing market quotations on the last business day of the year.

Under the terms of each of the limited partnership agreements for which it is a general partner, the Company is solely responsible for managing the partnership. Other responsibilities are disclosed in each limited partnership agreement. The Company normally makes a capital contribution to each such Limited Partnership. The Limited Partnership agreements generally require the general partner

                      SMITH BARNEY FUTURES MANAGEMENT LLC
       (A Wholly Owned Subsidiary of Salomon Smith Barney Holdings Inc.)
              NOTES TO STATEMENT OF FINANCIAL CONDITION, Continued


to maintain a cash investment in the Limited Partnerships equal to the greater of (i) an amount which will entitle the general partner to an interest of 1% in each material item of partnership income, gain, loss, deduction or credit or
(ii) the greater of (a) 1% of the aggregate capital contributions of all partners or (b) a minimum of $25,000. While it is the general partner thereof, the Company may not reduce its percentage interest in such Limited Partnerships to less than such required level, as defined in each limited partnership agreement.

Consistent with the limited partnership agreements, the Company received an opinion of counsel that it may maintain its net worth, as defined in the limited partnership agreements (excluding its investment in each such Limited Partnership), at an amount not less than 5% of the total contributions to the Limited Partnerships by all partners. SSBHI will contribute such amounts of additional capital to the Company, all or part of which may be contributed by a note (see Note 3), so that the Company may maintain its net worth requirement. This requirement was met throughout the year ended December 31, 2001.

Receivable from Limited Partnerships includes deferred offering costs, commissions receivable, management fees receivable and other receivables for expenses paid by the Company on behalf of the Limited Partnerships. Deferred offering costs expense represents payments made by the Company on behalf of certain Limited Partnerships during their original offering, such as legal fees, printing costs, etc. These costs are reimbursed by the Limited Partnerships to the Company over a period varying from eighteen to forty-eight months or as interest income is earned by the Limited Partnership in accordance with the Limited Partnership's prospectus. The offering costs reimbursable at December 31, 2001 were $396,141. Repayment of these costs is not contingent upon the operating results of the Limited Partnerships. In addition, as general partner, the Company earns monthly management fees and commissions from the Limited Partnerships as defined by the limited partnership agreements. Management fees, commissions, and other receivables at December 31, 2001 were $196,188, $2,586,237 and $352,282, respectively.

Note 3. Note Receivable from SSBHI

The note receivable consists of a $58,000,000 demand note dated June 22, 1994, which is noninterest bearing and is included in member's capital as of December 31, 2001. The demand note was issued to the Company by SSBHI.
Note 4. Related Party Transactions

Substantially all transactions of the Company, including the allocation of certain income and expenses, are transacted with SSBHI, limited partnerships of which it is the general partner, and other affiliates. Receivable from affiliates on the Company's statement of financial condition represents amounts due from Salomon Smith Barney Inc., an indirect wholly owned subsidiary of SSBHI, for interest income, commissions, and other receivables.

Note 5. Income Taxes

For tax purposes, the Company has elected, pursuant to IRS regulations, to be considered a passthrough entity whose income tax liabilities will be borne by its Parent. Under a tax sharing agreement with its Parent, the Company provides income tax expense, for financial reporting purposes, at an effective rate based on its expected share of Citigroup's consolidated provision for income tax expense.

At December 31, 2001, $534,373 of income taxes payable to the Company's Parent was netted against intercompany receivables. These taxes will be settled with the Company's Parent in 2002.

Note 6. Employee Benefit Plans

The Company participates in a noncontributory defined benefit pension plan with Citigroup which covers substantially all U.S. employees.

The Company, through Citigroup, has a defined contribution employee savings plan covering substantially all U.S. employees. In addition, the Company has various incentive plans under which stock of Citigroup is purchased for subsequent distribution to employees, subject to vesting requirements.

Note 7. Member's Capital


During the year the Company declared and paid dividends of $5,000,000. Other than net income, there were no other changes to member's capital.

                       SALOMON SMITH BARNEY HOLDINGS INC.

Salomon Smith Barney Holdings Inc. ("Salomon Smith Barney Holdings") provides investment banking, securities and commodities trading, brokerage, asset management and other financial services through its subsidiaries. As used herein, "Company" refers to Salomon Smith Barney Holdings and its consolidated subsidiaries. Investment banking and securities trading activities are principally conducted by Salomon Brothers Holding Company Inc. ("SBHC") and Salomon Smith Barney Inc. ("Salomon Smith Barney") and their subsidiaries and affiliated companies. Salomon Smith Barney provides capital raising, advisory, research and brokerage services to its customers, and executes proprietary trading strategies on its own behalf. Asset management services are provided principally through Mutual Management Corp. (formerly Smith Barney Mutual Funds Management Inc.), Salomon Smith Barney and Salomon Brothers Asset Management Inc. The Company's commodities trading business is conducted principally by Phibro Inc. and its subsidiaries.

On November 28, 1997, a newly formed wholly owned subsidiary of Travelers Group Inc. ("Travelers Group") was merged into Salomon Inc. ("Salomon"). Pursuant to the merger agreement, stockholders of Salomon received shares of stock of Travelers Group and Salomon became a wholly owned subsidiary of Travelers Group. Also on November 28, Salomon and Smith Barney Holdings Inc. were merged (the "Merger"), with Salomon Smith Barney Holdings continuing as the surviving corporation of the Merger. The summary financial information gives retroactive effect to the Merger as a combination of entities under common control in a transaction accounted for in a manner similar to a pooling of interests. The pooling of interests method of accounting requires the restatement of all periods presented as if Salomon and Smith Barney Holdings Inc. had always been combined.

Citigroup Inc., formed on October 8, 1998 by the merger of Citicorp and Travelers Group Inc., consists of businesses that produce a broad range of financial services -- asset management, banking and consumer finance, credit and charge cards, insurance, investments, investment banking and trading -- and use diverse channels to make them available to consumer and corporate customers around the world.

On May 1, 2000, the Company completed the approximately $2.2 billion acquisition of the global investment banking business and related net assets of Schroders plc, including all corporate finance, financial markets and securities activities. The combined European operations of the Company are now known as Schroder Salomon Smith Barney.

The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013, telephone 212-816-6000. The Company was incorporated in Delaware in 1960.


The following is unaudited summary information for the Company for the years ending December 31, 2001, December 31, 2000 and December 31, 1999.

                       SALOMON SMITH BARNEY HOLDINGS INC.

                          SUMMARY FINANCIAL INFORMATION


The selected financial data set forth below for the Company as of December 31, 2001, 2000 and 1999 are derived from the audited financial statements.



                                                            Year Ended    Year Ended    Year Ended
                                                            December 31, December 31,    December 31,
                                                               2001         2000           1999
                                                           ------------  ------------  ------------
                                                                    (amounts in millions)
         Income Statement Data
           Revenues ......................................   $ 27,374     $ 30,772        $ 23,438
           Income from Continuing Operations before Income
             Taxes and cumulative effect of change in ....   $  4,120     $  4,742        $  4,496
             accounting principle
           Net Income ....................................   $  2,627     $  3,032        $  2,812
         Balance Sheet Data
           Total Assets ..................................   $300,852     $237,531        $220,881
           Stockholder's Equity ..........................   $ 11,698     $ 11,037        $  9,326
         Total Liabilities and Stockholder's Equity ......   $300,852     $237,531        $220,881


The General Partner will provide a copy of the Company's annual report as filed with the SEC to any limited partner requesting it.

                 PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN
                       SALOMON SMITH BARNEY HOLDINGS INC.

                   SALOMON SMITH BARNEY INC. AND SUBSIDIARIES


                   CONDENSED STATEMENT OF FINANCIAL CONDITION
                                December 31, 2001


The selected financial data set forth below for Salomon Smith Barney Inc. and subsidiaries as of December 31, 2001 is derived from the audited financial statements.


                                                                       (Dollars in millions)
         Assets
         Cash and cash equivalents .................................          $    407
         Cash and securities segregated and on deposit for
           Federal and other regulations or deposited with
           clearing organizations ..................................             4,441
         Collateralized short-term financing agreements ............           108,757
         Financial instruments owned and contractual commitments ...            74,486
         Receivables ...............................................            33,630
         Property, equipment and leasehold improvements, net of
           accumulated depreciation and amortization of $719 .......             1,076
         Other assets ..............................................             2,482
                                                                              --------
         Total assets ..............................................          $225,279
                                                                              ========

         Short-term borrowings .....................................          $     23
         Payable to affiliates .....................................            20,760
         Collateralized short-term financing agreements ............           121,985
         Financial instruments sold, not yet purchased, and
           contractual commitments .................................            25,226
         Payables and accrued liabilities ..........................            46,019
         Notes payable to SSBH .....................................               711
         Subordinated indebtedness .................................             3,695
                                                                              --------
         Total liabilities .........................................           218,419
         Total stockholder's equity ................................             6,860
                                                                              --------
         Total liabilities and stockholder's equity ................          $225,279
                                                                              ========

The General Partner will provide a complete copy of Salomon Smith Barney Inc.'s Consolidated Statement of Financial Condition to any limited partner requesting it.

                 PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN
                            SALOMON SMITH BARNEY INC.

                  PART TWO: STATEMENT OF ADDITIONAL INFORMATION

                  150,000 Units of Limited Partnership Interest

                              SALOMON SMITH BARNEY
                       DIVERSIFIED 2000 FUTURES FUND L.P.

                                 ---------------


                        These are speculative securities.
       Before you decide whether to invest, read the prospectus carefully and consider "The Risks You Face" on page 7 in Part One.


                                 ---------------

             THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT
                   AND A STATEMENT OF ADDITIONAL INFORMATION.
                       THESE PARTS ARE BOUND TOGETHER, AND
                       BOTH CONTAIN IMPORTANT INFORMATION.
                   UNDER NO CIRCUMSTANCES MAY THE TWO PARTS OF
                   THIS PROSPECTUS BE DISTRIBUTED SEPARATELY.

                                 ---------------

                            Salomon Smith Barney Inc.
                                  Selling Agent

                       Smith Barney Futures Management LLC
                                 General Partner



                                  PART TWO

                       STATEMENT OF ADDITIONAL INFORMATION

                                TABLE OF CONTENTS


Diversifying Your Portfolio With Managed Futures..................           106
Individual Advisor Performance....................................           110
Commodity Markets.................................................           113
Glossary..........................................................           116
Limited Partnership Agreement-- Exhibit A.........................           A-1
Subscription Agreement-- Exhibit B................................           B-1
Suitability Requirements-- Exhibit C..............................           C-1
Subscription Agreement-- Execution Copy...........................    Back Cover

                DIVERSIFYING YOUR PORTFOLIO WITH MANAGED FUTURES

What is managed futures?

Managed futures is one of today's growing investment areas. As an alternative investment, it offers you access to the dynamic global futures markets through the use of professional money managers called commodity trading advisors.

Commodity trading advisors use tested trading methods and money management techniques to help investors achieve potential profits and control risk. Trading occurs 24 hours a day in commodity, foreign currency and financial instruments around the world.

Substantial investor participation


According to the alternative investment industry publisher Managed Account Reports, Inc., worldwide assets invested in managed futures grew from an estimated $500 million in 1980 to over $30 billion in 2001 -- an average growth rate of 22% per year.


Increasing presence in global markets

Unlike the stock and bond markets, the managed futures industry has a relatively short history. Futures trading originated in the 1800's in the United States, primarily in agricultural commodities, such as soybeans, grains, cotton and coffee. Modern day futures markets effectively began in the late 1970s. Over the past two decades, global futures trading has shifted from traditional commodities to predominantly financial futures, such as interest rates, currencies and stock market indices.

Potential returns independent of stock and bond markets


Chart 1 compares a managed futures index, the Zurich (formerly Managed Account Reports) Trading Advisor Qualified Universe Index (dollar weighted version, referred to hereafter as "Zurich CTA-$"), with a U.S. stock market index, the S&P 500 Stock Index (assuming the reinvestment of all dividends).



Zurich Capital Markets Inc., a unit of the Zurich Global Assets Division of the Zurich Financial Services Group, creates and monitors several managed futures indices that track performance of managed futures advisors and funds. The Zurich CTA-$ Index is a dollar-weighted index of the returns of approximately 300 commodity trading advisors. To qualify for the Zurich CTA-$ Index, a commodity trading advisor must have at least $500,000 under management and 12 months of trading client assets, or act as a commodity trading advisor in a public fund that is listed in Zurich's fund tables. The Zurich CTA-$ Index is reported net of all fees and expenses.

                                    Chart 1
                    Value of Hypothetical $1,000 Investments
                           January 1987-January 2002

                            Managed Futures Index (Zurich CTA-$)      S&P 500
                            ------------------------------------      -------

Jan-87                                      1,126                      1,135
Feb-87                                      1,130                      1,179
Mar-87                                      1,161                      1,214
Apr-87                                      1,306                      1,203
May-87                                      1,296                      1,213
Jun-87                                      1,305                      1,274
Jul-87                                      1,368                      1,339
Aug-87                                      1,356                      1,389
Sep-87                                      1,314                      1,358
Oct-87                                      1,349                      1,066
Nov-87                                      1,471                        978
Dec-87                                      1,578                      1,052
Jan-88                                      1,493                      1,098
Feb-88                                      1,518                      1,147
Mar-88                                      1,500                      1,112
Apr-88                                      1,455                      1,126
May-88                                      1,560                      1,133
Jun-88                                      1,864                      1,186
Jul-88                                      1,772                      1,183
Aug-88                                      1,802                      1,141
Sep-88                                      1,815                      1,190
Oct-88                                      1,843                      1,224
Nov-88                                      1,845                      1,205
Dec-88                                      1,809                      1,227
Jan-89                                      1,876                      1,318
Feb-89                                      1,818                      1,283
Mar-89                                      1,857                      1,314
Apr-89                                      1,833                      1,384
May-89                                      2,021                      1,437
Jun-89                                      2,011                      1,430
Jul-89                                      2,031                      1,560
Aug-89                                      1,955                      1,589
Sep-89                                      1,910                      1,583
Oct-89                                      1,825                      1,547
Nov-89                                      1,873                      1,577
Dec-89                                      1,940                      1,616
Jan-90                                      2,002                      1,509
Feb-90                                      2,043                      1,526
Mar-90                                      2,104                      1,568
Apr-90                                      2,201                      1,530
May-90                                      2,069                      1,676
Jun-90                                      2,098                      1,665
Jul-90                                      2,215                      1,661
Aug-90                                      2,358                      1,509
Sep-90                                      2,427                      1,436
Oct-90                                      2,471                      1,432
Nov-90                                      2,491                      1,523
Dec-90                                      2,469                      1,565
Jan-91                                      2,373                      1,636
Feb-91                                      2,365                      1,750
Mar-91                                      2,499                      1,794
Apr-91                                      2,491                      1,799
May-91                                      2,468                      1,874
Jun-91                                      2,517                      1,789
Jul-91                                      2,425                      1,874
Aug-91                                      2,427                      1,916
Sep-91                                      2,530                      1,884
Oct-91                                      2,514                      1,912
Nov-91                                      2,520                      1,833
Dec-91                                      2,884                      2,043
Jan-92                                      2,723                      2,007
Feb-92                                      2,642                      2,031
Mar-92                                      2,636                      1,991
Apr-92                                      2,576                      2,052
May-92                                      2,587                      2,059
Jun-92                                      2,737                      2,029
Jul-92                                      2,963                      2,114
Aug-92                                      3,081                      2,068
Sep-92                                      3,098                      2,093
Oct-92                                      3,170                      2,102
Nov-92                                      3,210                      2,171
Dec-92                                      3,170                      2,199
Jan-93                                      3,195                      2,219
Feb-93                                      3,424                      2,248
Mar-93                                      3,378                      2,295
Apr-93                                      3,487                      2,242
May-93                                      3,527                      2,298
Jun-93                                      3,619                      2,306
Jul-93                                      3,787                      2,299
Aug-93                                      3,777                      2,383
Sep-93                                      3,739                      2,365
Oct-93                                      3,734                      2,416
Nov-93                                      3,718                      2,391
Dec-93                                      3,799                      2,420
Jan-94                                      3,696                      2,505
Feb-94                                      3,603                      2,434
Mar-94                                      3,706                      2,329
Apr-94                                      3,658                      2,361
May-94                                      3,765                      2,396
Jun-94                                      3,902                      2,338
Jul-94                                      3,820                      2,417
Aug-94                                      3,700                      2,514
Sep-94                                      3,758                      2,452
Oct-94                                      3,759                      2,509
Nov-94                                      3,819                      2,415
Dec-94                                      3,773                      2,451
Jan-95                                      3,693                      2,517
Feb-95                                      3,848                      2,613
Mar-95                                      4,164                      2,691
Apr-95                                      4,234                      2,772
May-95                                      4,272                      2,879
Jun-95                                      4,205                      2,947
Jul-95                                      4,121                      3,047
Aug-95                                      4,175                      3,053
Sep-95                                      4,112                      3,181
Oct-95                                      4,127                      3,172
Nov-95                                      4,193                      3,309
Dec-95                                      4,344                      3,373
Jan-96                                      4,489                      3,490
Feb-96                                      4,275                      3,520
Mar-96                                      4,306                      3,555
Apr-96                                      4,510                      3,609
May-96                                      4,430                      3,699
Jun-96                                      4,461                      3,713
Jul-96                                      4,403                      3,551
Aug-96                                      4,415                      3,624
Sep-96                                      4,531                      3,828
Oct-96                                      4,787                      3,935
Nov-96                                      5,060                      4,231
Dec-96                                      4,980                      4,147
Jan-97                                      5,130                      4,408
Feb-97                                      5,257                      4,441
Mar-97                                      5,251                      4,258
Apr-97                                      5,185                      4,515
May-97                                      5,133                      4,787
Jun-97                                      5,151                      5,002
Jul-97                                      5,428                      5,401
Aug-97                                      5,206                      5,097
Sep-97                                      5,276                      5,375
Oct-97                                      5,242                      5,198
Nov-97                                      5,326                      5,436
Dec-97                                      5,481                      5,530
Jan-98                                      5,527                      5,593
Feb-98                                      5,464                      5,995
Mar-98                                      5,529                      6,302
Apr-98                                      5,360                      6,367
May-98                                      5,458                      6,254
Jun-98                                      5,462                      6,509
Jul-98                                      5,482                      6,441
Aug-98                                      5,777                      5,509
Sep-98                                      5,966                      5,860
Oct-98                                      5,927                      6,339
Nov-98                                      5,853                      6,722
Dec-98                                      5,995                      7,109
Jan-99                                      5,912                      7,409
Feb-99                                      6,002                      7,177
Mar-99                                      5,997                      7,464
Apr-99                                      6,126                      7,755
May-99                                      6,077                      7,569
Jun-99                                      6,201                      7,990
Jul-99                                      6,171                      7,742
Aug-99                                      6,166                      7,701
Sep-99                                      6,171                      7,489
Oct-99                                      5,960                      7,966
Nov-99                                      6,111                      8,126
Dec-99                                      6,221                      8,605
Jan-00                                      6,262                      8,175
Feb-00                                      6,277                      8,018
Mar-00                                      6,147                      8,803
Apr-00                                      6,059                      8,539
May-00                                      6,096                      8,361
Jun-00                                      6,026                      8,569
Jul-00                                      5,972                      8,437
Aug-00                                      6,037                      8,957
Sep-00                                      5,912                      8,486
Oct-00                                      5,934                      8,452
Nov-00                                      6,199                      7,783
Dec-00                                      6,602                      7,822
Jan-01                                      6,645                      8,101
Feb-01                                      6,665                      7,360
Mar-01                                      6,914                      6,895
Apr-01                                      6,697                      7,433
May-01                                      6,717                      7,479
Jun-01                                      6,684                      7,299
Jul-01                                      6,653                      7,228
Aug-01                                      6,745                      6,773
Sep-01                                      6,844                      6,226
Oct-01                                      7,125                      6,347
Nov-01                                      6,761                      6,832
Dec-01                                      6,878                      6,892
Jan-02                                      6,827                      6,793

                              Managed Futures Index          S & P 500 Index
                              ---------------------          ---------------
Sep - Dec 1987                     +16%                           -24%
Aug - Dec 1990                     +11%                            -6%
Mar - Jun 1994                      +8%                            -4%
Aug - Sep 1998                      +9%                            -9%
Sep '00 - Mar '01                  +15%                           -23%
Sep '01                             +1%                            -8%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


In Chart 1, periods of significant stock market decline are highlighted. Historically, the Zurich CTA-$ Index has, at times, moved in tandem with the S&P 500 Index. At other times, its performance has diverged. For example, in the technology-stock-driven market decline between September 2000 and March 2001, the managed futures index rose 15% while the S&P Index decreased by 23%.



Account fees associated with the composite of the advisors in the Zurich CTA-$ Index vary widely and may be higher or lower than the Fund's fees.



Aspect, Beacon, Campbell and Graham are included in the Zurich CTA-$ Index. The collective performance of these four advisors will likely be different than the composite of the 300 advisors in the Zurich CTA-$ Index. Similarly, the blended performance of four stocks included in the S&P 500 Index would not necessarily have the same performance as the S&P 500 Index itself. In addition, the advisors in the Zurich CTA-$ Index may have different trading styles and trade different markets than the advisors in the Fund. It is not possible to invest in a managed futures product that tracks the Zurich CTA-$ Index. Therefore, performance of the Fund is likely to differ from the Zurich CTA-$ Index.



Past performance, including past non-correlation patterns, is not necessarily indicative of future results. There have been periods when the Zurich CTA-$ Index performed negatively and the S&P 500 Index performed negatively. There is no assurance that an investment in Salomon Smith Barney Diversified 2000 Futures Fund will have the results illustrated in Chart 1.



The potential of managed futures to produce returns independent of the stock market is also illustrated in Table 1. Table 1 shows the annual rates of return of a managed futures index (Zurich CTA-$ Index) compared to the annual rates of return of indices for U.S. stocks and international stocks.



                                    Table 1
              Returns Independent of US and International Stocks

                        Average Annual Rates of Return


                                   1987-2002

                                     Managed      U.S.      Int'l     Dow Jones    NASDAQ
                                   Futures (%) Stocks (%) Stocks (%) Industrial % Composite
                                   ----------- ---------- ---------- ------------ ---------
1987..............................     57.8        5.2       16.8         2.3%       -5.3
1988..............................     14.6       16.6       24.0        11.9%       15.4
1989..............................      7.3       31.7       17.2        27.0%       19.3
1990..............................     27.3       -3.1      -16.5        -4.3%      -17.8
1991..............................     16.8       30.5       19.0        20.3%       56.8
1992..............................      9.9        7.7       -4.7         4.2%       15.5
1993..............................     19.9       10.1       23.1        13.7%       14.8
1994..............................     -0.7        1.3        5.6         2.1%       -3.2
1995..............................     15.2       37.6       21.3        33.5%       39.9
1996..............................     14.6       23.0       14.0        26.0%       22.7
1997..............................     10.1       33.4       16.2        22.6%       21.6
1998..............................      9.4       28.6       24.8        16.1%       39.6
1999..............................      3.8       21.0       25.3        25.2%       85.6
2000..............................      6.1       -9.1      -12.9        -6.2%      -39.3
2001..............................      4.2      -11.9      -16.5        -7.1%      -21.1
2002 (January)....................     -0.7       -1.4       -3.0        -1.0%       -0.8
Average Annual Return.............    13.58      13.54       9.06       11.60%      12.03
Annualized Standard Deviation.....    12.50      15.55      15.09       15.93%      25.37


PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


Ability to register positive returns in up and down markets


Historically, the Zurich CTA-$ Index has performed positively both when the S&P 500 Index performed positively and also when it performed negatively. This potential to register positive returns in both rising and declining stock market environments is seen as one of the positive attributes of managed futures.


To demonstrate this, the monthly returns of the S&P 500 Stock Index for the period January 1987 through January 2002 (a total of 181 months) were sorted lowest to highest and then segmented into 12-month groups, with the remaining one month included in the highest group. The monthly returns for the managed futures index for the corresponding months were then gathered and the average monthly return calculated for each grouping of months.


Chart 2 illustrates one feature of the relationship between returns of the S&P 500 Stock Index and the Zurich CTA-$ Index. For the stock market's worst group of months (Group 1), the average return was -9.1%, while the managed futures index's average monthly return for the same months was +2.7%. For the stock market's best monthly group (Group 15), the average monthly return was +8.8% and the average monthly return of the managed futures index was +2.5%.

Chart 3 uses the same methodology as Chart 2. The monthly returns of the managed futures index for the period January 1987 through January 2002 were sorted lowest to highest, and then segmented into 12-month group, with the remaining one month included in the highest group. The monthly returns of the S&P 500 Index for the corresponding months were then gathered. The monthly average return was calculated for each group.



In Chart 3, the average monthly return for the managed futures index worst group of months was -4.6%, while the S&P 500 Index average monthly return for the same months was +2.5%. For the managed futures index best monthly group, the average monthly return was +10.0% and the average return of the S&P 500 Index was +2.5%.


                                     Chart 2
                        S&P 500 versus Zurich CTA-$ Index
                   12 Month Groupings: Average Monthly Returns
                                    1/87 - 1/02
Average Monthly Returns (%)

 S&P 500                            Zurich CTA-$
--------                            ------------
(9.0575)                               2.6625
(4.0150)                               0.9150
(2.5758)                              (0.0742)
(1.8383)                               0.4492
(0.7442)                               0.9175
 0.1708                                1.6217
 0.9625                                0.4050
 1.4775                                0.5675
 2.1592                                1.3258
 2.7292                                1.9650
 3.5467                                0.8633
 4.1400                                0.0692
 4.9233                                2.0367
 6.1608                                0.6417
 8.8269                                2.4638


PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                    Chart 3
                        Zurich CTA-$ Index versus S&P 500
                   12 Month Groupings: Average Monthly Returns
                                   1/87 - 1/02


Zurich CTA-$                           S&P 500
------------                           -------
  (4.5850)                              2.5025
  (2.7883)                              1.3717
  (1.7333)                              1.9575
  (1.1933)                              2.4158
  (0.7308)                              0.5792
  (0.2458)                              0.8667
   0.2350                              (0.6158)
   0.6125                               1.0983
   1.1292                               3.0250
   1.6200                               0.4275
   2.1583                               1.3842
   2.8392                              (1.1950)
   3.7267                               1.0408
   5.2042                               0.0458
   9.9569                               2.4900

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


Independent or non-correlated performance should not be confused with negatively correlated performance. Non-correlation means only that managed futures' performance will likely have no relation to the performance of stocks and bonds. The general partner does not expect the Fund's performance to be consistently non-correlated with general stock and bond markets.

Managed futures as part of a well diversified portfolio


The potential to produce returns independent of stocks and bonds forms the rationale for including managed futures in a traditional stock and bond portfolio. Diversification among portfolio assets has evolved from a concept called "Modern Portfolio Theory." Dr. Harry Markowitz was awarded the 1990 Nobel Prize for Economics for developing this theory during the 1950s. The underlying premise of Modern Portfolio Theory is that the inherent risk of a portfolio can be substantially reduced by holding a number of unrelated and positive performing investments. Therefore, by diversifying a traditional stock and bond portfolio with other types of positively performing and non-correlated investments, it may be possible to improve the total rate of return and reduce the overall risk of that portfolio.


In Chart 4, an investment in managed futures, represented by the Zurich CTA-$ Index, is added in increments to a traditional portfolio of 60% U.S. stocks and 40% bonds. The addition of managed futures to the portfolio lowers the overall standard deviation, a statistical measure of risk, and increases the rate of return. If suitable for your investment objectives, Salomon Smith Barney recommends an allocation to managed futures of 5%-15% of your portfolio.

Standard deviation, expressed as a percentage, is a measure of the volatility or variation of an investment's return around the average return of that investment. A high standard deviation implies high volatility, which means that an investment is less likely to realize its average return.


                                     Chart 4
            Illustration of the Hypothetical Impact of Adding Managed
                       Futures to a Traditional Portfolio
                            January 1987-January 2002




Portion Allocated to  Annual Compound      Annualized
  Managed Futures     Rate of Return   Standard Deviation
--------------------  ---------------  ------------------
         0%               11.54%             11.77%
         5%               10.87%             11.87%
        10%               10.29%             11.97%
        15%                9.80%             12.07%
        20%                9.42%             12.17%
        25%                9.12%             12.27%
        30%                8.93%             12.36%
        35%                8.82%             12.45%
        40%                8.80%             12.55%
        45%                8.86%             12.64%
        50%                8.99%             12.73%
        55%                9.19%             12.82%
        60%                9.44%             12.91%
        65%                9.73%             12.99%
        70%               10.06%             13.08%
        75%               10.43%             13.17%
        80%               10.82%             13.25%
       100%               12.53%             13.64%


PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


There is no assurance that an investment in a portfolio that includes managed futures will have these results, nor that an investment in the Fund will have the results represented by the indices. An investor's portfolio will only realize these benefits if the advisors' strategies are successful. Additionally, although adding managed futures to a portfolio may provide diversification, managed futures is not a hedging mechanism and there is no guarantee that managed futures will appreciate during periods of inflation or stock and bond market declines.


How to invest in managed futures

Investors may participate in managed futures through an individually managed account or a fund structure.

Managed accounts allow investors to select a commodity trading advisor who meets their preferences for market sectors, trading styles and risk/reward characteristics. This custom-tailored approach is, however, balanced by the potential for unlimited loss.

Managed accounts generally require a minimum investment of $1 million or more. Managed futures funds are more accessible to individual investors since minimum investment requirements are as low as $5,000 ($2,000 for IRAs). In addition, managed futures funds offer a limited liability structure that allows you to participate in a well-capitalized portfolio while limiting risk.

Managed futures funds also offer investors access to more than one commodity trading advisor combined in one investment.

Definitions

S&P 500 Stock Index (or U.S. Stocks) consists of 500 U.S. stocks representing a broad range of various industry groups and assumes dividend reinvestment.

Bonds are represented by the Lehman Brothers Bond Index, which is comprised of fixed rate debt issues rated investment grade or higher by Moody's, S&P or Fitch and includes interest. All issues have at least one year to maturity and an outstanding par value of at least $100 million.

International Stocks are represented by the Morgan Stanley Capital International World Index (MSCI) which consists of over 1,500 stocks representing a broad range of industry groups in over 22 countries and is calculated in U.S. dollars.

The Dow Jones Industrial Average is a price-weighted average of 30 blue chip stocks, primarily industrials, that are actively traded on the New York Stock Exchange. The DJIA assumes dividend reinvestment and incorporates stock splits.


The NASDAQ Composite Index is a market value-weighted index of approximately 4,000 common stock issues traded in the over-the-counter market.


Salomon Smith Barney does not guarantee the accuracy of the indices used.

                         INDIVIDUAL ADVISOR PERFORMANCE

The summary performance statistics in the following tables are based on the pro forma returns (adjusted for fees and expenses to be charged to the Fund) for each program to be traded in the Fund for the period before the advisor began trading for the Fund and the advisor's actual performance for the Fund thereafter. The tables show the degree of volatility for the composite accounts of each program.


The results shown here do not represent an investment in the Fund. The rates of return are based on actual performance of each advisor, but no representation is made that any one account experienced the returns presented. In addition, the Fund is a combination of four advisors so the Fund's actual performance will reflect the results of all four advisors' programs working together.


Notes to Advisor Tables:


The performance illustrated was derived from Table B-1, Pro Forma Performance for each advisor and Table B-2, Actual Fund Performance for each advisor.


The following terms are used in the tables:


Largest Peak-to-Valley Drawdown (defined in notes to each advisor's tables)

Annual Standard Deviation is a measure of volatility or variation of an investment's return around the average return of that investment. A high standard deviation implies high volatility, which means that an investment is less likely to realize its average return. Two-thirds of expected returns will fall within the range of the average monthly return plus or minus the standard deviation.

Sharpe Ratio is a measure of the amount of return per unit of risk. It is calculated by subtracting the risk-free rate of return (90-day Treasury bill rate) from the advisor's annual compound rate of return and dividing the result by the Annual Standard Deviation.

                            Aspect Capital Limited
               Diversified Program - Aspect Diversified Fund Ltd
                         Summary Performance Statistics
                         December 1998 - January 2002

Avg. Annual Rate of Return.............  5.95% Largest Peak-to-Valley Drawdown......... -16.45%
Annual Standard Deviation.............. 16.12% Sharpe Ratio...........................    0.16
Average Monthly Rate of Return.........  0.48% High Month.............................  11.48%
Percentage of Positive Months.......... 44.74% Low Month..............................  -6.14%
Percentage of Negative Months.......... 55.26% Avg Pos. Monthly Return................   4.82%
                                               Avg Neg. Monthly Return................  -2.83%

The statistics shown are based on pro forma returns from December 1998 through December 2001 and actual returns for January 2002.

                         Beacon Management Corporation
                             Meka Trading Program
                         Summary Performance Statistics
                          January 1997 - January 2002

Avg. Annual Rate of Return............. 11.84% Largest Peak-to-Valley Drawdown......... -47.73%
Annual Standard Deviation ............. 31.50% Sharpe Ratio...........................    0.37
Average Monthly Rate of Return.........  0.94% High Month.............................  17.65%
Percentage of Positive Months.......... 57.38% Low Month.............................. -18.73%
Percentage of Negative Months.......... 42.62% Avg Pos. Monthly Return................   7.84%
                                               Avg Neg. Monthly Return................  -7.39%

The statistics shown are based on pro forma returns from January 1997 through May 2000 and actual returns from June 2000 through January 2002.

                           Campbell & Company, Inc.
                  Financial, Metal and Energy Small Portfolio
                         Summary Performance Statistics
                          January 1997 - January 2002

Avg. Annual Rate of Return.............  8.21% Largest Peak-to-Valley Drawdown......... -10.03%
Annual Standard Deviation.............. 13.09% Sharpe Ratio...........................    0.31
Average Monthly Rate of Return.........  0.66% High Month.............................   9.09%
Percentage of Positive Months.......... 62.30% Low Month.............................. -10.03%
Percentage of Negative Months.......... 37.70% Avg Pos. Monthly Return................   3.11%
                                               Avg Neg. Monthly Return................  -3.20%

The statistics shown are based on pro forma returns from January 1997 through May 2000 and actual returns from June 2000 through January 2002.

                        Graham Capital Management, L.P.
                  Global Diversified Program - 150% Leverage
                         Summary Performance Statistics
                            May 1997 - January 2002

Avg. Annual Rate of Return............. 11.58% Largest Peak-to-Valley Drawdown......... -18.77%
Annual Standard Deviation.............. 20.98% Sharpe Ratio...........................    0.41
Average Monthly Rate of Return.........  0.92% High Month.............................  17.25%
Percentage of Positive Months.......... 56.14% Low Month.............................. -12.83%
Percentage of Negative Months.......... 43.86% Avg Pos. Monthly Return................   5.20%
                                               Avg Neg. Monthly Return................  -4.16%


The statistics shown are based on pro forma returns from May 1997 through February 2001 and actual returns from March 2001 through January 2002.

                               Correlation Matrix
                           Commodity Trading Advisors
                          December 1998 - January 2002



                                                                         S&P 500  MSCI World   LBBI
                              Aspect    Beacon    Campbell     Graham     Index     Index     Index
         ------------------------------------------------------------------------------------------
         Aspect                1.00
         Beacon                0.63      1.00
         Campbell              0.72      0.53        1.00
         Graham                0.81      0.52        0.78        1.00
         S&P 500 Index        -0.34     -0.04       -0.35       -0.36      1.00
         MSCI World Index     -0.28     -0.06       -0.29       -0.31      0.96      1.00
         LBBI Index            0.30      0.22        0.29        0.37     -0.10     -0.10      1.00





The Correlation Matrix above illustrates the correlation of the Fund's current advisors to U.S. and international stock market indices and a U.S. bond index. The advisors' data is derived from the performance information in each advisor's Table B-1 and Table B-2.


Correlation is a statistical measure of the extent to which two or more variables move together (in this case, rates of return on a point-by-point basis). This measure is then adjusted for volatility of the two series as measured by their standard deviation. What emerges is a variable which will range from +1.00 to -1.00 and is a statistical measurement tool by which to judge the standardized historical relative return movement (e.g., correlation).

A value of +1.00 indicates perfect positive movement and a value of -1.00 indicates perfect negative movement in terms of the direction and standardized magnitude of historic returns. A value of zero indicates no consistent similarity in movement between the variables or non-correlation. In general, a rating less than 0.50 indicates a certain degree of non-correlation.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                COMMODITY MARKETS


Commodity Markets



The following section provides a descriptive overview of commodity markets. The explanation briefly covers commodity futures and forward contracts, hedging and speculating, options and swaps and the regulatory scheme pursuant to which the Fund and commodity markets generally operate. The following description is a summary only; it is not intended to be complete.


Commodity Futures

Commodity futures contracts are contracts made on a commodity exchange or other trading facility (these may be referred to collectively, "exchanges") that provides for the future delivery of various agricultural commodities, industrial commodities, foreign currencies or financial instruments at a specified date, time and place. Futures contracts may also be privately negotiated (i.e. traded over-the-counter) in certain circumstances.

A "trading facility" is defined in the CEA as a person or group of persons that provides a physical or electronic facility or system in which multiple participants have the ability to execute or trade agreements, contracts or transactions by accepting bids and offers made by other participants that are open to multiple participants in the facility or system. Trading facilities include traditional commodity exchanges or regulated contract markets that provide market facilities for trading in futures contracts relating to specified commodities. Among the principal regulated contract markets in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange (including the International Monetary Market) and the New York Mercantile Exchange, Inc.

Exchange traded futures contracts are uniform for each commodity and vary only with respect to price and delivery time. A commodity futures contract to accept delivery (buy) is referred to as a "long" contract; conversely a contract to make delivery (sell) is referred to as a "short" contract. Until a commodity futures contract is satisfied by delivery or offset it is said to be an "open" position. The contractual obligations may be satisfied either by taking or making physical delivery of an approved grade of the commodity (or cash settlement in the case of certain futures contracts) or by entering into an offsetting contract to purchase or sell the same commodity prior to the designated date of delivery. As an example of an offsetting exchange traded futures transaction in which the physical commodity is not delivered, the contractual obligations arising from one contract to sell December 2002 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by entering into one contract to purchase December 2002 wheat on the same exchange. In such instance the difference between the price at which the futures contract to sell was entered into and the price paid for the offsetting contract, less the brokerage commission or fees and exchange and clearing fees, represents the profit or loss to the trader.

Forward Contracts


Currencies may be purchased or sold for future delivery through banks or dealers pursuant to what are commonly referred to as "forward contracts." In such instances, the bank or dealer generally acts as principal in the transaction and includes its anticipated profit and costs of the transaction in the prices it quotes. Mark-ups and/or commissions may also be charged on such transactions. The Fund may trade foreign currency forward contracts to a significant extent. The forward markets are substantially unregulated. See "-- Regulation," below. Unlike exchange-traded futures contracts, forward contracts are not of any standard size. Rather, they are the subject of individual negotiation between the parties involved. Moreover, because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of "offsetting" a forward contract by purchase of an offsetting position on the same (or a linked) exchange as one can a futures contract. The forward markets provide what has typically been a highly liquid market for currency trading, and in certain cases the prices quoted for forward contracts may be more favorable than those quoted for comparable futures positions on the International Monetary Market of the Chicago Mercantile Exchange. Unlike futures contracts traded on United States exchanges, no daily cash settlements of unrealized profit or loss are made in the case of open forward contract positions. Unrealized profit or loss, however, will be reflected daily in the Fund's net assets.


Commodity futures and forward transactions are highly leveraged and prices are highly volatile and are influenced by, among other things, changing supply and demand relationships, government agricultural, commercial and trade programs and policies, national and international political and economic events, weather and climate conditions, insects and plant disease, purchases and sales by foreign countries and changing interest rates.

Uses of Commodity Markets

Two broad classifications of persons who trade in commodity futures and forwards are "hedgers" and "speculators". Commercial interests, including farmers, which market or process commodities use the commodities markets primarily for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations. For example, a merchandiser or processor may hedge against price fluctuations between the time it makes a contract to sell a raw or processed commodity and the time it must perform the contract as follows: at the time the merchandiser or processor contracts to sell the commodity at a future date, it simultaneously enters into futures contracts to buy the necessary equivalent quantity of the commodity and, at the time for performance of the contract, either accepts delivery under its futures contracts or buys the actual commodity and closes out the futures position by entering into an offsetting contract to sell the commodity. Similarly, a processor may need to purchase raw materials abroad in foreign currencies in order to fulfill a contract for forward delivery of a commodity or byproduct in the United States. Such a processor may hedge against the price fluctuation of foreign currency by entering into a futures (or forward) contract for the foreign currency. Thus the commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The usual objective of the hedger is to protect the profit that the hedger expects to earn from farming, merchandising or processing operations, rather than to profit from commodity trading.

The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity. Instead, the speculator risks his capital with the hope of profiting from price fluctuations in commodity futures contracts. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely take delivery of the physical commodity but usually close out their futures positions by entering into offsetting contracts. Because the speculator may take either long or short positions in the commodity market, it is possible for the speculator to make profits or incur losses regardless of the direction of price trends. Commodities trades made by the Fund will be speculative rather than for hedging purposes.


A very large number of firms and individuals trade in the commodities markets as hedgers or speculators, many of whom have assets greatly in excess of the Fund's assets.


Options


The CFTC permits domestic exchanges to apply for licensing for the trading of options on futures contracts and on physical commodities. The Fund may trade in such commodity options as are established on domestic exchanges. Trading policies of the Fund place no limitation on the percentage of net assets that may be invested in options, and the Fund may write options. The Fund may trade over-the-counter options to the extent permitted by the CEA.


The risks involved in trading commodity options are similar to those involved in trading futures contracts, in that options are speculative and highly leveraged. Specific market movements of the commodity or futures contract underlying an option cannot be predicted. The purchaser of an option pays a premium and may be charged commissions and other fees. The writer of an option must make margin deposits and may be charged commissions and other fees. Exchanges and certain trading facilities provide trading mechanisms so that an option once purchased can later be sold and an option once written can later be liquidated by an offsetting purchase. However, there can be no assurance that a liquid offset market will exist for any particular option or at any particular time. In such case, it might not be possible to effect offsetting transactions in particular options. Thus in the case of an option on a future, to realize any profit, a holder would have to exercise the option and would have to comply with margin requirements for the underlying futures contract. A writer could not terminate his obligation until the option expired or he was assigned an exercise notice.


Swaps


Swap transactions generally involve contracts with a counterparty to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts are principal contracts.



Swaps are usually entered into on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Swaps do not generally involve the delivery of underlying assets or principal. Accordingly, the risk of loss with respect to swaps is generally limited to the net amount of payments that the party is contractually obligated to make. In some swap transactions the counterparty may require collateral deposits to support the obligation under the swap agreement. If the counterparty to such a swap defaults, the risk of loss consists of the net amount of payments that the party is contractually entitled to receive in addition to any collateral deposits made with the counterparty.

Regulation


Exchanges in the United States and the intermediaries trading thereon are generally subject to regulation under the CEA by the CFTC. Since 1974, the CFTC has been the governmental agency having responsibility for regulation of U.S. commodity futures trading. The CEA was significantly amended by the Commodity Futures Modernization Act of 2000 (the "CFMA").



The CFMA permits, in addition to traditional exchanges, the development and organization of several types of less regulated trading facilities. In addition, the CFMA transformed the role of the CFTC to one of oversight, streamlined regulation of trading facilities, provided a framework for trading futures on securities, clarified the CFTC's jurisdiction over foreign exchange and other principal transactions, enhanced legal certainty with respect to futures and derivatives and permitted clearing of over-the-counter derivatives such as swaps through the registration of derivatives clearing organizations with the CFTC. Pursuant to the CFMA, the CFTC and Securities and Exchange Commission (the "SEC") share the regulation of transactions in security futures (futures on single securities or a narrow-based index of securities), which are defined as futures for purposes of the CEA, and as securities for purposes of federal securities laws.


The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and other disruptions to market integrity, avoiding systemic risk, preventing fraud and promoting innovation, competition and financial integrity of transactions. Such regulation, among other things, provides that futures trading in commodities generally must be upon exchanges designated as "contract markets" or derivatives transaction execution facilities and that all trading on such exchanges must be done by or through exchange members. Under the CFMA, futures trading in some commodities between sophisticated persons may be traded on a trading facility not regulated by the CFTC. Trading in spot commodities, forward contracts and swaps between "eligible contract participants" is not within the jurisdiction of the CFTC and may be, therefore, effectively unregulated. The advisors currently trade on contract markets and some use forward foreign exchange contracts and swaps. The advisors may engage in futures trading on DTFs, other trading facilities or over-the-counter in the future. The advisors do not intend to trade security futures. Investors should note that various government agencies have investigated practices engaged in on the floors of the Chicago Board of Trade, the Chicago Mercantile Exchange and certain New York exchanges and in this connection a number of floor brokers on the Chicago Mercantile Exchange were indicted and some were convicted for certain trading practices.

The CFTC also has exclusive jurisdiction to regulate the activities of "commodity pool operators" and "commodity trading advisors." The general partner is registered as a commodity pool operator and a commodity trading advisor and the advisors are registered as commodity trading advisors. Registration as a commodity pool operator or as a commodity trading advisor requires annual filings setting forth the organization and identity of the management and controlling persons of the commodity pool operator or commodity trading advisor. In addition, the CFTC has authority under the CEA to require and review books and records of, and review documents prepared by, a commodity pool operator or a commodity trading advisor. The CFTC imposes certain disclosure, reporting and record-keeping requirements on commodity pool operators and commodity trading advisors. The CFTC is authorized to suspend a person's registration as a commodity pool operator or commodity trading advisor if the CFTC finds that such person's trading practices tend to disrupt orderly market conditions, that any controlling person thereof is subject to an order of the CFTC denying such person trading privileges on any exchange, and in certain other circumstances.

Salomon Smith Barney, the commodity broker for the Fund, is also subject to regulation by and registration with the CFTC as a "futures commission merchant." With respect to domestic futures and options trading, the CEA requires all futures commission merchants to meet and maintain specified fitness and financial requirements, account separately for all customers' funds, property and positions, and maintain specified books and records on customer transactions open to inspection by the staff of the CFTC. The CEA authorizes the CFTC to regulate trading by commodity brokerage firms and their employees, permits the CFTC to require exchange action in the event of market emergencies, and establishes an administrative procedure under which commodity traders may institute complaints for damages arising from alleged violations of the CEA. Under such procedures, limited partners may be afforded certain rights for reparations under the CEA.

Many exchanges (but currently not the foreign currency futures markets or the foreign currency forward markets) limit the amount of fluctuation in commodity futures contract prices during a single trading day (other than in the spot month). These regulations specify what are referred to as "daily price fluctuation limits" or, more commonly, "daily limits." The daily limits establish the maximum amount the price of a futures contract may vary from the previous day's settlement price. Once the daily limit has been reached in a particular commodity, no trades may be made at a price beyond the limit. Positions in the commodity could then be taken or liquidated only if traders are willing to effect trades at or within the limit during the period for trading on such day. The "daily limit" rule does not limit losses that might be suffered by a trader because it may prevent the liquidation of unfavorable positions. Also, commodity futures prices have moved the daily limit for several consecutive trading days in the past, thus preventing prompt liquidation of futures positions and subjecting the commodity futures trader to substantial losses. See "Risks You Face -- Commodity Trading Risks --

Illiquid markets could make it impossible for the Fund's advisors to realize profits or limit losses" in Part One of this prospectus.


The CFTC and U.S. exchanges have established limits, referred to as "speculative position limits," on the maximum net long or net short position that any person, or group of persons acting together, may hold or control in particular commodities. The position limits established by the CFTC apply to grains, soybeans, cotton, eggs and potatoes. U.S. exchanges have established speculative position limits or accountability levels for all commodity contracts for which no such limits have been established. The CFTC has adopted rules with respect to the treatment of positions held by a commodity pool, such as the Fund, for purposes of determining compliance with speculative position limits. Futures positions of the Fund are allocated only to the person or entity controlling trading decisions for the Fund and not to the limited partners. Currently, all of the positions held by all accounts owned or controlled directly or indirectly by the advisors and their principals will be aggregated with the Fund's positions. Depending upon the total amount of assets being managed in both the Fund's account and other accounts controlled directly or indirectly by the advisors, such position limits may affect the ability of the advisor to establish particular positions in certain commodities for the Fund or may require the liquidation of positions.


In addition, pursuant to authority in the CEA, the NFA was formed and registered with the CFTC as a self-regulatory organization in order to relieve the CFTC of the burden of direct regulation of commodity professionals. The NFA is required to establish and enforce for its members training standards and proficiency tests, minimum financial requirements and standards of fair practice. Pursuant to permission granted in the CEA, the CFTC has delegated some of its registration functions to the NFA. The advisors, the general partner and Salomon Smith Barney are each members of the NFA.


The above-described regulatory structure may be modified by additional rules and regulations promulgated by the CFTC or by legislative changes enacted by Congress. Furthermore, the fact of CFTC registration of the general partner and Salomon Smith Barney does not imply that the CFTC has passed upon or approved this offering or their qualifications to act as described in this prospectus.


Margins


Commodity futures contracts are customarily bought and sold on margin deposits that range upward from as little as less than one percent of the purchase price of the contract being traded (margin on security futures will be higher in order to be consistent with margin on comparable exchange-traded stock option contracts as required by the CFMA). Because of these generally low margins, price fluctuations occurring in commodity futures markets may create profits and losses that are greater than are customary in other forms of investment or speculation. Margin is the minimum amount of funds that must be deposited by the commodity futures trader with the commodity broker in order to initiate futures trading or to maintain open positions in futures contracts. A margin deposit is not a partial payment, as it is in connection with the trading of securities, but is like a cash performance bond; it helps assure the trader's performance of the commodity futures contract. Because the margin deposit is not a partial payment of the purchase price, the trader does not pay interest to his broker on a remaining balance. The minimum amount of margin required with respect to a particular futures contract is set from time to time by the exchange upon which such commodity futures contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms carrying accounts for traders in commodity futures contracts may increase the amount of margin required as a matter of policy in order to afford further protection for themselves. Salomon Smith Barney intends to require the Fund to meet its standard customer margin requirements, which are generally greater than exchange minimum levels.


When the market value of a particular open commodity futures position changes to a point where the margin on deposit does not satisfy the maintenance margin requirements, a margin call will be made by the trader's broker. If the margin call is not met within a reasonable time, the broker is required to close out the trader's position. Margin requirements are computed each day by the trader's commodity broker. With respect to the Fund's trading, the Fund, and not the limited partners personally, will be subject to the margin calls.

Salomon Smith Barney will not require the Fund to meet and maintain margin on its forward contracts.

                                    GLOSSARY

The following glossary may assist the prospective investor in understanding the terms used in this prospectus.

Advisor. Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options.

Affiliate. An affiliate of a person means (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person; (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person; (c) any person, directly or indirectly, controlling, controlled by, or under common control of such person; (d) any officer, director or partner of such person; or (e) if such person is an officer, director or partner, any person for which such person acts in such capacity.

CFTC. Commodity Futures Trading Commission.

Churning. Engaging in excessive trading with respect to a commodity account for the purpose of generating brokerage commissions.

Commission. The fee charged by a broker for executing a trade in a commodity account of a customer. Salomon Smith Barney charges most customers, but not the Fund, commissions per futures contract on a "round-turn" basis, that is, only upon the closing of an open position.

Commodity. The term commodity refers to goods, wares, merchandise, produce and in general everything that is bought and sold in commerce, including financial instruments. Out of this large class, certain commodities have been selected as appropriate vehicles for trading on various national and international exchanges located in principal marketing and commercial areas. Among the commodities currently traded are wheat, corn, oats, hogs, sugar, cotton, lumber, copper, silver, gold, T-Bills, stock indices and foreign currency.

Commodity Broker. Any person who engages in the business of effecting transactions in commodity contracts for the account of others or for his or her own account.

Commodity Contract. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

Continuous Offering. Offers and sales of units after the initial offering period.

Daily price fluctuation limit. The maximum permitted fluctuation (imposed by an exchange and approved by the CFTC) in the price of a futures contract for a given commodity that can occur on an exchange on a given day in relation to the previous day's settlement price. Such maximum permitted fluctuation is subject to change from time to time by the exchange.

Delivery. The process of satisfying a commodity futures contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof. Certain financial instrument futures contracts are not settled by delivery of the financial instrument, but rather are settled in cash.

Forward contract. A contract relating to the purchase and sale of a physical commodity for delivery at a future date. It is distinguished from a futures contract in that it is not traded on an exchange and it contains terms and conditions specifically negotiated by the parties.

Limit order. An order to execute a trade at a specified price or better. As contrasted with a stop order, a limit order does not become a market order when the limit price is reached.

Margin. Good faith deposits with a commodity broker to assure fulfillment of a purchase or sale of a commodity futures contract. Commodity margins do not involve the payment of interest.

Margin call. A demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or a commodity broker.

Market order. An order to execute a trade at the prevailing price as soon as possible.

NFA. National Futures Association.

Net Assets. The total assets of the Fund including all cash, plus Treasury securities at accrued interest and the market value of all open commodity positions maintained by the Fund, less brokerage charges accrued and less all other liabilities of the Fund, determined in accordance with generally accepted accounting principles under the accrual basis of accounting. Net Assets equal Net Asset Value.

Net Asset Value of a Unit. Net Assets divided by the aggregate number of Units of limited and general partnership interest outstanding.

Net Worth. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

New Trading Profits. The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, reallocations or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Fund assets during the period, whether the assets are held separately or in margin accounts. Net Assets will also be adjusted to eliminate the effect of organizational and offering expenses.

Notional Funds. The difference between the nominal size of an account as agreed between the advisor and the client and the actual amount of funds held in the client's account at the commodity broker. Notional funds has the same meaning as notional equity.

Option. A contract giving the purchaser the right, as opposed to the obligation, to acquire or to dispose of the commodity or commodity futures contract underlying the option.

Organizational and Offering Expenses. All expenses incurred by the Fund in connection with and in preparing the Fund for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its units under federal and state law, including taxes and fees, accountants' and attorneys' fees.

Pit brokerage fees. Includes floor brokerage, clearing fees, NFA fees and exchange fees.

Position limit. The maximum number of futures contracts for a given commodity that can be held or controlled at one time by one person or a group of persons acting together. Such limitation is imposed by the CFTC or an exchange.

Pyramiding. A method of using all or a part of an unrealized profit in a commodity contract position to provide margin for any additional commodity contracts of the same or related commodities.

Round-turn Transaction. The process of "opening" an investment in a commodity interest by taking a position together with the process of "closing" out that investment by undertaking an offsetting transaction.

Salomon Smith Barney standard public customer rates. Brokerage commissions that Salomon Smith Barney charges to its public customers, including individuals, which rates change from time to time.

Settlement price. The closing price for futures contracts in a particular commodity established by the clearinghouse or exchange after the close of each day's trading.

Sponsor. Any person directly or indirectly instrumental in organizing the Fund or any person who will manage or participate in the management of the Fund, including a commodity broker who pays any portion of the organizational expenses of the Fund, the general partner and any other person who regularly performs or selects the persons who perform services for the Fund. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term "Sponsor" shall be deemed to include its Affiliates.

Spot contract. A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific commodity lot, usually with a two-day settlement.

Spread or Straddle. A commodity trading strategy involving the simultaneous buying and selling of contracts on the same commodity but involving different delivery dates or markets and in which the trader expects to earn a profit from a widening or narrowing of the difference between the prices of the two contracts.

Stop order. An order given to a broker to execute a trade in a commodity futures contract when the market price for the contract reaches the specified stop order price. Stop orders may be utilized to protect gains or limit losses on open positions or to enter into new positions. Stop orders become market orders when the stop price is reached.

Swaps. Swap transactions generally involve contracts with a counterparty to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts are not guaranteed by an exchange or clearinghouse.

Unrealized profit or loss. The profit or loss that would be realized on an open position if it were closed out at the current settlement price.

Valuation Date.  The date as of which the Net Assets of the Fund are determined.

Valuation Period.  A regular period of time between Valuation Dates.

                                                                       EXHIBIT A

                          LIMITED PARTNERSHIP AGREEMENT

                                TABLE OF CONTENTS

                              Paragraph and Subject                              Page
--------------------------------------------------------------------------     --------
          1.      Formation and Name                                             A-1
          2.      Principal Office                                               A-1
          3.      Business                                                       A-1
          4.      Term, Dissolution and Fiscal Year                              A-2
                  Term                                                           A-2
                  Dissolution                                                    A-2
                  Fiscal Year                                                    A-2
          5.      Net Worth of General Partner                                   A-2
          6.      Capital Contributions and Units of Partnership Interest        A-3
          7.      Allocation of Profits and Losses                               A-4
                  Capital Accounts                                               A-4
                  Allocations                                                    A-4
                  Allocation of Profit and Loss for Federal Income Tax           A-4
                  Purposes
                  Definitions                                                    A-4
                  Expenses and Limitation Thereof                                A-6
                  Limited Liability of Limited Partners                          A-6
                  Return of Limited Partners' Capital Contribution               A-6
                  Distributions                                                  A-6
          8.      Management of the Partnership                                  A-7
          9.      Audits and Reports to Limited Partners                         A-9
         10.      Transfer and Redemption of Units                               A-10
                  Initial Limited Partner                                        A-10
                  Transfer                                                       A-10
                  Redemption                                                     A-11
         11.      Public Offering of Units of Limited Partnership Interest       A-11
         12.      Admission of Additional Partners                               A-12
         13.      Special Power of Attorney                                      A-12
         14.      Withdrawal of a Partner                                        A-12
         15.      No Personal Liability for Return of Capital                    A-13
         16.      Indemnification                                                A-13
         17.      Amendments; Meetings                                           A-14
                  Amendments with Consent of the General Partner                 A-14
                  Meetings                                                       A-14
                  Amendments and Actions without Consent of the General          A-14
                  Partner
                  Continuation                                                   A-15
         18.      Governing Law                                                  A-15
         19.      Miscellaneous                                                  A-15
                  Priority among Limited Partners                                A-15
                  Notices                                                        A-15
                  Binding Effect                                                 A-15
                  Captions                                                       A-15

                                                                       EXHIBIT A

                          LIMITED PARTNERSHIP AGREEMENT

     This Limited Partnership Agreement dated as of August 25, 1999, and amended and restated as of October 1, 1999 by and between Smith Barney Futures Management LLC, 390 Greenwich Street, New York, New York 10013 (the "General Partner"), and David J. Vogel (the "Initial Limited Partner") and those other parties who shall execute this Agreement, whether in counterpart or by attorney-in-fact, as limited partners (the Initial Limited Partner and such other parties are collectively, the "Limited Partners") (the General Partner and Limited Partners may be collectively referred to herein as "Partners"),

                              W I T N E S S E T H :

     WHEREAS, the parties hereto desire to form and continue a limited partnership for the purpose of trading in commodity interests including futures contracts, options and forward contracts;

     NOW, THEREFORE, the parties hereto agree as follows:

1.   Formation and Name.

     The parties hereto hereby form a limited partnership under the New York Uniform Limited Partnership Act. The name of the limited partnership is Salomon Smith Barney Diversified 2000 Futures Fund L.P. (the "Partnership"). The General Partner shall execute and file a Certificate of Limited Partnership in accordance with the provisions of the New York Revised Uniform Limited Partnership Act and execute, file, record and publish, as appropriate, such amendments, restatements and other documents as are or become necessary or advisable, as determined by the General Partner.

2.   Principal Office.


     The principal office of the Partnership shall be 390 Greenwich Street, New York, New York 10013 or such other place as shall be designated by the General Partner.


3.   Business.

     (a) The Partnership business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of interests, directly or indirectly, in commodities of all descriptions, including futures contracts, commodity options, forward contracts and any other rights or interests pertaining thereto.

     (b) The objective of the Partnership business is appreciation of its assets through speculative diversified trading. The Partnership shall not:

     (1) engage in the pyramiding of its positions by using unrealized profit on existing positions as margin for the purchase or sale of additional positions in the same or related commodities;

     (2) utilize borrowings except short-term borrowings if the Partnership takes delivery of cash commodities, provided that neither the deposit of margin with a commodity broker or swap dealer nor obtaining and drawing on a line of credit with respect to forward contracts or swaps shall constitute borrowing; or

     (3)  permit the churning of its account.

4.   Term, Dissolution and Fiscal Year.

(a) Term. The term of the Partnership shall commence on the date the Certificate of Limited Partnership is filed in the office of the Secretary of State of the State of New York, and shall end upon the first to occur of the following: (1) December 31, 2019; (2) receipt by the General Partner of an election to dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the

Units of Limited Partnership Interest then outstanding, notice of which is sent by registered mail to the General Partner not less than 90 days prior to the effective date of such dissolution; (3) assignment by the General Partner of all of its interest in the Partnership, withdrawal, removal, bankruptcy, or any other event that causes the General Partner to cease to be a general partner under the Partnership Act (unless the Partnership is continued pursuant to Paragraph 17); (4) any event which shall make it unlawful for the existence of the Partnership to be continued; or (5) if Net Asset Value falls below $400 as of the end of any business day after trading.

(b) Dissolution. Upon the dissolution of the Partnership, the assets of the Partnership shall be distributed to creditors, including any Partners who may be creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to Partners; to Partners and former Partners in satisfaction of liabilities for distributions; and to Partners first for the return of their contributions and second respecting their partnership interests, in the proportions in which the Partners share in distributions. Following distribution of the assets of the Partnership, a Certificate of Cancellation for the Partnership shall be filed as required by the Partnership Act.

(c) Fiscal Year. The fiscal year of the Partnership will commence on January 1 and end on December 31 each year ("fiscal year"). Each fiscal year of the Partnership is divided into four fiscal quarters commencing on the first day of January, April, July and October ("fiscal quarter").

5.   Net Worth of General Partner.

     The General Partner agrees that at all times after the termination of the initial offering period of the Partnership's Units of Limited Partnership Interest described in Paragraph 11 hereof (the "Public Offering"), so long as it remains the General Partner of the Partnership, it will maintain a Net Worth (as defined below but excluding its capital contribution to the Partnership) equal to the greater of (a) 5% of the total contributions (including contributions by the General Partner) to all limited partnerships to which it is a general partner (including the Partnership) plus (prior to the termination of the Public Offering) 5% of the Units being offered for sale in the Partnership or (b) $50,000. In no event will the General Partner be required to maintain a net worth in excess of the greater of (i) $1,000,000 or (ii) the amount which the General Partner is advised by counsel as necessary or advisable to ensure that the Partnership is taxed as a partnership for federal income tax purposes.

     For the purposes of this Paragraph 5, Net Worth shall be based upon current fair market value of the assets of the General Partner. The requirements of this Paragraph 5 may be modified if the General Partner obtains an opinion of counsel for the Partnership that a proposed modification will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes and will not violate any state securities or blue sky laws to which the Partnership may be subject from time to time.

6.   Capital Contributions and Units of Partnership Interest.

     The General Partner shall contribute to the Partnership, immediately prior to the time the Partnership commences trading activities and as necessary thereafter, an amount which shall at least equal the greater of (a) 1% of capital contributions or (b) $25,000. The General Partner's contribution shall be evidenced by "Units of General Partnership Interest." The General Partner may not make any transfer or withdrawal of its contribution to the Partnership while it is General Partner which would reduce its percentage interest in the Partnership to less than such required interest in the Partnership. Any withdrawal of any such excess interest by the General Partner may be made only upon not less than 30 days' notice to the Limited Partners prior to the end of a fiscal quarter.

     Interests in the Partnership, other than those of the General Partner, shall be evidenced by "Units of Limited Partnership Interest" which the General Partner on behalf of the Partnership shall, in accordance with the Prospectus included in the Registration Statement referred to in Paragraph 11, sell to persons desiring to become Limited Partners. For each Unit of Limited Partnership Interest purchased prior to the commencement of trading operations, a Limited Partner shall contribute $1,000 to the capital of the Partnership. For any Unit (or partial unit rounded to four decimal places) of Limited Partnership Interest purchased thereafter, a Limited Partner shall contribute to the capital of the Partnership an amount equal to the Net Asset Value of a Unit (or partial unit, as the case may be) of Limited Partnership Interest as of the close of business on the day preceding the effective date of such purchase, and shall pay in addition any selling commission which must be paid with respect to such purchase. For purposes of such purchases, any accrued liability for reimbursement of offering and organizational expenses will not reduce Net Asset Value per Unit. The aggregate of all contributions shall be available to the Partnership to carry on its business, and no interest shall be paid on any such contribution. The General Partner may, in its discretion, split the Units at any time, provided that any such action will not adversely affect the capital account of any limited partner. All subscriptions for Units of Limited Partnership Interest made pursuant to the Public Offering of the Units of Limited Partnership Interest must be on the form provided in the Prospectus.

     The proceeds from the sale of the Units of Limited Partnership Interest pursuant to the Public Offering shall be placed in an escrow account and shall not be contributed to the capital of the Partnership prior to the termination of the Initial Offering Period (as defined in the Prospectus). If subscriptions for at least 15,000 Units of Limited Partnership Interest shall not have been received and accepted by the General Partner when the Initial Offering Period is terminated, this Agreement shall terminate, the full amount of all subscriptions shall be promptly returned to the subscribers, and the Certificate of Limited Partnership shall be canceled. If subscriptions for at least 15,000 Units of Limited Partnership Interest shall have been received and accepted by the General Partner prior to the termination of the Initial Offering Period, the proceeds thereof shall be contributed to the capital of the Partnership and the Partnership shall thereafter commence trading operations. All subscribers shall receive the interest earned on their subscriptions while held in escrow. All subscribers who have been accepted by the General Partner shall be deemed admitted as Limited Partners at the time they are reflected as such on the books and records of the Partnership.

7.   Allocation of Profits and Losses.

     (a) Capital Accounts. A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of his initial capital contribution to the Partnership.

     (b) Allocations. As of the close of business on the last day of each month during each fiscal year of the Partnership, the following determinations and allocations shall be made:

          (1) The Net Assets of the Partnership (as defined in Paragraph 7(d)(1)) before any management and incentive fees payable by the Partnership as of such date shall be determined.

          (2) Monthly management fees, if any, payable by the Partnership as of such date shall then be charged against Net Assets.

          (3)  Incentive fees, if any, shall then be charged against Net Assets.

          (4) Any increase or decrease in Net Assets as of the end of the month (after the adjustments in subparagraphs (2) and (3) above) shall then be credited or charged to the capital accounts of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

          (5) The amount of any distribution to a Partner, any amount paid to a Limited Partner on redemption of Units of Limited Partnership Interest, and any amount paid to the General Partner on redemption of Units of General Partnership Interest, shall be charged to that Partner's capital account.

     (c) Allocation of Profit and Loss for Federal Income Tax Purposes. The Partnership's realized capital gain or loss and ordinary income or loss shall be allocated among the Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts. Any Partner who redeems Units of Limited or General Partnership Interest during any fiscal year will be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the Partnership during the period that such Units of Limited or General Partnership Interest were owned by such Partner, based on the ratio that the capital accounts allocable to such acquired or redeemed Units of Limited or General Partnership Interest bear to the capital accounts allocable to all Partners' Units of Limited or General Partnership Interest for such period. Any Partner who transfers or assigns Units of Limited or General Partnership Interest during any fiscal year shall be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the Partnership through the end of the month in which notice of such transfer or assignment is given to the General Partner in accordance with Paragraph 10(b) hereof, and the transferee or assignee of such Units shall be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the Partnership commencing with the month next succeeding the month in which notice of transfer or assignment is given. The method of allocating gains and losses for tax purposes may be changed by the General Partner upon receipt of advice from counsel to the Partnership that such change is required by applicable law or regulations.

     (d)  Definitions:

          (1) Net Assets. Net Assets of the Partnership shall mean the total assets of the Partnership including all cash, plus Treasury Bills at market, accrued interest, and the market value of all open commodity positions maintained by the Partnership, less brokerage charges accrued and less all other liabilities of the Partnership, determined in accordance with generally accepted accounting principles under the accrual basis of accounting.

          (2) Net Asset Value per Unit. The Net Asset Value of each Unit of Limited Partnership Interest and each Unit of General Partnership Interest shall be determined by dividing the Net Assets of the Partnership by the aggregate number of Units of Limited and General Partnership Interest outstanding.

          (3) Capital Contributions. Capital contributions shall mean the total investment in the Partnership by a Partner or by all Partners, as the case may be.

          (4) New Trading Profits. The excess, if any, of Net Assets managed by an Advisor at the end of the fiscal period over Net Assets managed by the Advisor at the end of the highest previous fiscal period or Net Assets allocated to the Advisor at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new capital contributions, redemptions, reallocations or capital distributions, if made during the fiscal period decreased by interest or other income, not directly related to trading activity, earned on the Partnership's assets during the fiscal period, whether the assets are held separately or in margin accounts. Net Assets will also be adjusted to eliminate the effect of organizational and offering expenses.

          (5) Organizational and Offering Expenses. Organizational and offering expenses shall mean all expenses incurred by the Partnership in connection with and in preparing for registration and subsequent offering and distributing it to the public, including but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activities, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Units of Limited Partnership Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees.

          (6) Valuation Date. The date as of which the Net Assets of the Partnership are determined.

          (7)  Valuation Period. A regular period of time between Valuation
     Dates.

          (8) Advisor. Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options.

          (9) Commodity Contract. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

          (10) Pyramiding. A method of using all or a part of an unrealized profit in a commodity contract position to provide margin for any additional commodity contracts of the same or related commodities.

          (11) Sponsor. Any person directly or indirectly instrumental in organizing the Partnership or any person who will manage or participate in the management of the Partnership, including a commodity broker who pays any portion of the organizational expenses of the Partnership, the General Partner and any other person who regularly performs or selects the persons who perform services for the Partnership. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term "Sponsor" shall be deemed to include its Affiliates.

     (e) Expenses and Limitation Thereof. Subject to the limitations set forth below in this Paragraph 7(e), the Partnership shall bear all commodity brokerage fees and shall be obligated to pay all liabilities incurred by it, including, without limitation, all expenses incurred in connection with its trading activities, and any management and incentive fees. The General Partner shall bear all other operating expenses except legal, accounting, filing, data processing and reporting fees and extraordinary expenses. Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. The aggregate annual expenses of every character paid or incurred by the Partnership, including management fees, advisory fees and all other fees, except for incentive fees, commodity brokerage commissions, the actual cost of legal and audit services and extraordinary expenses, when added to the customary and routine administrative expenses of the Partnership, shall in no event exceed, on an annual basis, 1/2 of 1% of Net Assets per month. For the purpose of this limitation, customary and routine administrative expenses shall include all expenses of the Partnership other than commodity brokerage commissions, incentive fees, the actual cost of legal and audit services and extraordinary expenses. All expenses of the Partnership shall be billed directly to and paid by the Partnership. If necessary, the General Partner will reimburse the Partnership, no less frequently than quarterly, for the amount by which aggregate fees and expenses exceed, on an annual basis, 1/2 of 1% of Net Assets per month. Reimbursements to the General Partner or its affiliates shall not be allowed, except for reimbursement of actual cost of legal and audit services used for or by the Partnership and charges incidental to trading. Expenses incurred by the General Partner in connection with administration of the Partnership including but not limited to salaries, rent, travel expenses and such other items generally falling under the category of overhead, shall not be charged to the Partnership. In no event will organizational and offering expenses exceed 15% of the Partners' initial capital contributions. For this purpose, organizational and offering expenses include interest on loans from Salomon Smith Barney to the Partnership for payment of organizational and offering expenses, if any.

     (f)  Limited Liability of Limited Partners:

          (1) Each Unit of Limited Partnership Interest, when purchased by a Limited Partner, subject to the qualifications set forth below, shall be fully paid and non-assessable.

          (2) A Limited Partner will have no liability in excess of his obligation to make contributions to the capital of the Partnership and his share of the Partnership's assets and undistributed profits, subject to the qualifications provided in New York law.

     (g) Return of Limited Partners' Capital Contribution. Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption of Units of Limited Partnership Interest or shall be entitled to distributions in accordance with the terms of this Agreement, no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand and receive property other than cash.

     (h) Distributions. The General Partner shall have sole discretion in determining what distributions (other than on redemption of Units of Limited Partnership Interest), if any, the Partnership will make to its Partners. Distributions shall be pro rata in accordance with the respective capital accounts of the Partners.

8.   Management of the Partnership.

     Except as hereinafter provided, the General Partner, to the exclusion of all Limited Partners, shall conduct, manage and control the business of the Partnership including, without limitation, the investment of the funds of the Partnership. The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership. The Partnership shall not permit the limited partners to contract away the fiduciary obligation owed to the limited partners by the General Partner under common law. Except as provided herein, no Partner shall be entitled to any salary, draw or other compensation from the Partnership. Each Limited Partner hereby undertakes to advise the General Partner of such additional information as may be deemed by the General Partner to be required or appropriate to open and maintain an account or accounts with commodity brokerage firms for the purpose of trading in commodity contracts.

     The General Partner may delegate its responsibility for the investment of the Partnership's assets to one or more qualified trading advisors and may delegate trading discretion to such persons, provided that the General Partner shall retain the ability to allocate and reallocate assets among advisors and the right to override decisions and take such other actions as may be necessary or desirable to liquidate accounts or protect the Partnership. The General Partner may negotiate and enter into one or more management agreements with the advisor(s) on behalf of the Partnership. Any such agreement could obligate the Partnership to pay management and incentive fees to the advisors in amounts determined by the General Partner acting in the best interests of the Partnership; provided, however, that such fees will in no event exceed those permitted under NASAA Guidelines for the Registration of Commodity Pools (the "Guidelines") and that neither the General Partner nor any affiliate of the General Partner shall receive an incentive fee in excess of 15% of New Trading Profits or a management fee if it or any of its affiliates receives any portion of the brokerage commissions paid by the Partnership. Specifically, except to the extent permitted by future changes to the Guidelines, incentive fees paid by the Partnership to an Advisor shall never exceed 15%, increased by an additional 2% for each 1% by which the Partnership's aggregate annual expenses are reduced below 6% annually, of New Trading Profits, calculated not more often than quarterly on the Valuation Date, over the highest previous Valuation Date. The General Partner will not raise the incentive fee cap regardless of whether there is an increase in the fee cap set forth in the NASAA Guidelines for the Registration of Commodity Pool Programs while the Units of Limited Partnership Interest are registered in any jurisdiction that imposes the lower fee cap in the Guidelines as of the date of this Agreement.

     The General Partner shall monitor the trading and performance of any trading advisor for the Partnership and shall not permit the "churning" of the Partnership's account. The General Partner shall calculate the Net Assets of the Partnership daily and shall make available, upon the request of a Limited Partner, the Net Asset Value of a Unit of Limited Partnership Interest. The Partnership shall seek the best price and services available in its commodity futures brokerage transactions. The Partnership may not enter into an exclusive brokerage contract. The General Partner is authorized to enter into the Customer Agreement with Salomon Smith Barney Inc. ("Salomon Smith Barney") described in the Prospectus and to cause the Partnership to pay Salomon Smith Barney a monthly brokerage fee equal to up to .45% of month-end Net Assets (5.4% per year) (exclusive of fees incurred in connection with trading including exchange, clearing, floor brokerage, give-up and National Futures Association fees) and to negotiate Customer Agreements in the future on these or other terms. Any interest or other income derived from any portion of the Partnership's assets whether held in the Partnership's margin account or otherwise shall accrue solely to the benefit of the Partnership except as otherwise provided in the Guidelines. Neither the General Partner nor any affiliate of the General Partner shall directly or indirectly pay or award any commissions or other compensation to any person engaged to sell Units of Limited Partnership Interests or to give investment advice to a potential Limited Partner, provided, however, that neither the General Partner nor any affiliate of the General Partner is prohibited from paying to a registered broker-dealer or other properly licensed person a normal sales commission, including trail commissions, for selling Units of Limited Partnership Interest. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership including, but not limited to, the following: opening bank accounts with state or national banks; paying, or authorizing the payment of, distributions to the Partners and expenses of the Partnership, such as management fees, brokerage commissions or fees, legal and accounting fees, printing and reporting fees, and registration and other fees of governmental agencies; and investing or directing the investment of funds of the Partnership not being utilized as margin deposits. Only those goods and services enumerated in the Limited Partnership Agreement will be those provided by the General Partner to the Partnership. Except as provided in the Prospectus, the General Partner shall not take any action with respect to the assets or property of the Partnership which does not benefit the Partnership.

     The General Partner shall review, not less often than annually and to the extent practicable, the brokerage rates charged to public commodity pools which are comparable to the Partnership to determine that the brokerage fees being paid by the Partnership are competitive with such other rates. The General Partner may not rely solely on the rates charged by other major commodity pools to make its determinations. The General Partner may in its discretion, acting in the best interests of the Partnership, negotiate with Salomon Smith Barney to amend the Customer Agreement so that the Partnership is charged brokerage commissions on a round-turn basis instead of the monthly fee initially contemplated; provided that the commission rate agreed to is comparable to rates charged to comparable public commodity pools and further provided that such commissions, including pit brokerage fees will not exceed the limitation set forth in the Guidelines.

     The General Partner shall maintain a list of the names and addresses of, and interests owned by, all Partners, a copy of which shall be furnished to Limited Partners upon request either in person or by mail and upon payment of the cost of reproduction and mailing, and such other books and records relating to the business of the Partnership at the principal office of the Partnership. The General Partner shall retain such records for a period of not less than six years. The Limited Partners shall be given reasonable access to the books and records of the Partnership.

     The Partnership shall not enter into any contract with the General Partner or any of its affiliates or with any trading advisor which has a term of more than one year. The Partnership shall make no loans. Assets of the Partnership will not be commingled with assets of any other entity. Deposit of assets with a commodity broker or dealer shall not constitute commingling. Except as provided herein, no person may receive, directly or indirectly, any Net Asset fee for investment advice or management who shares or participates in any commodity brokerage commissions or fees from transactions for the Partnership; no broker (including the General Partner and its affiliates) may pay, directly or indirectly, rebates or give ups to any trading advisor; and such prohibitions shall not be circumvented by any reciprocal business arrangements. On loans made available to the Partnership by the General Partner or any of its affiliates, the lender may not receive interest in excess of its interest costs, nor may the lender receive interest in excess of the amounts that would be charged the Partnership (without reference to the lender's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose and the lender shall not receive points or other financing charges or fees regardless of the amounts.

     Subject to Paragraph 5 hereof, the General Partner may engage in other business activities and shall not be required to refrain from any other activity nor disgorge any profits from any such activity, whether as general partner of additional partnerships for investment in commodity futures contracts or otherwise. The General Partner may engage and compensate (consistent with the Guidelines) on behalf of the Partnership from funds of the Partnership, such persons, firms or corporations, including any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership.

     No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership, nor to determine any fact or circumstance bearing upon the existence of its authority.

9.   Audits and Reports to Limited Partners.

     The Partnership books and records shall be audited annually by independent accountants. The Partnership will cause each Partner to receive (i) within 90 days after the close of each fiscal year, audited financial statements including a balance sheet and statements of income and partners' equity for the fiscal year then ended, and (ii) within 75 days after the close of each fiscal year, such tax information as is necessary for him to complete his federal income tax return. In addition, within 30 days of the end of each month the Partnership will provide each Limited Partner with reports showing Net Assets and Net Asset Value per Unit of Limited and General Partnership Interest as of the end of such month, as well as information relating to the advisory and brokerage fees and other expenses incurred by the Partnership during such month. Both annual and monthly reports shall include such additional information as the Commodity Futures Trading Commission may require under the Commodity Exchange Act to be given to participants in commodity pools such as the Partnership. The General Partner shall calculate the Net Asset Value per Unit of Limited and General Partnership Interest daily and shall make such information available upon the request of a Limited Partner for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership. The General Partner will submit to state securities law administrators any information which such administrators require to be filed, including, but not limited to, copies of the annual and monthly reports to be provided to Limited Partners.

     In addition, if any of the following events occur, notice of such event shall be mailed to each Limited Partner within seven business days of the occurrence of the event: (i) a decrease in the Net Asset Value of a Unit of Limited Partnership Interest to 50% or less of the Net Asset Value most recently reported; (ii) any material change in contracts with advisors including any change in advisors or any modification in connection with the method of calculating the incentive fee; (iii) any change in commodity brokers or any change to payment or brokerage commissions on a round turn basis; (iv) any change in the General Partner; or (v) any material change in the Partnership's trading policies or in any advisor's trading strategies; and (vi) any other material change affecting the compensation of any party. Any notice sent pursuant to this paragraph will include a description of the Limited Partners' voting rights and/or redemption rights under this Agreement.

10.  Transfer and Redemption of Units.

     (a) Initial Limited Partner. As of the day after trading commences, the Initial Limited Partner may redeem his Unit for $1,000 and withdraw from the Partnership.

     (b) Transfer. Each Limited Partner expressly agrees that he will not assign, transfer or dispose of, by gift or otherwise, any of his Units of Limited Partnership interest or any part or all of his right, title and interest in the capital or profits of the Partnership without giving written notice of the assignment, transfer or disposition to the General Partner and that no assignment, transfer or disposition shall be effective against the Partnership or the General Partner until the first day of the month next succeeding the month in which the General Partner receives the written notice described below. Any assignment, transfer or disposition by an assignee of Units of Limited Partnership Interest of his interest in the capital or profits of the Partnership shall not be effective against the Partnership or the General Partner until the first day of the month next succeeding the month in which the General Partner receives the written notice described below. If the General Partner receives an opinion of counsel to the effect that a transfer should be prohibited in order to protect against treatment as a publicly traded partnership, such transfer shall be prohibited. Upon advice of counsel, the General Partner shall eliminate or modify any restrictions on substitutions or assignment at such time as the restriction is no longer necessary. If an assignment, transfer or disposition occurs by reason of the death of a Limited Partner or assignee, such written notice may be given by the duly authorized representative of the estate of the Limited Partner or assignee and shall be supported by such proof of legal authority and valid assignment as may reasonably be requested by the General Partner. The written notice required by this paragraph shall specify the name and residence address of the assignee, the date of assignment, shall include a statement by the assignee that he agrees to give the above-described written notice to the General Partner upon any subsequent assignment, and shall be signed by the assignor and assignee. The General Partner may, in its sole discretion, waive receipt of the above-described notice or waive any defect therein. Any such assignee shall become a substituted Limited Partner only upon the consent of the General Partner (which consent may only be withheld for the purpose of preserving the Partnership's tax status or to avoid adverse legal consequences to the Partnership), upon the execution of a Power of Attorney by such assignee appointing the General Partner as his attorney-in-fact in the form contained in paragraph 13 hereof. The estate or any beneficiary of a deceased Limited Partner or assignee shall have no right to withdraw any capital or profits from the Partnership except by redemption of Units of Limited Partnership Interest. Upon the death of a Limited Partner, his estate shall have any rights of inventory, accounting, appraisal or examination of Partnership records as are granted by law. A substituted Limited Partner shall have all the rights and powers and shall be subject to all the restrictions and liabilities of a Limited Partner of the Partnership. A substituted Limited Partner is also liable for the obligations of his assignor to make contributions to the Partnership, but shall not be liable for the obligations of his assignor under the Partnership Act to return distributions received by the assignor, provided, however, that a substituted Limited Partner shall not be obligated for liabilities unknown to him at the time he became a substituted Limited Partner and which could not be ascertained from this Agreement. Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without the further act or approval of any Limited Partner. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner and shall not have any of the rights of a Limited Partner except that the assignee shall be entitled to receive that share of capital or profits and shall have that right of redemption to which his assignor would otherwise have been entitled. An assigning Limited Partner shall remain liable to the Partnership as provided in the Partnership Act, regardless of whether his assignee becomes a substituted Limited Partner. The transfer of Units of Limited Partnership Interest shall be subject to all applicable securities laws. The transferor or assignor shall bear the cost related to such transfer or assignment. Certificates representing Units of Limited Partnership Interest may bear appropriate legends to the foregoing effect. Except for transfers by gift, inheritance, intrafamily transfers, family dissolutions and transfers to affiliates, no transfer may be made that results in either the transferor or the transferee holding fewer than three Units.

     (c) Redemption. After the end of three full months after the purchase of a Unit, a Limited Partner (or any assignee thereof) may withdraw some or all of his capital contribution and undistributed profits, if any, from the Partnership in multiples of the Net Asset Value of a Unit of Limited Partnership Interest (such withdrawal being herein referred to as "redemption") as of the last day of a calendar month (the "Redemption Date") after a request for redemption has been made to the General Partner; provided, that all liabilities, contingent or otherwise, of the Partnership, except any liability to Partners on account of their capital contributions, have been paid or there remains property of the Partnership sufficient to pay them. For the purpose of a redemption, any accrued liability for reimbursement of offering and organizational expenses will not reduce Net Asset Value per Unit. As used herein, "request for redemption" shall mean a written or oral request in a form specified by the General Partner received by the General Partner at least 10 days in advance of the Redemption Date. No partial redemptions are permitted if after giving effect to the redemption a Limited Partner would own fewer than three Units. Upon redemption a Limited Partner (or any assignee thereof) shall receive, per Unit of Limited Partnership Interest redeemed, an amount equal to the Net Asset Value of a Unit of Limited Partnership Interest as of the Redemption Date, less any amount owing by such Partner (and his assignee, if any) to the Partnership. If redemption is requested by an assignee, all amounts owed by the Partner to whom such Unit of Limited Partnership Interest was sold by the Partnership as well as all amounts owed by all assignees of such Unit of Limited Partnership Interest shall be deducted from the Net Asset Value of such Unit of Limited Partnership Interest upon redemption by an assignee. Payment will be made within 10 business days after the Redemption Date. The General Partner may temporarily suspend redemptions if necessary in order to liquidate commodity positions in an orderly manner, and may, in its discretion, in a particular case, permit redemptions before the end of any applicable holding period, partial redemptions, or at times other than month-end.

     The General Partner may, in its sole discretion and upon notice to the Limited Partners, declare a special redemption date on which Limited Partners may redeem their Units at Net Asset Value, provided that the Limited Partner submits a request for redemption in a form acceptable to the General Partner. The General Partner shall declare such a special redemption date whenever the Partnership experiences a decline in net asset value per unit as of the close of business on any business day to less than 50% of the net asset value per unit on the last valuation date. The Partnership shall suspend trading during such special redemption period.

11.  Public Offering of Units of Limited Partnership Interest.

     The General Partner on behalf of the Partnership shall (i) cause to be filed a Registration Statement, and such amendments thereto as the General Partner deems advisable, with the United States Securities and Exchange Commission for the registration and public offering of the Units of Limited Partnership Interest, and (ii) qualify the Units of Limited Partnership Interest for sale under the securities laws of such States of the United States or foreign countries as the General Partner shall deem advisable.

     The General Partner may make such arrangements for the sale of the Units of Limited Partnership Interest as it deems appropriate, including, without limitation, the execution on behalf of the Partnership of a selling agreement with Salomon Smith Barney as an agent of the Partnership for the offer and sale of the Units of Limited Partnership Interest as contemplated in the Prospectus.

12.  Admission of Additional Partners.

     After the Public Offering of the Units of Limited Partnership Interest has been terminated by the General Partner, no additional General Partners will be admitted to the Partnership except as described in Paragraph 17(c). The General Partner may take such actions as may be necessary or appropriate at any time to offer new Units or partial Units and to admit new Limited Partners to the Partnership. Any new Limited Partners accepted by the General Partner shall be deemed admitted as Limited Partners at the time they are reflected as such on the books and records of the Partnership.

13.  Special Power of Attorney.

     Each Limited Partner does irrevocably constitute and appoint the General Partner and each other person or entity that shall after the date of this Agreement become a general partner of the Partnership with the power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to, file and record in his behalf in the appropriate public offices and publish (i) this Agreement and Certificate of Limited Partnership including amendments and/or restatements thereto; (ii) all instruments which the General Partner deems necessary or appropriate to reflect any amendment, change or modification of the Partnership or dissolution of the Partnership in accordance with the terms of this Agreement; (iii) Certificates of Assumed Name; and (iv) Customer Agreements with Salomon Smith Barney or other commodity brokerage firms. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive and not be affected by the subsequent incapacity, disability or death of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto, acting in good faith pursuant to such Power of Attorney; provided, however, that the action taken was determined to be in the best interest of the Partnership and did not constitute negligence or misconduct of the General Partner or any successor thereto. In the event of any conflict between this Agreement and any instruments filed by such attorney pursuant to the Power of Attorney granted in this Paragraph, this Agreement shall control.

14.  Withdrawal of a Partner.

     The Partnership shall be dissolved and its affairs wound up upon the assignment by the General Partner of all of its interest in the Partnership, withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the Partnership Act (unless the Partnership in continued pursuant to Paragraph 17). The General Partner shall not withdraw from the Partnership without giving the Limited Partners one hundred twenty (120) days' prior written notice. The death, incompetency, withdrawal, insolvency or dissolution of a Limited Partner shall not (in and of itself) dissolve the Partnership, and such Limited Partner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Paragraph 10 hereof. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive, the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit; provided, however, that this waiver in no way limits the rights of the Limited Partners or their representatives to have access to the Partnership's books and records as described in Paragraph 8 hereof.

     If a General Partner withdraws as general partner and the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal. If the Partnership is continued pursuant to Paragraph 17, the General Partner will be responsible for all expenses resulting from its withdrawal or removal as a general partner. In the event of removal or withdrawal of the General Partner, the General Partner is entitled to a redemption of its interest in the Partnership at its Net Asset Value on the next Redemption Date following the date of General Partner removal or withdrawal.

15.  No Personal Liability for Return of Capital.

     The General Partner, subject to paragraph 16 hereof, shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

16.  Indemnification.

     (a) The General Partner and its Affiliates shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Partnership, the General Partner (or its affiliate) was acting on behalf of or performing services for the Partnership and such loss or liability was not the result of negligence or misconduct of the General Partner or its Affiliates. The General Partner and its Affiliates shall be indemnified by the Partnership against any losses, judgment, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the General Partner shall have determined in good faith that such course of conduct was in the best interests of the Partnership and such loss or liability was not the result of negligence or misconduct on the part of the General Partner or its Affiliates.

     (b) Notwithstanding (a) above, the General Partner and its Affiliates and any person acting as a Broker-Dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws.

     (c) The Partnership shall not incur the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

     (d)  For purposes of this Paragraph 16, the term "Affiliates" shall mean
(a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person; (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person; (c) any person, directly or indirectly, controlling, controlled by, or under common control of such person; (d) any officer, director or partner of such person; or
(e) if such person is an officer, director or partner, any person for which such person acts in such capacity.

     (e) The provision of advances from Partnership funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner or its Affiliates is prohibited.

     (f) Indemnification under this Agreement is recoverable from the assets of the Partnership and not from the Limited Partners.

17.  Amendments; Meetings.

     (a) Amendments with Consent of the General Partner. If at any time during the term of the Partnership the General Partner shall deem it necessary or desirable to amend this Agreement (including the Partnership's basic investment policies set forth in paragraph 3(b) hereof) such amendment shall be effective only if approved in writing by the General Partner and by Limited Partners owning more than 50% of the Units of Limited Partnership Interest then outstanding and if made in accordance with the Partnership Act. Any such supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Agreement. The General Partner may amend this Limited Partnership Agreement without the consent of the Limited Partners in order to (i) clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Limited Partnership Agreement and the Prospectus); (ii) delete or add any provision of or to the Limited Partnership Agreement required to be deleted or added by the staff of any federal or state agency; or (iii) make any amendment to the Limited Partnership Agreement which the General Partner deems advisable (including but not limited to amendments necessary to effect the allocations proposed herein or to change the name of the Partnership) provided that such amendment is not adverse to the Limited Partners, or is required by law.

     (b) Meetings. Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units of Limited Partnership Interest then outstanding, delivered in person or by certified mail that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each Limited Partner of record mailed within fifteen days after receipt of such request, call a meeting of the Partnership. Such meeting shall be held at least thirty but not more than sixty days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

     (c) Amendments and Actions without Consent of the General Partner. At any meeting called pursuant to Paragraph 17(b), upon the approval by an affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the outstanding Units of Limited Partnership Interest, the following actions may be taken: (i) this Agreement may be amended in accordance with the Partnership Act; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and a new general partner may be admitted immediately prior to the removal of the General Partner provided that the new general partner of the Partnership shall continue the business of the Partnership without dissolution; (iv) if the General Partner elects to withdraw from the Partnership a new general partner or general partners may be admitted immediately prior to withdrawal of the General Partner provided that the new general partner of the Partnership shall continue the business of the Partnership without dissolution; (v) any contracts with the General Partner, any of its affiliates or any commodity trading advisor to the Partnership may be terminated on sixty days' notice without penalty; and (vi) the sale of all the assets of the Partnership may be approved.

     (d) Continuation. Upon the assignment by the General Partner of all of its interest in the Partnership, the withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the Partnership Act, the Partnership is not dissolved and is not required to be wound up by reason of such event if, within 90 days after such event, all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of a successor General Partner. In the event of the withdrawal by the General Partner and the continuation of the Partnership pursuant to this paragraph, the General Partner shall pay all expenses incurred as a result of its withdrawal.

18.  Governing Law.

     The validity and construction of this Agreement shall be governed by and construed in accordance with the laws of the State of New York including, specifically, the New York Revised Uniform Partnership Act, as amended (without regard to its choice of law principles); provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 18.

19.  Miscellaneous.

     (a) Priority among Limited Partners. No Limited Partner shall be entitled to any priority or preference over any other Limited Partner with regard to the return of contributions of capital or to the distribution of any profits or otherwise in the affairs of the Partnership.

     (b) Notices. All notices under this Agreement, other than reports by the General Partner to the Limited Partners, shall be in writing and shall be effective upon personal delivery, or, if sent by registered or certified mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail. Reports by the General Partner to the Limited Partners shall be in writing and shall be sent by first class mail to the last known address of each Limited Partner.

     (c) Binding Effect. This Agreement shall inure to and be binding upon all the parties, their successors, permitted assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership records as to who are Partners and assignees and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights which they may have under Paragraph 17 hereof.

     (d) Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.

                  General Partner:               Initial Limited Partner:
                  SMITH BARNEY                   /s/ DAVID J. VOGEL
                                                 ------------------
                  FUTURES MANAGEMENT LLC         David J. Vogel

                  By: /s/ DAVID J. VOGEL
                  -------------------------
                  David J. Vogel, President      Limited Partners:
                                                 All Limited Partners now and
                                                 hereafter admitted as limited
                                                 partners of the Partnership
                                                 pursuant to powers of attorney
                                                 now and hereafter executed in
                                                 favor of and delivered to the
                                                 General Partner

                                                 By: SMITH BARNEY FUTURES
                                                 MANAGEMENT LLC
                                                 Attorney-in-Fact

                                                 By: /s/ DAVID J. VOGEL
                                                 -------------------------
                                                 David J. Vogel, President

                                                                       EXHIBIT B

                      SALOMON SMITH BARNEY DIVERSIFIED 2000
                                FUTURES FUND L.P.

                             SUBSCRIPTION AGREEMENT

Dear Sirs:

     A.   Subscriber Provisions.

     1. Subscription for Units. I subscribe for the amount indicated below of units of limited partnership interest ("Units") of SALOMON SMITH BARNEY DIVERSIFIED 2000 FUTURES FUND L.P. (the "Fund") at Net Asset Value per Unit during the Continuous Offering (as these terms are defined in the Fund's Prospectus and Disclosure Document) (with a minimum investment of $5,000, except $2,000 for employee-benefit plans, subject to higher minimums in certain states). During the Continuous Offering a subscription may be revoked by a subscriber for five business days following the investor's subscription if the General Partner determines not to offer Units as of the end of a month.

     2. Representations and Warranties. By executing this Subscription Agreement, I am not waiving any rights under the federal or state securities laws. As an inducement to the General Partner on behalf of the Fund to sell me the Units for which I have subscribed, I (either in my individual capacity or as an authorized representative of an entity, if applicable) represent and warrant to the General Partner and the Fund as follows:

          (a) I have received a copy of the Prospectus and Disclosure Document of the Fund, including the Limited Partnership Agreement (as supplemented by sticker supplements, if any) and a copy of the most recent monthly statement and annual report, if any, relating to and describing the terms and conditions of this offering of Units ("Prospectus").

          (b) I meet the applicable investor suitability requirements set forth in Exhibit C to the Prospectus, if I am a collective investment vehicle, I am in compliance with all applicable Federal regulatory requirements including the registration rules of the Commodity Futures Trading Commission and I represent that all the information set forth with respect to my financial position is correct and complete as of the date of this Subscription Agreement, and if there should be any material change in such information prior to my admission as a limited partner, I will immediately furnish such revised or corrected information to the General Partner.

          (c) I consent to the execution and delivery of the Customer Agreement between the Fund and Salomon Smith Barney Inc. ("Salomon Smith Barney") and to the payment to Salomon Smith Barney of fees as described in the Prospectus.

          (d) If I am not a citizen or resident of the United States for federal income tax purposes, I represent that I am not a dealer in commodities and I agree to pay the General Partner or Salomon Smith Barney for any taxes, including but not limited to withholding tax, imposed as a result of my status as a limited partner.

     3. Employee-Benefit Plans. The undersigned individual, employer or trustee who has investment discretion over the assets of the subscribing employee-benefit plan ("Director") represents and agrees as follows:

          (a) Either (A) or (B): (A) neither Salomon Smith Barney nor any of its employees or affiliates (i) manages any part of the investment portfolio of the subscribing employee-benefit plan (the "Plan"), or (ii) has an agreement or understanding, written or unwritten, with the Fiduciary under which the Fiduciary regularly receives information, recommendations or advice concerning investments which are used as a primary basis for the Plan's investment decisions and which are individualized to the particular needs of the Plan.

          or (B) The relationship between the Plan and Salomon Smith Barney or any of its employees or affiliates comes within (i) or (ii) above with respect to only a portion of the Plan's assets and the investment in the Fund is being made by the Fiduciary from a portion of Plan assets with respect to which such relationship does not exist.

          (b) Although a Salomon Smith Barney Financial Consultant may have suggested that the Director consider the investment in the Fund, the Director has studied the Prospectus and has made the investment decision solely on the basis of the Prospectus and without reliance on such suggestion.

          (c) The Plan is in compliance with all applicable Federal regulatory requirements.

     4. Acceptance of Limited Partnership Agreement and Power of Attorney. I apply to become a limited partner as of the date the sale of my Units becomes effective, and I agree to each and every term of the Limited Partnership Agreement as if my signature were subscribed therein.

     I irrevocably constitute and appoint Smith Barney Futures Management LLC, the General Partner of the Fund, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to execute, acknowledge, swear to, file and record on my behalf in the appropriate public offices (i) the Limited Partnership Agreement of the Fund and a Certificate of Limited Partnership, including amendments and restatements thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, modification or restatement of the Limited Partnership Agreement in accordance with the terms of the Limited Partnership Agreement, as amended, including any instruments necessary to dissolve the Fund; (iii) certificates of assumed name; and (iv) customer agreements with any commodity brokerage firm. The power of attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive the death, disability or incapacity of the undersigned.

                                 ---------------

     B. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except for matters arising under federal and state securities laws.

                                 ---------------

     C.   Risk Disclosure.

          1. Investment in the Fund is speculative and includes the risks summarized under "The Risks You Face" in the Prospectus. Each investor must be able to afford the risks of an investment in the Fund.

          2. Smith Barney Futures Management LLC, is an affiliate of Salomon Smith Barney. Salomon Smith Barney is the Selling Agent and the Commodity Broker and recipient of brokerage fees. Therefore, conflicts of interest exist as described in the Prospectus. Salomon Smith Barney will receive substantial brokerage fees from the Fund regardless of the Fund's trading performance (see "Fees and Expenses to the Fund" in the Prospectus).

          3. An Investor may redeem his Units only as of the last day of a calendar month and only after a three month holding period.

          4. The offering of Units is made solely on the information in the Prospectus and Disclosure Document including the Exhibits thereto. No person is authorized to make any other representations.

                      SALOMON SMITH BARNEY DIVERSIFIED 2000
                                                                       EXHIBIT B
                                FUTURES FUND L.P.
                                 PLEASE COMPLETE

SUBSCRIPTION AMOUNT (MINIMUM $5,000, EXCEPT $2,000 FOR EMPLOYEE- BENEFIT PLANS INCLUDING IRAS. SUBJECT TO HIGHER MINIMUMS IN CERTAIN STATES. SEE EXHIBIT C-- SUITABILITY REQUIREMENTS.)



$
--------------------------------------------------------------------------------

                       SALOMON SMITH BARNEY ACCOUNT NUMBER

         Account Name      _____________________________________
         State or Country  _____________________________________
         of Residence      _____________________________________

                      CIRCLE APPLICABLE ACCOUNT TYPE BELOW

                1 Individual Account    3 Corporation    6 IRA, Keogh, SEP
                2 Joint Account         4 Partnership    7 Employee Benefit Plan
                                        5 Trust          8 Other __________

                                     PAYMENT

Payment for subscriptions may be made by authorizing your financial consultant to debit your Salomon Smith Barney Inc. securities account in the amount of your subscription. Subscribers who authorize Salomon Smith Barney Inc. to debit their securities account must have their subscription payment in their account on the specified settlement date. The account will be debited on the settlement date which will occur not later than 5 business days following notification to Salomon Smith Barney Inc. and the investor of the acceptance of the subscription.

                                    SIGNATURE

If joint ownership, all parties must sign. If fiduciary, partnership or corporation, indicate title of signatory under signature lines.

                ------------------------------      -----------------------
                             Date                             Date

                ------------------------------      -----------------------
                    Subscriber's Signature          Subscriber's Signature

                ------------------------------      -----------------------
                     Title (if applicable)           Title (if applicable)

                           BRANCH MANAGER ATTESTATION

I have received all documents required to open this account and acknowledge the suitability of this investment for the client pursuant to Paragraphs (b)(2)(B) and (b)(3)(D) of the NASD's Conduct Rule 2810, which sections require that (i) in recommending the purchase of Units, the selling agent determine the suitability of the Subscriber and maintain records containing the basis of the suitability determination; and (ii) prior to executing a purchase of Units, the selling agent inform the subscriber of facts relating to the liquidity and marketability of the Units. If the account is a partnership or trust, I acknowledge that my review of the partnership or trust allows investments in limited partnerships whose principal business is in futures trading.

Branch Manager's Signature_____________________________________

Print BOM Name: _______________________________________________

________________________________________________________________________________

FOR BRANCH USE PLEASE COMPLETE
ENTER IOI FOR SECURITY NO. (CHECK ONE): ___________ 8952000 ___________ 8952005
___________

         ________________________________  __________________  _________________
            Financial Consultant Name         Telephone No.        Wire Code

                    Send completed Subscription Agreement to:

                       Smith Barney Futures Management LLC
                        388 Greenwich Street -- 7th Floor
                            New York, New York 10013
                               TEL (212) 723-5424

                       Photocopies or faxes not acceptable


       Subscription Agreement to Prospectus and Disclosure Document dated
                                 April 30, 2002

                                                                       EXHIBIT C

                            SUITABILITY REQUIREMENTS

     (a) I understand that a subscriber must have (i) net worth of at least $150,000 (exclusive of home, furnishings and automobiles), or (ii) net worth of at least $45,000 (exclusive of home, furnishings and automobiles) and an annual income of $45,000. I understand that certain states impose more restrictive investment requirements than the foregoing.

     (b) I understand that the investment requirements as to net worth ("NW") (exclusive of home, furnishings and automobiles) and past and anticipated annual income ("AI") or taxable income ("TI") set forth below opposite the state in which I am a resident apply to my subscription:

      Alaska........   $225,000 NW or $75,000 NW and $75,000 AI
      Arizona.......   $225,000 NW and (1) or $75,000 NW and $75,000 AI and (1)
      California....   $250,000 NW or $100,000 NW and $65,000 AI
      Iowa..........   $225,000 NW and (1) or $75,000 NW and $75,000 AI and (1)
      Maine.........   $200,000 NW or $50,000 NW and $50,000 AI
      Massachusetts.   $225,000 NW or $60,000 NW and $60,000 AI
      Michigan......   $225,000 NW and (1) or $60,000 NW and $60,000 AI and (1)
      Minnesota.....   $225,000 NW or $60,000 NW and $60,000 AI
      Mississippi...   $225,000 NW and $60,000 AI
      Missouri......   $225,000 NW or $75,000 NW and $75,000 AI
      North Carolina   $225,000 NW or $60,000 NW and $60,000 TI
      Oregon........   $225,000 NW or $60,000 NW and $60,000 TI
      Pennsylvania..   $175,000 NW and (2) or $100,000 NW and $50,000 AI and (2)
      South Dakota..   $225,000 NW or $60,000 NW and $60,000 Annual Gross Income
      Tennessee.....   $225,000 NW or $60,000 NW and $60,000 AI
      Texas.........   $225,000 NW or $60,000 NW and $60,000 TI

----------

(1) In addition, my investment will represent no more than 10% of my net worth less the value of any other investments in limited partnership interests.

(2) In addition, if my net worth is less than $1,000,000, my investment will represent no more than 10% of my net worth less the value of any other investments in limited partnership interests.

     (c) [Iowa Individual Retirement Accounts only]. I understand that my investment in the Partnership must be for a minimum of $3,000.

     (d) [For all Maine Residents including employee-benefit plans]. Your investment in the Partnership, whether in the initial or continuous offering, must be for a minimum of $5,000.

     (e) [Ohio Residents only]. I understand that my investment will represent no more than 10% of my net worth less the value of any other investment in limited partnership interests.

     (f) [For Arizona, New Mexico and South Dakota investors]. IN THE CASE OF SALES TO FIDUCIARY ACCOUNTS, THE MINIMUM INCOME AND NET WORTH STANDARDS FOR ARIZONA, NEW MEXICO AND SOUTH DAKOTA AS SPECIFIED IN ITEM (b) ABOVE SHALL BE MET BY THE BENEFICIARY, THE FIDUCIARY ACCOUNT, OR BY THE DONOR OR GRANTOR WHO DIRECTLY OR INDIRECTLY SUPPLIES THE FUNDS TO PURCHASE THE UNITS IF THE DONOR OR GRANTOR IS THE FIDUCIARY.

                                                                  EXECUTION COPY

                      SALOMON SMITH BARNEY DIVERSIFIED 2000
                                FUTURES FUND L.P.

                             SUBSCRIPTION AGREEMENT

Dear Sirs:

     A.   Subscriber Provisions.

     1. Subscription for Units. I subscribe for the amount indicated below of units of limited partnership interest ("Units") of SALOMON SMITH BARNEY DIVERSIFIED 2000 FUTURES FUND L.P. (the "Fund") at Net Asset Value per Unit during the Continuous Offering (as these terms are defined in the Fund's Prospectus and Disclosure Document) (with a minimum investment of $5,000, except $2,000 for employee-benefit plans, subject to higher minimums in certain states). During the Continuous Offering a subscription may be revoked by a subscriber for five business days following the investor's subscription if the General Partner determines not to offer Units as of the end of a month.

     2. Representations and Warranties. By executing this Subscription Agreement, I am not waiving any rights under the federal or state securities laws. As an inducement to the General Partner on behalf of the Fund to sell me the Units for which I have subscribed, I (either in my individual capacity or as an authorized representative of an entity, if applicable) represent and warrant to the General Partner and the Fund as follows:

          (a) I have received a copy of the Prospectus and Disclosure Document of the Fund, including the Limited Partnership Agreement (as supplemented by sticker supplements, if any) and a copy of the most recent monthly statement and annual report, if any, relating to and describing the terms and conditions of this offering of Units ("Prospectus").

          (b) I meet the applicable investor suitability requirements set forth in Exhibit C to the Prospectus, if I am a collective investment vehicle, I am in compliance with all applicable Federal regulatory requirements including the registration rules of the Commodity Futures Trading Commission and I represent that all the information set forth with respect to my financial position is correct and complete as of the date of this Subscription Agreement, and if there should be any material change in such information prior to my admission as a limited partner, I will immediately furnish such revised or corrected information to the General Partner.

          (c) I consent to the execution and delivery of the Customer Agreement between the Fund and Salomon Smith Barney Inc. ("Salomon Smith Barney") and to the payment to Salomon Smith Barney of fees as described in the Prospectus.

          (d) If I am not a citizen or resident of the United States for federal income tax purposes, I represent that I am not a dealer in commodities and I agree to pay the General Partner or Salomon Smith Barney for any taxes, including but not limited to withholding tax, imposed as a result of my status as a limited partner.

     3. Employee-Benefit Plans. The undersigned individual, employer or trustee who has investment discretion over the assets of the subscribing employee-benefit plan ("Director") represents and agrees as follows:

          (a) Either (A) or (B): (A) neither Salomon Smith Barney nor any of its employees or affiliates (i) manages any part of the investment portfolio of the subscribing employee-benefit plan (the "Plan"), or (ii) has an agreement or understanding, written or unwritten, with the Fiduciary under which the Fiduciary regularly receives information, recommendations or advice concerning investments which are used as a primary basis for the Plan's investment decisions and which are individualized to the particular needs of the Plan.

          or (B) The relationship between the Plan and Salomon Smith Barney or any of its employees or affiliates comes within (i) or (ii) above with respect to only a portion of the Plan's assets and the investment in the Fund is being made by the Fiduciary from a portion of Plan assets with respect to which such relationship does not exist.

          (b) Although a Salomon Smith Barney Financial Consultant may have suggested that the Director consider the investment in the Fund, the Director has studied the Prospectus and has made the investment decision solely on the basis of the Prospectus and without reliance on such suggestion.

          (c) The Plan is in compliance with all applicable Federal regulatory requirements.

     4. Acceptance of Limited Partnership Agreement and Power of Attorney. I apply to become a limited partner as of the date the sale of my Units becomes effective, and I agree to each and every term of the Limited Partnership Agreement as if my signature were subscribed therein.

     I irrevocably constitute and appoint Smith Barney Futures Management LLC, the General Partner of the Fund, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to execute, acknowledge, swear to, file and record on my behalf in the appropriate public offices (i) the Limited Partnership Agreement of the Fund and a Certificate of Limited Partnership, including amendments and restatements thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, modification or restatement of the Limited Partnership Agreement in accordance with the terms of the Limited Partnership Agreement, as amended, including any instruments necessary to dissolve the Fund; (iii) certificates of assumed name; and (iv) customer agreements with any commodity brokerage firm. The power of attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive the death, disability or incapacity of the undersigned.

                                 ---------------

     B. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except for matters arising under federal and state securities laws.

                                 ---------------

     C.   Risk Disclosure.

          1. Investment in the Fund is speculative and includes the risks summarized under "The Risks You Face" in the Prospectus. Each investor must be able to afford the risks of an investment in the Fund.

          2. Smith Barney Futures Management LLC, is an affiliate of Salomon Smith Barney. Salomon Smith Barney is the Selling Agent and the Commodity Broker and recipient of brokerage fees. Therefore, conflicts of interest exist as described in the Prospectus. Salomon Smith Barney will receive substantial brokerage fees from the Fund regardless of the Fund's trading performance (see "Fees and Expenses to the Fund" in the Prospectus).

          3. An Investor may redeem his Units only as of the last day of a calendar month and only after a three month holding period.

          4. The offering of Units is made solely on the information in the Prospectus and Disclosure Document including the Exhibits thereto. No person is authorized to make any other representations.

                      SALOMON SMITH BARNEY DIVERSIFIED 2000

                                FUTURES FUND L.P.
                                 PLEASE COMPLETE

SUBSCRIPTION AMOUNT (MINIMUM $5,000, EXCEPT $2,000 FOR EMPLOYEE- BENEFIT PLANS INCLUDING IRAS. SUBJECT TO HIGHER MINIMUMS IN CERTAIN STATES. SEE EXHIBIT C-- SUITABILITY REQUIREMENTS.)


$
                                  -------------------------------------------
                                      SALOMON SMITH BARNEY ACCOUNT NUMBER

         Account Name       _______________________________________
         State or Country   _______________________________________
         of Residence       _______________________________________

                      CIRCLE APPLICABLE ACCOUNT TYPE BELOW

                1 Individual Account    3 Corporation    6 IRA, Keogh, SEP
                2 Joint Account         4 Partnership    7 Employee Benefit Plan
                                        5 Trust          8 Other __________

                                     PAYMENT

Payment for subscriptions may be made by authorizing your financial consultant to debit your Salomon Smith Barney Inc. securities account in the amount of your subscription. Subscribers who authorize Salomon Smith Barney Inc. to debit their securities account must have their subscription payment in their account on the specified settlement date. The account will be debited on the settlement date which will occur not later than 5 business days following notification to Salomon Smith Barney Inc. and the investor of the acceptance of the subscription.

                                    SIGNATURE

If joint ownership, all parties must sign. If fiduciary, partnership or corporation, indicate title of signatory under signature lines.

                ------------------------------      -----------------------
                             Date                             Date

                ------------------------------      -----------------------
                    Subscriber's Signature          Subscriber's Signature

                ------------------------------      -----------------------
                     Title (if applicable)           Title (if applicable)

                           BRANCH MANAGER ATTESTATION

I have received all documents required to open this account and acknowledge the suitability of this investment for the client pursuant to Paragraphs (b)(2)(B) and (b)(3)(D) of the NASD's Conduct Rule 2810, which sections require that (i) in recommending the purchase of Units, the selling agent determine the suitability of the Subscriber and maintain records containing the basis of the suitability determination; and (ii) prior to executing a purchase of Units, the selling agent inform the subscriber of facts relating to the liquidity and marketability of the Units. If the account is a partnership or trust, I acknowledge that my review of the partnership or trust allows investments in limited partnerships whose principal business is in futures trading.

Branch Manager's Signature _____________________________________

Print BOM Name: ________________________________________________

________________________________________________________________________________

FOR BRANCH USE PLEASE COMPLETE

ENTER IOI FOR SECURITY NO. (CHECK ONE): ___________ 8952000  ___________ 8952005

         ________________________________  __________________  _________________
            Financial Consultant Name         Telephone No.        Wire Code

                    Send completed Subscription Agreement to:

                       Smith Barney Futures Management LLC
                        388 Greenwich Street -- 7th Floor
                            New York, New York 10013
                               TEL (212) 723-5424

                       Photocopies or faxes not acceptable


       Subscription Agreement to Prospectus and Disclosure Document dated
                                 April 30, 2001

                                     PART II

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Printing Expenses .................................................     $50,000*
Legal Fees ........................................................    $125,000*
Blue Sky Fees and Expenses (excluding legal fees) .................     $50,000
Accounting Fees ...................................................     $25,000*
Marketing .........................................................     $50,000*
                                                                       ---------
         Total ....................................................    $300,000*
                                                                       =========
-----------
*Estimated

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 16 of the Limited Partnership Agreement (attached as Exhibit A to the Prospectus which forms a part of this Registration Statement) provides for indemnification of the General Partner, its officers, directors, stockholders, employees and controlling persons. The General Partner and its Affiliates shall be indemnified by the Partnership against any losses, judgment, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the General Partner shall have determined in good faith that such course of conduct was in the best interest of the Partnership and such loss or liability was not the result of negligence or misconduct on the part of the General Partner or its Affiliates. Notwithstanding the foregoing, the Registrant is not permitted to indemnify the General Partner or its affiliates for liabilities resulting from a violation of the Securities Act of 1933 or any State securities law in connection with the offer or sale of the Units of limited partnership interest.

         Section 5 of the Selling Agreement provides for indemnification of the Registrant by Salomon Smith Barney against any and all loss, liability, claim, damage and expense arising out of or based upon any untrue or alleged untrue statement of material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any related sales material used by Salomon Smith Barney in connection with this offering of Units, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that such statement or omission was made in reliance upon and in conformity with information furnished to the Registrant by Salomon Smith Barney, expressly for use in any preliminary prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereto.

         Section 7 of the Customer Agreement provides for indemnification of Salomon Smith Barney by the Registrant against any loss, liability, damage, cost, expense (including attorneys' fees and accountants' fees), judgments and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit or proceeding if Salomon Smith Barney acted in good faith and in a manner it reasonably believed to be in the best interest of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter which as to Salomon Smith Barney constituted negligence, misconduct or breach of its fiduciary obligations to the Registrant, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, Salomon Smith Barney is fairly and reasonably entitled to indemnification for such expenses which such court shall deem proper, and further provided that no indemnification shall be available from the Registrant if such indemnification is prohibited by Section 16 of the Limited Partnership Agreement.

         Section 6 of each of the Management Agreements provides for indemnification by the General Partner of the Advisor for any loss, liability, damage, cost, expense (including without limitation, attorneys' and accountants' fees), judgments and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit or proceeding if the Advisor acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, and provided that its conduct did not constitute negligence, intentional misconduct, or a breach of its fiduciary obligations to the Registrant's commodity trading advisor, unless and only to the extent that the court or administrative forum in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Advisor is fairly and reasonably entitled to indemnity for such expenses which such court or administrative forum shall deem proper, and further provided that no indemnification shall be available from the Registrant if such indemnification is prohibited by Section 16 of the Limited Partnership Agreement.

         The agreements filed as Exhibits 1.1, 10.1, 10.4, 10.5, 10.6, 10.7 and 10.8 contain certain indemnity provisions.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

         On August 25, 1999, Registrant sold one Unit of Limited Partnership Interest to David J. Vogel for $1,000. No underwriting or sales commissions were paid in connection with this sale. The Registrant claims an exemption from registration based on Section 4(2) of the Securities Act of 1933 as a sale not involving a public offering.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)      EXHIBITS:
1.1                   --   Form of Selling Agreement between Registrant and
                           Salomon Smith Barney Inc.*
3.1                   --   Limited Partnership Agreement (included as Exhibit
                           A to the Prospectus)
3.2                   --   Certificate of Limited Partnership of Registrant*
4.1                   --   Specimen of Unit Certificate*
5.1                   --   Opinion of Willkie Farr & Gallagher relating to the
                           legality of the Units*
8.1                   --   Tax Opinion of Willkie Farr & Gallagher
10.1                  --   Form of Customer Agreement between Registrant and
                           Salomon Smith Barney Inc.*

10.2                  --   Form of Subscription Agreement (included as Exhibit
                           B to the Prospectus)
10.3                  --   Form of Escrow Agreement between Smith Barney Futures
                           Management LLC and the Escrow Agent relating to the
                           escrow of subscription funds*
10.4                  --   Management Agreement between Smith Barney Futures
                           Management LLC and Beacon Management Corp.*
10.5                  --   Management Agreement between Smith Barney Futures
                           Management LLC and Graham Capital Management, L.P.*
10.6                  --   Management Agreement between Smith Barney Futures
                           Management LLC and Campbell & Company, Inc.*
10.7                  --   Management Agreement between Smith Barney Futures
                           Management LLC and Rabar Market Research, Inc.*
10.8                  --   Management Agreement between Smith Barney Futures
                           Management LLC and Aspect Capital Limited
23.1                  --   Consent of Independent Accountants from
                           PricewaterhouseCoopers LLP (included in Part II of
                           this Registration Statement)
23.2                  --   Consent of Independent Accountants from KPMG LLP
                           (included in Part II of this Registration Statement)
23.3                  --   Consent of Counsel (included in Part II of this
                           Registration Statement)
--------------
*        Previously filed

(b)      FINANCIAL STATEMENT SCHEDULES:

Not Applicable.

ITEM 17.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993 (the "Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 29th day of April, 2002.

                                         SALOMON SMITH BARNEY
                                         DIVERSIFIED 2000 FUTURES FUND L.P.
                                         By SMITH BARNEY FUTURES MANAGEMENT LLC
                                         (General Partner)

                                         By /s/  David J. Vogel
                                            -------------------
                                            David J. Vogel
                                            President and Director

         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



                       Signature                            Title                        Date
        ----------------------------------       ----------------------------      ------------------

        SMITH BARNEY FUTURES                       General Partner                 April 29, 2002
        MANAGEMENT LLC

                 /s/ David J. Vogel
            ----------------------------           President and Director          April 29, 2002
                   David J. Vogel


               /s/ Steven J. Keltz                 Secretary and Director          April 29, 2002
            ----------------------------
                  Steven J. Keltz


                /s/ Maureen O'Toole                Senior Vice President and       April 29, 2002
            ----------------------------           Director
                 Maureen O'Toole


            /s/ Daniel R. McAuliffe, Jr.           Chief Financial Officer and     April 29, 2002
            ----------------------------           Director
              Daniel R. McAuliffe, Jr.


                 /s/ Shelley Ullman                Senior Vice President and       April 29, 2002
            -----------------------------          Director
                  Shelley Ullman




                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                                              EXHIBIT
----------          ---------------------------------------------------------------------

1.1                 --     Form of Selling Agreement between Registrant and Salomon Smith
                            Barney Inc.*
3.1                 --     Limited Partnership Agreement (included as Exhibit A to the
                            Prospectus)
3.2                 --     Certificate of Limited Partnership of Registrant*
4.1                 --     Specimen of Unit Certificate*
5.1                 --     Opinion of Willkie Farr & Gallagher relating to the legality of the Units*
8.1                 --     Tax Opinion of Willkie Farr & Gallagher
10.1                --     Form of Customer Agreement between Registrant and Salomon Smith
                            Barney Inc.*
10.2                --     Form of Subscription Agreement (included as Exhibit B to the
                            Prospectus)
10.3                --     Form of Escrow Agreement between Smith Barney Futures
                            Management LLC and the Escrow Agent relating to the escrow of subscription funds*



EXHIBIT
NUMBER                                              EXHIBIT
----------          ---------------------------------------------------------------------

10.4                --     Management Agreement between Smith Barney Futures
                           Management LLC and Beacon Management Corp.*
10.5                --     Management Agreement between Smith Barney Futures
                           Management LLC and Graham Capital Management, L.P.*
10.6                --     Management Agreement between Smith Barney Futures
                           Management LLC and Campbell & Company, Inc.*
10.7                --     Management Agreement between Smith Barney Futures
                           Management LLC and Rabar Market Research, Inc.*
10.8                --     Management Agreement between Smith Barney Futures
                           Management LLC and Aspect Capital Limited
23.1                --     Consent of Independent Accountants from
                           PricewaterhouseCoopers LLP (included in Part II
                           of this Registration Statement)
23.2                --     Consent of Independent Accountants from KPMG LLP
                           (included in Part II of this Registration Statement)
23.3                --     Consent of Counsel (included in Part II of this
                           Registration Statement)

-------------

*        Previously filed